                                                THIS FILING IS MADE PURSUANT
                                                TO RULE 424(b)(5) UNDER
                                                THE SECURITIES ACT OF
                                                1933 IN CONNECTION WITH
                                                REGISTRATION NO. 333-67964

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS ARE NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS SUPPLEMENT (Subject to Completion)            Issued November 5, 2001
(To Prospectus dated November 5, 2001)

                                  $150,000,000

                          [INDYMAC BANCORP, INC. LOGO]

                            IndyMac Capital Trust I
         Warrants and Income Redeemable Equity Securities (WIRES) Units
                            ------------------------

EACH UNIT BEING OFFERED CONSISTS OF:

- A PREFERRED SECURITY ISSUED BY INDYMAC CAPITAL TRUST I (THE TRUST), HAVING A STATED LIQUIDATION AMOUNT OF $50, REPRESENTING AN UNDIVIDED BENEFICIAL INTEREST IN THE ASSETS OF THE TRUST, WHICH ASSETS CONSIST SOLELY OF SUBORDINATED DEBENTURES ISSUED BY INDYMAC BANCORP, INC., A STATED MATURITY OF
  NOVEMBER   , 2031 AND, AT ANY TIME, AN ACCRETED VALUE AS DESCRIBED HEREIN; AND

- A WARRANT TO PURCHASE              SHARES OF COMMON STOCK OF INDYMAC AT ANY
  TIME PRIOR TO THE CLOSE OF BUSINESS ON SEPTEMBER   , 2031 AT AN EXERCISE PRICE
  THAT WILL INITIALLY BE $         AND WILL ACCRETE ON A DAILY BASIS TO $50 ON
  THE EXPIRATION DATE.
                            ------------------------
THE PREFERRED SECURITY AND WARRANT COMPONENTS OF EACH UNIT MAY BE SEPARATED BY THE HOLDER AND TRANSFERRED SEPARATELY AND MAY THEREAFTER BE RECOMBINED TO FORM A UNIT.
                            ------------------------
THESE SECURITIES ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A DEPOSITORY INSTITUTION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.
                            ------------------------
INVESTING IN THE UNITS INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE
S-11.
                            ------------------------
THE UNITS MAY NOT BE REDEEMED PRIOR TO NOVEMBER   , 2006, EXCEPT UPON THE
OCCURRENCE OF SPECIFIED EVENTS. THEREAFTER, INDYMAC MAY REDEEM THE WARRANTS IN WHOLE BUT NOT IN PART FOR CASH EQUAL TO THE WARRANT VALUE (THE DIFFERENCE BETWEEN $50 AND THE EXERCISE PRICE OF THE WARRANT) IF THE CLOSING PRICE OF
INDYMAC COMMON STOCK HAS EXCEEDED $    PER SHARE, SUBJECT TO ADJUSTMENT, FOR AT
LEAST 20 TRADING DAYS WITHIN THE IMMEDIATELY PRECEDING 30 TRADING DAYS AND ON THE DAY ON WHICH INDYMAC MAKES SUCH ELECTION, AND CERTAIN CONDITIONS ARE SATISFIED. IN SUCH EVENT A WARRANT HOLDER MAY EITHER EXERCISE THE WARRANT OR RECEIVE REDEMPTION PROCEEDS EQUAL TO THE WARRANT VALUE.

IN CONNECTION WITH A REDEMPTION, INDYMAC IS OBLIGATED TO SEEK A REMARKETING OF THE PREFERRED SECURITIES AT A PRICE EQUAL TO THEIR ACCRETED VALUE. IF THE WARRANT HOLDER CHOOSES TO EXERCISE THE WARRANT AND IS A UNIT HOLDER, THE PROCEEDS FROM A SUCCESSFUL CONTEMPORANEOUS REMARKETING OF THE RELATED PREFERRED SECURITY MAY BE APPLIED TO PAY THE WARRANT EXERCISE PRICE.

THE PREFERRED SECURITIES ARE GUARANTEED TO THE EXTENT DESCRIBED IN THIS PROSPECTUS SUPPLEMENT BY INDYMAC.

INDYMAC COMMON STOCK TRADES ON THE NEW YORK STOCK EXCHANGE UNDER THE SYMBOL "NDE." ON NOVEMBER 2, 2001, THE CLOSING PRICE OF THE COMMON STOCK WAS $26.55 PER SHARE. INDYMAC INTENDS TO APPLY TO LIST THE UNITS ON THE NEW YORK STOCK EXCHANGE. INDYMAC DOES NOT EXPECT TO APPLY TO LIST SEPARATELY THE PREFERRED SECURITIES OR THE WARRANTS ON ANY EXCHANGE.
                            ------------------------

                               PRICE $50 PER UNIT
                            ------------------------

                                                                              UNDERWRITING
                                                                PRICE TO     DISCOUNTS AND      PROCEEDS TO
                                                               PUBLIC(1)     COMMISSIONS(2)   ISSUERS (1)(2)
                                                              ------------   --------------   ---------------

Per Unit....................................................        $50.00               $                $
Total.......................................................  $150,000,000               $                $

------------
(1) Plus accumulated distributions and accreted discount on the preferred
    securities, if any, from November   , 2001.

(2) IndyMac will pay all underwriting discounts and commissions.

The underwriters have been given an option to purchase up to an additional 450,000 units for $50 per unit and accumulated distributions and accreted discount, if any, within 30 days from the date of this prospectus supplement to cover over-allotments.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Morgan Stanley & Co. Incorporated expects to deliver the units to purchasers on
November   , 2001.
                            ------------------------

MORGAN STANLEY
                              MERRILL LYNCH & CO.
                                                    UBS WARBURG
November  , 2001

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
PROSPECTUS SUPPLEMENT
Prospectus Supplement Summary.........   S-3
Summary Consolidated Financial Data of
  IndyMac Bancorp, Inc................  S-10
Risk Factors..........................  S-11
Use of Proceeds.......................  S-19
Accounting Treatment..................  S-19
Price Range of IndyMac Common Stock...  S-20
Dividend Policy.......................  S-20
Capitalization........................  S-21
Business..............................  S-22
Management............................  S-29
IndyMac Capital Trust I...............  S-32
Description of the Units..............  S-33
Description of the Warrants...........  S-37
Description of the Preferred
  Securities..........................  S-46
Description of the Debentures.........  S-60
Description of the Guarantee..........  S-69
Relationship Among the Preferred
  Securities, the Debentures and the
  Guarantee...........................  S-70
Book-Entry Issuance...................  S-71
Material United States Federal Income
  Tax Consequences....................  S-74
ERISA Considerations..................  S-81
Underwriters..........................  S-85
Legal Matters.........................  S-86
Experts...............................  S-86

                                        PAGE
                                        ----
PROSPECTUS
About This Prospectus.................     1
Where You Can Find More Information...     1
Incorporation of Certain Information
  by Reference........................     1
Forward-Looking Statements............     2
IndyMac Bancorp, Inc..................     3
Regulatory Matters....................     4
The Trusts............................     5
Use of Proceeds.......................     6
Ratio of Earnings to Fixed Charges....     7
Description of Common Stock...........     7
Description of Securities Warrants....     9
Description of Junior Subordinated
  Debt Securities.....................    12
Description of Trust Preferred
  Securities..........................    24
Common Securities.....................    35
Description of Guarantees.............    35
Relationship Among Trust Preferred
  Securities, Corresponding Junior
  Subordinated Debt Securities and
  Guarantees..........................    38
Global Securities.....................    40
Plan of Distribution..................    44
Legal Matters.........................    45
Experts...............................    45

     You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. The Trust and IndyMac have not authorized anyone to provide you with any other information. The Trust and IndyMac are offering to sell the units, and are seeking offers to buy the units, only in jurisdictions where offers and sales are permitted. In this prospectus supplement, references to the "Trust" mean IndyMac Capital Trust I and references to "IndyMac" or "we" mean IndyMac Bancorp, Inc. as a separate company, rather than IndyMac Bancorp, Inc. and its subsidiaries, unless the context indicates otherwise.

     Except as otherwise noted, the discussion in this prospectus supplement assumes that the underwriters will only purchase 3,000,000 units and will not purchase any additional units pursuant to their over-allotment option.

     The distribution of this prospectus supplement and the accompanying prospectus and the offering of the units and the common stock issuable upon the exercise of the warrants included in the units may be restricted by law in certain jurisdictions. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of the units and the distribution of this prospectus supplement and the accompanying prospectus outside the United States.

     "Warrants and Income Redeemable Equity Securities" and "WIRES" are service marks of Morgan Stanley.

                         PROSPECTUS SUPPLEMENT SUMMARY

     The following summary is qualified in its entirety by the more detailed information and financial statements, including the notes thereto, included or incorporated by reference in this prospectus supplement. Unless otherwise specified, all information herein assumes no exercise of the underwriters' over-allotment option.

                             INDYMAC BANCORP, INC.

     We are a leading technology based mortgage banker with proprietary, award-winning systems to facilitate, among other things, automated underwriting and risk-based pricing of mortgages on a nationwide basis. Our mortgage banking group offers multi-channel distribution of its mortgage products and services through a nationwide network of mortgage brokers, mortgage bankers and community financial institutions in addition to programs offered directly to consumers and through realtors and home builders. We also provide community lending services through a limited Southern California branch system.

     With $2.8 billion in deposits at September 30, 2001, we are FDIC-insured and offer a full array of Web-enhanced banking services in addition to our core mortgage products and services and provide commercial loans to homebuilders for the purpose of constructing new single-family residences. Our total third quarter annualized mortgage loan production approximates $18 billion with year-to-date Internet production totalling $10 billion.

     Our strategy is to use our superior expertise to maintain a leadership position in the mortgage lending market. We believe we can achieve this strategy through:

     - Building size and scale -- leveraging technology across multiple channels

     - Effectively utilizing and enhancing a platform that is among the most scalable and lowest-cost

     - Achieving diversity in financing sources and origination and distribution channels

     - Employing effective interest rate risk management and hedging procedures, as well as credit loss prevention and mitigation techniques

                              RECENT DEVELOPMENTS

     On October 18, 2001 IndyMac Bancorp, Inc. reported third quarter net earnings of $34.5 million, or $0.55 per diluted share. The earnings per share reflect an increase of 57% in comparison with $0.35 per diluted share on a recurring basis (not including certain non-recurring acquisition and stock option costs incurred in 2000) for the third quarter of 2000. Highlights of the quarter include:

     - EPS of $0.55, up 57% over $0.35 in prior year and up 15% from the second quarter

     - Earnings of $34.5 million, up 47% over $23.5 million in prior year on a recurring basis and up 14% over the second quarter

     - Mortgage production of $4.4 billion, up 79% over prior year volume of $2.5 billion

     - Increased loan sale volume resulted in increased gain on sale of mortgage loans, while the pipeline of loans in process of $3.9 billion reflects an increase of 21% over the June 30, 2001 level

     - Net interest margin of 3.20% for the quarter reflects improvement over net interest margin of 3.13% for the second quarter of this year

     - Ratio of non-performing assets to total assets continues downward trend to 1.61%, from 1.75% at June 30, 2001 and 2.19% at September 30, 2000

     - Return on equity of 18.2%, up 56% from 11.7% in prior year

     - Wholesale financing reduced to 26% of total borrowings

     - Retained earnings strengthens capital position -- book value per share increased to $12.73 and excess capital increased to $143 million

                                  THE OFFERING

SECURITIES OFFERED............   3,000,000 units consisting of:

                                      - a preferred security having a stated
                                        liquidation amount of $50; and

                                      - a warrant to purchase at any time prior
                                        to September   , 2031,           shares
                                        (subject to antidilution adjustments) of our common stock.

                                 To exercise the warrants, a holder must tender the warrant together with its exercise price at such date or, in connection with an exercise in lieu of redemption, at the exercise price described below under "Warrant Exercise Price."

                                 The preferred securities represent an undivided beneficial interest in the assets of IndyMac Capital Trust I, which consist solely of junior subordinated debentures issued by IndyMac. The debentures will have a principal amount at maturity of $50.

                                 At any time after the issuance of the units, the preferred security and the warrant components of each unit may be separated by the holder and transferred separately. Thereafter, a separated warrant and preferred security may be combined to form a unit.

MATURITY OF DEBENTURES........   November   , 2031.

EXPIRATION OF WARRANTS........   September   , 2031.

DISTRIBUTION DATES............   February    , May    , August    , and November
                                    of each year, beginning on February    ,
                                 2002. Distributions on the preferred securities will be made to the extent we make corresponding interest payments on the debentures.

DISTRIBUTION RATE.............        % per year on the stated liquidation
                                 amount of the preferred securities, subject to reset upon a remarketing to the reset rate on the accreted value as of the end of the day next preceding the remarketing date. The distribution rate on the preferred securities corresponds to the interest rate on the debentures.

DEFERRAL OF PAYMENTS..........   So long as we are not in default in the payment
                                 of interest on the debentures and so long as a failed remarketing has not occurred, we will have the right, at any time, and from time to time during the term of the debentures to defer payments of interest by extending the interest payment period for a period (the "extension period") not exceeding 20 consecutive quarters or extending beyond the stated maturity of the debentures, during which extension period no interest will be due and payable. Prior to the termination of any such extension period, we may further extend such extension period;
                                 provided that such extension period, together with all such previous and further extensions, may not exceed 20 consecutive quarters or extend beyond the stated maturity of the debentures. During any extension period, we covenant not to make certain restricted payments.

OPTIONAL REDEMPTION OF
WARRANTS AND REMARKETING......   If on any date after November   , 2006 the
                                 closing price of IndyMac common stock exceeds
                                 and has exceeded $     per
                                 share, subject to adjustment, for at least 20 trading days within the immediately preceding
                                 30 consecutive trading days and on the day on which we make the election, we may, at our option, elect to redeem the warrants, in whole but not in part, for cash equal to the warrant value.

                                 In connection with a redemption, each warrant that has not previously been exercised will be redeemed on the remarketing settlement date at the warrant value for such date, which will be
                                 a cash price equal to $          minus the
                                 exercise price of the warrant as of the end of the day next preceding the remarketing date. The exercise price on the initial date of
                                 issuance will be $          and will accrete on
                                 a daily basis as described in this prospectus supplement to $50 on the expiration date.

                                 The warrant will be redeemed on the redemption date unless a warrant holder affirmatively elects to exercise its warrants. IndyMac is required to give holders of the warrants no more than four business days notice of its election to redeem the warrants. Because of the abbreviated notification period, a warrant holder who intends to exercise its warrant upon an optional redemption of the warrants may want to provide standing instructions for the exercise of the warrants and the delivery of shares. See "Risk Factors -- You may be required to elect to exercise your warrants within three business days of notification of an election by IndyMac to optionally redeem the warrants" on page S-14 of this prospectus supplement.

                                 In connection with a redemption, we are also obligated to seek a remarketing of the preferred securities at a price of no less than 100% of their value. If the warrant holder chooses to exercise the warrant and is a unit holder, the proceeds from a successful contemporaneous remarketing of the related preferred security may be applied to satisfy in full the exercise price of the warrant.

                                 Also in connection with a remarketing,

                                      - the adjusted maturity of the debentures
                                        (and, as a result, the redemption date
                                        of the preferred securities) will become the date which is 60 days following the remarketing date,

                                      - the amount due at the adjusted maturity
                                        date of the debentures will be the
                                        accreted value of the debentures as of
                                        the end of the day next preceding the
                                        remarketing date (and, as a result, the
                                        amount due at the adjusted redemption
                                        date of the preferred securities will be the accreted value of the preferred securities at such date),

                                      - upon a remarketing of the preferred
                                        securities in connection with an
                                        expiration of the warrants at maturity,
                                        the preferred securities will be
                                        remarketed at their stated liquidation
                                        amount, and

                                      - on the remarketing date, the debentures
                                        will have an interest rate on their
                                        accreted value (and, as a result, the
                                        preferred securities will have a
                                        distribution rate on their
                                       accreted value) equal to the rate
                                       established in the remarketing.

REDEMPTION OF WARRANTS UPON
TAX EVENT, REGULATORY CAPITAL
AND INVESTMENT COMPANY
EVENT.........................   Upon the occurrence of certain tax events, or
                                 if there is a substantial risk that the Trust will be considered an investment company and certain requirements are satisfied, or if the preferred securities no longer qualify as Tier
                                 1 capital under rules applicable to bank holding companies, we may, at our option, elect to cause the remarketing of the preferred securities at a price no less than 100% of their accreted value, and to redeem the warrants at their warrant value.

ACCRETED VALUE................   The "accreted value" of a preferred security is
                                 equal to the accreted value of a debenture,
                                 which is equal to the sum of the initial
                                 purchase price of the preferred security
                                 component of each unit (i.e. $          ) plus
                                 accrual of the discount (i.e. the difference
                                 between the principal amount of $50 payable in
                                 respect of a debenture on November   , 2031 and
                                 the initial purchase price), calculated from
                                 November   , 2001 to the date of calculation at
                                 the all-in-yield of      % per annum on a
                                 quarterly bond equivalent yield basis using a
                                 360-day year of twelve 30-day months until such
                                 sum equals $50 on November   , 2031, less
                                 $     per quarter.

EXERCISE OF WARRANTS..........   A holder may exercise warrants at any time
                                 prior to the close of business on September   ,
                                 2031 (the "expiration date"), unless redeemed earlier in connection with a remarketing or a change of control.

                                 The warrants are not exercisable unless, at the time of the exercise,

                                      - a shelf registration statement covering
                                        the issuance of the common stock upon
                                        exercise of the warrant is then in
                                        effect,

                                      - the shares have been registered,
                                        qualified or are deemed to be exempt
                                        under the securities laws of the state
                                        of residence of the exercising holder of the warrants, and

                                      - a then current prospectus is delivered
                                        to exercising holders of the warrants.

WARRANT EXERCISE PRICE........   The warrant exercise price on the initial date
                                 of issuance will be $          and the warrant
                                 exercise price on the expiration date of the
                                 warrants will equal $50. The warrant exercise
                                 price will accrete on a daily basis such that
                                 on any given date of calculation it will be
                                 equal to $          plus accretion of the
                                 difference between the initial warrant exercise
                                 price and the warrant exercise price on the
                                 expiration date, calculated from November   ,
                                 2001 to the date of calculation, at the all-in
                                 yield of      % per annum (on a quarterly bond
                                 equivalent yield basis using a 360-day year of
                                 twelve 30-day months) less $     per quarter.

                                 In connection with an exercise of the warrants in lieu of redemption, the exercise price of the warrants will be the exercise price as of the day next preceding the remarketing date.

                                 Holders must pay the exercise price of their warrants in cash (including the automatic application of a portion of the proceeds of any remarketing of preferred securities). Accordingly, holders of units may not tender their preferred securities directly toward payment of the exercise price of the warrants.

                                 Following an exercise of warrants by a unit holder other than in connection with a remarketing, the holder may require the Trust to exchange the holder's related preferred securities for debentures and require IndyMac to repurchase such debentures at their accreted value on a special distribution date which is no less than 60 days following the exercise of the warrants, and thereby recoup the exercise price within 60 days of payment.

                                 If a unit holder exercises the warrant that is part of the unit in connection with an optional redemption of the warrants by IndyMac, the holder will satisfy in full the exercise price by applying the proceeds of the related remarketing of the related preferred securities. See "Description of the Preferred Securities -- Remarketing" on page S-48 of this prospectus supplement.

                                 If a unit holder exercises the warrant that is part of the unit in connection with the expiration of the warrants, the holder will satisfy in full the exercise price by applying the proceeds of the related remarketing of the related preferred security, which will equal $50. See "Description of the Preferred Securities -- Remarketing" on page S-48 of this prospectus supplement.

REMARKETING AT EXPIRATION OF
WARRANTS......................   If not previously remarketed, the preferred
                                 securities will be remarketed on September   ,
                                 2031. In connection with such a remarketing,
                                 the warrants will expire, unless exercised by
                                 September   , 2031.

                                 If a remarketing of the preferred securities
                                 does not occur on September   , 2031 for any
                                 reason,

                                      - beginning on such date, interest will
                                        accrue on the accreted value of the
                                        debentures, and distributions will
                                        accumulate on the accreted value of the
                                        preferred securities,

                                      - the interest rate on the accreted value
                                        of the debentures will be      % per
                                        annum, and, as a result, the
                                        distribution rate on the accreted value
                                        of the preferred securities will
                                        increase correspondingly,

                                      - the accreted value of the debentures
                                        (and, as a result, the accreted value of the preferred securities) will become due and payable on the date which is 60 days after the failed remarketing date, and

                                      - we will no longer have the option to
                                        defer interest payments on the
                                        debentures.

FAILED REMARKETING............   Notwithstanding a failed remarketing, the
                                 warrants will be redeemed at the warrant value on the remarketing date and the warrant holder will have the option to exercise its warrants in lieu of such redemption by paying the exercise price in cash.

GUARANTEE.....................   The following payments or distributions with
                                 respect to the preferred securities, to the extent not paid by or on behalf of the Trust, are guaranteed by us:

                                      - any accumulated and unpaid distributions
                                        required to be paid on the preferred
                                        securities, to the extent that the Trust has sufficient funds available therefor at the time,

                                      - the redemption price with respect to any
                                        preferred securities called for
                                        redemption, to the extent that the Trust has sufficient funds available therefor at such time, and

                                      - upon a voluntary or involuntary
                                        dissolution, winding up or termination
                                        of the Trust (other than in connection
                                        with the exchange of all of the
                                        preferred securities for debentures and
                                        the distribution of the debentures to
                                        holders of the preferred securities),
                                        the lesser of

                                        -- the aggregate accreted value of the
                                           common and preferred securities of
                                           the Trust and all accumulated and
                                           unpaid distributions thereon to the
                                           date of payment, and

                                        -- the amount of assets of the Trust
                                           remaining available for distribution
                                           to holders of preferred securities.

                                 Our obligations under the guarantee are
                                 subordinate and junior in right of payment to all of our senior indebtedness.

THE TRUST.....................   IndyMac Capital Trust I is a Delaware statutory
                                 business trust. The sole assets of the Trust are the debentures. The Trust will issue the preferred securities and the common securities.
                                 All of the common securities will be owned by IndyMac, in an aggregate liquidation amount of 3% of the total capital of the Trust.

RANKING.......................   Payment of distributions on, and the redemption
                                 price of, the Trust securities, will generally be made pro rata based on their liquidation amounts. However, if on any payment date, an indenture event of default has occurred and is continuing, no payment on the common securities will be made unless payment in full in cash of all accumulated and unpaid distributions on all of the outstanding preferred securities for all current and prior distribution periods (or in the case of payment of the redemption price, the full amount of such redemption price on all of the outstanding preferred securities then called for redemption), has been made or provided for.

FORM AND DENOMINATION.........   The Depository Trust Company (DTC) will act as
                                 securities depositary for the units, preferred securities and warrants, each of which will be issued only as fully registered securities registered in the name of DTC or its nominee for credit to an account of a direct or indirect participant in DTC. One or more fully registered certificates will be issued for each of the units, the preferred securities and the warrants, and will be deposited with the property trustee as custodian for DTC. The debentures will be issued as fully registered securities registered in the name of the property trustee or its nominee and deposited with the property trustee. The preferred securities will be issued in denominations of $50 stated liquidation amount and whole multiples of $50.

USE OF PROCEEDS...............   The net proceeds of the offering are estimated
                                 to be $          . IndyMac Capital Trust I will
                                 use the proceeds from the sale of preferred securities and common securities to purchase the debentures from IndyMac. IndyMac intends to use the proceeds from the sale of the warrants and the debentures for general corporate purposes, which may include the repayment of debt and investments in or extensions of credit to subsidiaries.

MATERIAL UNITED STATES FEDERAL
INCOME TAX CONSEQUENCES.......   Each unit will be treated for United States
                                 federal income tax purposes as consisting of
                                 two separate and distinct assets: (1) a
                                 preferred security representing an undivided
                                 beneficial interest in the debentures, and (2)
                                 a warrant to purchase                shares of
                                 IndyMac common stock. In the opinion of Mayer,
                                 Brown & Platt, counsel to IndyMac, purchasers
                                 of preferred securities will be treated as
                                 owning an undivided beneficial ownership
                                 interest in the debentures and the debentures
                                 will be treated as debt for United States
                                 federal income tax purposes. For United States
                                 federal income tax purposes, the issue price of
                                 each unit will be allocated between the
                                 preferred security and the warrant in
                                 proportion to their relative fair market values
                                 at the time of purchase. We expect that the
                                 fair market value of each preferred security
                                 will be approximately $       and the fair
                                 market value of each warrant will be
                                 approximately $       . Because the debentures
                                 will be issued for an allocated issue price less than their face amount, the debentures will be treated as having been issued with original issue discount, and, if you purchase a unit and are a United States taxpayer, you will be required to include as ordinary income amounts constituting original issue discount as they accrue. The amount of interest income, including original issue discount, on which you will be taxed will exceed your share of the cash interest payments received by the Trust on the debentures.

                                 See "Material United States Federal Income Tax Consequences" on page S-74 of this prospectus supplement.

ERISA CONSIDERATIONS..........   Each purchaser and subsequent transferee of the
                                 units (including the underlying debentures, preferred securities and warrants and any shares of common stock of IndyMac received upon the exercise or redemption thereof) will be deemed to have represented and warranted that the acquisition and holding of such securities by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws. See "ERISA
                                 Considerations" in this prospectus supplement.

ABSENCE OF A PUBLIC MARKET FOR
THE UNITS.....................   The units, preferred securities and warrants
                                 are new securities. We cannot assure you that any active or liquid market will develop for the units, the preferred securities or the warrants.

          SUMMARY CONSOLIDATED FINANCIAL DATA OF INDYMAC BANCORP, INC.

     We provide below summary consolidated financial data of our company as of and for the periods specified. You should read the data below together with the more detailed information, consolidated financial statements and the notes to the consolidated financial statements that are contained in the documents we refer you to in the accompanying prospectus under the caption "Where You Can Find More Information."

                                                                                                                SIX MONTHS ENDED
                                                                     YEAR ENDED DECEMBER 31,                        JUNE 30,
                                                       ----------------------------------------------------   -------------------
                                                         1996       1997       1998       1999       2000       2000       2001
                                                       --------   --------   --------   --------   --------   --------   --------
                                                                                     (IN THOUSANDS)
OPERATING RESULTS FOR THE YEAR(1)
 Interest income.....................................  $242,303   $360,901   $528,825   $346,614   $438,403   $201,528   $273,963
 Interest expense....................................   159,365    242,372    355,359    185,623    283,355    118,664    178,667
                                                       --------   --------   --------   --------   --------   --------   --------
   Net interest income before provision for loan
     losses..........................................    82,938    118,529    173,466    160,991    155,048     82,864     95,296
 Provision for loan losses...........................    12,991     18,622     35,892     16,446     15,974      8,722     12,026
 Equity in earnings (loss) of IndyMac, Inc...........    19,533     18,414    (58,232)     2,109         --         --         --
 Net gain (loss) on sale of loans and securities,
   net...............................................      (906)     2,205    (16,206)       (69)   128,401     45,336    100,998
 Other income (loss), net............................     3,376      6,110        (60)     3,944     69,623     31,805     38,728
                                                       --------   --------   --------   --------   --------   --------   --------
   Net revenues......................................    91,950    126,636     63,076    150,529    337,098    151,283    222,996
 Salaries, general and administrative................    14,202     21,935     29,286     34,600    177,761     73,894    128,365
 Non-recurring, acquisitions, and other charges......        --         --         --         --     18,257     11,567       (535)
                                                       --------   --------   --------   --------   --------   --------   --------
 Management fees to affiliate........................     8,761      4,406         --         --         --         --         --
 Buy-out of management contracts.....................        --     76,000         --         --         --         --         --
                                                       --------   --------   --------   --------   --------   --------   --------
     Total expenses..................................    22,963    102,341     29,286     34,600    196,018     85,461    127,830
                                                       --------   --------   --------   --------   --------   --------   --------
 Earnings before provision for income taxes..........    68,987     24,295     33,790    115,929    141,080     65,822     95,166
 Provision for income taxes..........................        --         --         --         --     59,254     27,646     39,541
 Income tax benefit from termination of REIT
   status............................................        --         --         --         --    (36,100)   (36,100)        --
                                                       --------   --------   --------   --------   --------   --------   --------
 Earnings before cumulative effect of a change in
   accounting principle..............................    68,987     24,295     33,790    115,929    117,926     74,276     55,625
 Cumulative effect of a change in accounting
   principle.........................................        --         --         --         --         --         --    (10,185)
                                                       --------   --------   --------   --------   --------   --------   --------
 Net earnings........................................  $ 68,987   $ 24,295   $ 33,790    115,929   $117,926   $ 74,276   $ 45,440
                                                       ========   ========   ========              ========   ========   ========
Pro forma provision for income taxes(2)..............                                     48,373
                                                                                        --------
Pro forma net earnings(2)............................                                   $ 67,556
                                                                                        ========

                                                               AS OF DECEMBER 31,                             AS OF JUNE 30,
                                         --------------------------------------------------------------   -----------------------
                                            1996         1997         1998         1999         2000         2000         2001
                                         ----------   ----------   ----------   ----------   ----------   ----------   ----------
                                                                    (IN THOUSANDS EXCEPT PERCENTAGES)
BALANCE SHEET DATA
 Mortgage-backed and investment
   securities..........................  $  231,780   $  558,445   $  235,032   $  471,231   $1,154,303   $  746,313   $1,369,286
 Loans held for sale, net..............     657,208    1,458,271    1,555,656      615,243    1,420,772      802,016    2,633,144
 Loans held for investment, net........   2,237,345    3,535,785    2,722,398    2,428,098    2,560,885    2,530,767    2,739,704
 Mortgage servicing rights.............          --           --           --           --      211,127      174,643      279,990
 Total assets..........................   3,356,059    5,849,110    4,851,152    3,726,522    5,740,204    4,548,308    7,435,009
 Deposits..............................          --           --           --           --      797,935           --    1,794,128
 Advances from Federal Home Loan
   Bank................................          --           --           --           --    1,264,457           --    1,714,770
 Borrowings............................   2,855,348    5,107,698    3,986,390    2,863,973    2,850,189    3,638,259    3,049,627
 Shareholders' equity..................     478,424      703,894      822,103      827,530      727,893      834,436      729,714
PERFORMANCE RATIOS(3)
 Return on average equity..............        16.7%         4.0%         4.0%         7.9%        14.5%        17.3%        15.2%
 Return on average assets..............         2.4%         0.5%         0.5%         1.5%         2.4%         3.4%         1.7%

------------
(1) For the year ended December 31, 2000, the consolidated financial statements include the accounts of IndyMac and, after its acquisition on July 1, 2000, our wholly owned subsidiary, IndyMac Bank. Prior to January of 2000, one of our subsidiaries, IndyMac, Inc. (IndyMac Operating) was not consolidated with us for financial reporting or tax purposes, but was accounted for under the equity method. Effective January of 2000, we purchased all of IndyMac Operating's outstanding stock. Beginning January of 2000, IndyMac Operating was consolidated into the financial statements as a wholly owned subsidiary.

(2) In accordance with SEC Staff Accounting Bulletin 55 (SAB 55), historical net income for 1999 has been adjusted to include a pro forma provision for income taxes calculated assuming we were subject to income taxation.

(3) Calculated using earnings before cumulative effect of a change in accounting principle.

                                  RISK FACTORS

     You should carefully consider all information included or incorporated by reference in this prospectus supplement and the accompanying prospectus. In particular, you should carefully consider the risks described below before purchasing units. For risks concerning our business operations, see in our Form 10-K for the year ended December 31, 2000 and the other reports incorporated by reference in this prospectus supplement and the accompanying prospectus.

RISKS RELATED TO THE COMPANY

THE LEVEL OF DEMAND FOR OUR MORTGAGE AND CONSTRUCTION LOANS MAY DECREASE, WHICH WOULD ADVERSELY IMPACT OUR EARNINGS.

     Various external factors, including the general level of interest rates, tax laws, the strength of various segments of the economy (including the strength of the stock market), and demographics of our lending markets, could influence the level of demand for our loans. Gain on sale of loans is a large component of our revenue and would be adversely impacted by a significant decrease in mortgage loan volume.

OUR EARNINGS MAY DECREASE BECAUSE OF CHANGES IN INTEREST RATES.

     Due to the characteristics of our financial assets and liabilities and the nature of our business activities, our financial position and results of operations may be materially affected by changes in interest rates in various ways. While we have devised and implemented a general asset/liability management strategy that seeks, on an economic basis, to mitigate significant fluctuations in our financial position and results of operations likely to be caused by market interest rate changes, there can be no assurance that this strategy (including assumptions concerning the correlation thought to exist between different types of instruments) or its implementation will be successful in any particular interest rate environment.

WE USE ESTIMATES IN DETERMINING THE FAIR VALUE OF CERTAIN ASSETS SUCH AS AAA RATED INTEREST ONLY SECURITIES, MORTGAGE SERVICING RIGHTS, NON-INVESTMENT GRADE SECURITIES, AND RESIDUAL SECURITIES. IF OUR ESTIMATES PROVE TO BE INCORRECT, WE MAY BE REQUIRED TO WRITE DOWN THE VALUE OF THESE ASSETS.

     Assumptions regarding prepayment speeds and loan loss levels are used in estimating returns on certain assets. If loans prepay faster than estimated, or loan loss levels are higher than anticipated, we may be required to write down certain assets. While we build in significant discounting factors to our assumptions, there is no guarantee that write downs will not occur over the lives of the assets.

THE RATE OF LOAN LOSSES WE INCUR MAY EXCEED THE LEVEL OF OUR LOSS RESERVES, WHICH WOULD ADVERSELY AFFECT OUR EARNINGS.

     We hold a portfolio of loans for investment. While the majority of our loans are secured by residential property, there is no guarantee that, in the event of borrower default, we will be able to recoup the full principal amount of the loan. Additionally, we bear expenses and forego interest during the time it takes to move through foreclosure and sale on a property, all of which could lead to lower earnings. Moreover, while we have discontinued our home improvement and manufactured housing lending programs, we continue to hold portfolios of these loans, which may have greater than average credit risk. We also sell loans to government sponsored entities (GSEs) such as Fannie Mae and Freddie Mac and whole loans to outside investors. In these situations, we may be subject to repurchase risk. While we have made what we believe to be appropriate loss allowances, there can be no guarantee that the amount reserved is sufficient to cover all potential losses and repurchases.

OUR PRIMARY SUBSIDIARY IS SUBJECT TO CHANGING REGULATORY REQUIREMENTS OUTSIDE OF OUR DIRECT CONTROL, WHICH COULD ADVERSELY AFFECT OUR OPERATIONS.

     The banking industry, in general, is subject to various monetary and fiscal policies and regulations, which include those determined by the Federal Reserve Board, the FDIC and the Office of Thrift Supervision (OTS). The economic and political environment influence regulatory policies, and as such, any or all of our business activities are subject to change if and when our primary regulators change the policies and regulations. At the time of this offering there are, for example, proposed rules and regulations concerning subprime lending and capital requirements that could impact our operations or financial results.

ACTIONS UNDERTAKEN BY CURRENT AND POTENTIAL COMPETITORS COULD ADVERSELY IMPACT OUR EARNINGS AND OUR COMPETITIVE ADVANTAGE.

     We face significant competition in making and selling loans. Our most direct competition for loans comes from mortgage bankers, GSEs, established third-party lending programs, investment banking firms, banks, savings institutions and other lenders and entities purchasing mortgage assets. Competition from such sources could increase in the future and could adversely affect our ability to achieve our financial goals. Additionally, we believe we hold a significant competitive advantage through our efforts to develop technology. Increased technology expenditures or improvements from our competition could erode this competitive advantage.

OUR ABILITY TO BORROW FUNDS AND RAISE CAPITAL COULD BE LIMITED, WHICH COULD ADVERSELY AFFECT OUR EARNINGS.

     While we have diversified our funding base and now finance a substantial portion of our assets through consumer deposits and borrowings from the Federal Home Loan Bank (FHLB), a number of our loans are still financed with borrowings from investment and commercial banks. There is no guarantee that these sources of funds will continue to be available to us, or that borrowings can be refinanced upon maturity, which could adversely impact the number of loans we are able to hold on our balance sheet. A reduction in assets could adversely impact our earnings. Additionally, we are required to maintain adequate capital to be regarded as "well capitalized" by the OTS. There is no guarantee that we will be able to adequately access capital markets when or if a need for additional capital arises.

DISRUPTIONS TO SECONDARY SALES MARKETS FOR OUR LOANS COULD ADVERSELY IMPACT OUR EARNINGS.

     We utilize three primary sales channels to sell loans to the secondary market, whole loan sales, sales to the GSEs, and private label securitization. While reliance on private label securitization has declined over the past several years, a disruption to the securitization market could adversely impact gain on sale margins, leading to a corresponding decrease in revenue. Likewise, a decrease in demand from whole loan purchasers or the GSEs could adversely impact our earnings.

A DECREASE IN MARGINS FOR OUR ALT-A AND SUBPRIME LOAN PRODUCTS COULD ADVERSELY IMPACT OUR EARNINGS.

     While we are not dependent on any particular mortgage product, we have a large market share in the Alt-A mortgage market. Alt A loans are prime quality mortgage loans which do not conform to standard Fannie Mae and Freddie Mac underwriting guidelines. Increased competition from others in the mortgage industry, including the GSEs, could reduce the margins we receive when we sell Alt-A loans to the secondary market. A reduction in our margins, without a significant increase in volume, could lead to reduced earnings.

ECONOMIC DOWNTURNS OR DISASTERS IN OUR PRINCIPAL LENDING MARKET, INCLUDING CALIFORNIA, NEW YORK, FLORIDA AND NEW JERSEY, COULD NEGATIVELY IMPACT OUR OPERATIONS.

     A majority of our loan originations are geographically concentrated in certain states, including California, New York, Florida and New Jersey. Any adverse economic conditions in these markets could cause the number of loans originated to decrease, causing a corresponding decline in revenues. Additionally, our loan portfolio is somewhat concentrated geographically, and any economic event causing an increase in delinquencies or defaults could adversely impact our earnings. Our construction lending portfolio is also highly concentrated in California and may be materially and adversely impacted by a downturn in the California economy.

OUR EARNINGS COULD BE ADVERSELY AFFECTED IF THE ASSUMPTIONS UNDERLYING OUR HEDGING STRATEGY PROVE TO BE INCORRECT.

     We utilize various hedging strategies to mitigate the interest rate risk and prepayment risk inherent in many of our assets, including our loan production pipeline, our portfolio of interest-only securities, and our mortgage servicing portfolio. Our hedging strategies rely on assumptions and projections regarding our assets and general market factors. If these assumptions and projections prove to be incorrect, we may incur losses that would adversely impact our earnings.

WE MAKE AND HOLD IN OUR PORTFOLIO A SIGNIFICANT NUMBER OF CONSTRUCTION LOANS, WHICH MAY POSE MORE CREDIT RISK THAN OTHER TYPES OF MORTGAGE LOANS TYPICALLY MADE BY SAVINGS INSTITUTIONS.

     We offer residential construction programs for builders and developers. Residential construction loans are considered more risky than other types of residential mortgage loans. Due to the current economic environment, we recently scaled back our financing activities to residential subdivision developers. While we believe we have established adequate reserves on our financial statements to cover the credit risk of our construction loan portfolio, there can be no assurance that losses will not exceed our reserves, which would adversely impact our earnings.

OUR EARNINGS COULD BE ADVERSELY AFFECTED IF THE ASSUMPTIONS UNDERLYING OUR RISK-BASED PRICING MODELS PROVE TO BE INCORRECT.

     Our loan underwriting process, including our e-MITs underwriting and pricing system, depends heavily on risk-based pricing models. Because our risk-based pricing models, including the risk-based pricing models utilized in e-MITS, are based primarily on standard industry loan loss data supplemented by our historical loan loss data and proprietary logic developed by us, and because the models cannot predict the effect of financial market and other economic performance factors, there are no assurances that our risk-based pricing models are a complete and accurate reflection of the risks associated with our loan products.

RISKS RELATED TO THE UNITS

THE MARKET PRICE FOR THE UNITS MAY BE HIGHLY VOLATILE.

     The market price for the units may be highly volatile. There may be a significant impact on the market price of the units or our common stock due to:

     - the announcement of acquisitions by us or our competitors;

     - variations in anticipated or actual operating results;

     - market conditions; and

     - general economic conditions.

THE WARRANTS MAY BE REDEEMED BY US, IN WHICH EVENT THE PREFERRED SECURITIES MAY BE REMARKETED.

     If a Tax Event, a Regulatory Capital Event or Investment Company Event (each as defined under "Description of the Warrants -- Redemption Upon Special Event") occurs, we may:

     - dissolve the trust and distribute the debentures to the beneficial holders of preferred securities; or

     - in certain circumstances, cause a remarketing of the preferred securities and a redemption of the warrants. See "Description of the Warrants -- Redemption Upon Special Event" on page S-42 of this prospectus supplement

     In addition, at any time after November   , 2006, we may cause a
remarketing of the preferred securities and a redemption of the warrants if the price of our common stock reaches specified levels.

     A Tax Event which permits us to remarket the preferred securities constitutes a taxable event to the beneficial holders of the preferred securities. In connection with a remarketing of the preferred securities, the maturity date of the debentures will change to the date which is 60 days from the remarketing.

     Because holders of preferred securities may receive debentures at any time, upon the occurrence of specified events, prospective purchasers of units are also making an investment decision with regard to the debentures and should carefully review all the information regarding the debentures.

     In connection with a remarketing of the preferred securities you will only be entitled to the accreted value, and not the stated liquidation amount, of the preferred securities.

YOU MAY BE REQUIRED TO ELECT TO EXERCISE YOUR WARRANTS WITHIN THREE BUSINESS DAYS OF NOTIFICATION OF AN ELECTION BY INDYMAC TO OPTIONALLY REDEEM THE WARRANTS.

     IndyMac is required to give holders of the warrants no more than four business days' notice of its election to redeem the warrants. The warrants will be redeemed on the redemption date unless a warrant holder affirmatively elects to exercise its warrants. As a result, upon an election by IndyMac to redeem the warrants, a holder may have only three business days to elect to exercise its warrants in lieu of a redemption. If a holder does not receive the redemption notification because of illness, absence or other circumstances the warrants held by that holder will be redeemed.

     Because of the abbreviated notification period, a warrant holder who intends to exercise its warrant upon an optional redemption of the warrants may want to provide standing instructions for exercise of the warrants and delivery of the shares to the warrant agent. See "Description of the Warrants -- Optional Redemption -- Procedures".

THE GUARANTEE AND YOUR RIGHTS UNDER THE GUARANTEE ARE LIMITED.

     Under the guarantee executed by us, we guarantee to the holders of the preferred securities, but only to the extent the trust has funds available for these payments, the payment of:

     - any accumulated and unpaid distributions required to be paid on the preferred securities;

     - the redemption price with respect to the preferred securities called for redemption and the repurchase price of preferred securities to be repurchased; and

     - upon any termination of the trust (other than in connection with the distribution of debentures to the holders of the preferred securities or a redemption of all the preferred securities), the lesser of (a) the aggregate of the accreted value and all accumulated and unpaid distributions on the preferred securities to the date of the payment, to the extent the trust has funds available or (b) the amount of assets of the trust remaining available for distribution to holders of the preferred securities in liquidation of the trust.

     The guarantee is qualified as an indenture under the Trust Indenture Act of 1939. The property trustee is indenture trustee under the guarantee for the purposes of compliance with the provisions of the Trust Indenture Act. The guarantee trustee holds the guarantee for the benefit of the holders of the preferred securities.

     The holders of a majority in liquidation amount of the preferred securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee or to exercise any trust or power conferred upon the guarantee trustee under the guarantee. If the guarantee trustee fails to enforce such guarantee, any holder of preferred securities may sue us directly to enforce such holder's right to receive payment under the guarantee without first suing the trust, the guarantee trustee or any other person or entity. If we default on our obligation to pay amounts on the debentures, the trust would lack available funds for the payment of distributions or amounts payable on redemption of the preferred securities or otherwise. The holders of the preferred securities would not be able to rely upon the guarantee for payment of those amounts. A holder of the preferred securities could instead rely on the enforcement by:

     - the property trustee of its rights as registered holder of the debentures against us to the terms of the debentures or

     - such holder of its right to bring a suit directly against us to enforce payments on the debentures.

     The declaration states that each holder of preferred securities agrees to the provisions of the guarantee (including the subordination provisions) and the indenture.

OUR OBLIGATIONS UNDER THE GUARANTEE AND THE DEBENTURES ARE SUBORDINATED TO OUR OBLIGATIONS TO PAY SENIOR DEBT.

     Our obligations under the guarantee and the debentures are subordinate and junior in right of payment to all of our present and future senior indebtedness. "Senior indebtedness" includes:

     - all of our indebtedness for money borrowed (other than trade accounts payable in the ordinary course of business) or incurred in connection with the acquisition of properties or assets;

     - all of our obligations under leases required or permitted to be capitalized under generally accepted accounting principles;

     - any indebtedness of others of the kinds described above for which IndyMac is liable as guarantor or otherwise; and

     - amendments, renewals, extensions and refundings of the indebtedness described above, unless any of the debt described above expressly provides that the indebtedness is not superior in right of payment to the debentures.

     In addition, because we are a holding company, both the guarantee and the debentures are structurally subordinated to all of our subsidiaries' obligations.

     No payment of principal of (including redemption) or interest on the debentures may be made:

     - if any senior indebtedness is not paid when due and any applicable grace period with respect to such default has ended and the default is not cured or waived or has ceased to exist, or

     - if the maturity of any senior indebtedness has been accelerated because of a default.

     The terms of our other debt may preclude us from paying interest on the debentures, or distributions on the preferred securities. As a result, we may defer these payments. As of September 30, 2001, IndyMac, on an unconsolidated basis, does not have any senior indebtedness, and the total liabilities of our subsidiaries (excluding deposits) aggregated to approximately $3.5 billion, in each case excluding obligations under letters of credit, guarantees and interest rate swap obligations. In addition, our subsidiaries were obligated on such date under letters of credit, guarantees and interest rate swap contracts to which the guarantees and the debentures would be structurally subordinated. There are no terms in the units, the preferred securities, the debentures or the guarantee that limit our or our subsidiaries' ability to incur additional indebtedness or obligations, including secured indebtedness, and other indebtedness and obligations that rank senior to the debentures and the guarantee.

THE DEBENTURES DO NOT CONTAIN CERTAIN RESTRICTIVE COVENANTS.

     The terms of the debentures do not contain several types of restrictive covenants that would protect holders of debentures from transactions that may adversely affect the holders. In particular, the indenture governing the debentures does not contain covenants that limit our ability, absent exercise of our deferral option, to pay dividends or make distributions on, or redeem or repurchase, our capital shares and does not contain provisions that would give holders of the debentures the right to require us to repurchase their debentures in the event of a change of control of IndyMac or a decline in the credit rating of us or our debt securities as a result of a takeover, recapitalization or similar restructuring, or any other reason. In addition, the indenture does not limit our ability to incur additional indebtedness and therefore does not contain provisions that afford holders of the debentures protection in the event of a highly leveraged transaction or other similar transaction involving us that may adversely affect the holders.

YOU MUST RELY ON THE ENFORCEMENT RIGHTS OF THE PROPERTY TRUSTEE.

     If:

     - the trust fails to pay distributions in full on the preferred securities (other than pursuant to a deferral of interest during an extension period); or

     - a Trust Enforcement Event (as defined under "Description of the Preferred Securities -- Trust Enforcement Events"), including a failure by us to make payments on the debentures, occurs and is continuing, the holders of preferred securities must rely upon the enforcement rights of the property trustee, as a holder of the debentures.

The holders of a majority in liquidation amount of the preferred securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the property trustee or to direct the exercise of any trust power conferred upon the property trustee under the declaration, including the right to direct the property trustee to exercise the remedies available to it as a holder of the debentures.

     If the property trustee fails to enforce its rights under the debentures, a holder of preferred securities may sue us directly to enforce the property trustee's rights under the debentures without first suing the property trustee. If a Trust Enforcement Event has occurred and is continuing and is attributable to our failure to pay interest, principal or premium on the debentures when due, then the registered holder of the preferred securities may sue directly for enforcement of payment to the holder of the principal, premium or interest on the debentures having a principal amount equal to the aggregate liquidation amount of the preferred securities of such holder. As the holder of the common securities of the trust, we are subrogated to the rights of such holder of preferred securities under the declaration to the extent of any payment made by us to such holder of preferred securities in that suit. The holders of preferred securities will not be able to exercise directly any other remedy available to the holders of the debentures.

HOLDERS OF PREFERRED SECURITIES HAVE ONLY LIMITED VOTING RIGHTS.

     Holders of preferred securities have limited voting rights and are not entitled to vote to appoint, remove or replace, the trustees. Holders are not able to increase or decrease the number of the trustees. Those voting rights are held exclusively by the holders of the common securities of the trust, which is initially us.

BECAUSE OF THE LACK OF AN ESTABLISHED TRADING MARKET FOR THE UNITS, THE PREFERRED SECURITIES AND THE WARRANTS YOU MAY NOT BE ABLE TO SELL YOUR UNITS, PREFERRED SECURITIES OR WARRANTS AT ALL OR AT AN ATTRACTIVE PRICE.

     The units, the preferred securities and the warrants constitute a new issue of securities with no established trading market. There can be no assurance that an active market will develop. In addition, there can be no assurance that any trading market will be liquid. If a market develops, the securities could trade at prices that may be higher or lower than the offering price. This could depend on many factors, including:

     - prevailing interest rates;

     - our operating results; and

     - the market for similar securities.

     No assurance can be given that the holders of the units, the preferred securities or the warrants will be able to sell their securities or regarding the prices at which the securities may be sold.

EITHER SATISFACTION OF THE REQUIREMENTS OF EXEMPTION FROM REGISTRATION OF THE SECURITIES ACT OR AN EFFECTIVE REGISTRATION STATEMENT AND DELIVERY OF A CURRENT PROSPECTUS IS REQUIRED FOR THE EXERCISE OF WARRANTS.

     If a holder of a warrant has received a warrant transferred pursuant to an effective shelf registration statement, whether or not they have been separated from a preferred security, they will effectively be able to exercise their warrants only if:

     - such shelf registration statement is effective;

     - those shares have been registered, qualified or are exempt under the securities laws of the state where the exercising holder of warrants resides; and

     - a current prospectus is delivered to that holder.

     We currently have an effective registration statement covering the common stock issuable upon exercise of the warrants. Although we have agreed to use our best efforts, there can be no assurance that we will:

     - maintain the effectiveness of that registration statement;

     - have all the common stock registered or qualified under state securities laws; or be able to deliver a current prospectus to warrant holders.

     The warrant agreement governing the warrants states that the original expiration date of the warrants will be extended to the extent we fail to satisfy any of the foregoing requirements.

WE HAVE THE OPTION TO EXTEND INTEREST PAYMENT PERIODS, WHICH MAY RESULT IN ADVERSE TAX CONSEQUENCES AND ADVERSELY AFFECT THE MARKET PRICE OF THE PREFERRED SECURITIES.

     We have the right to defer payments of interest on the debentures by extending the interest payment period for extension periods not exceeding 20 consecutive quarters with respect to each deferral period, provided that no extension period may extend beyond maturity of the debentures. Prior to the end of an extension period, we may, and at the end of such extension period we shall, pay all interest then accrued and unpaid (together with interest thereon at the stated rate borne thereby, compounded quarterly to the extent permitted by applicable law). Prior to the termination of any extension period we may further extend the extension period, provided that such extension period, together with all previous and further extensions, may not exceed 20 consecutive quarters or extend beyond maturity of the debentures. Upon termination of any extension period and the payment of all amounts then due, including interest on deferred interest payments, we may select a new extension period, subject to the above requirements. If interest payments on the debentures are deferred, distributions on the preferred securities also will be deferred and we, or any of our subsidiaries, will not be permitted, subject to certain exceptions set forth herein, to

     - declare or pay dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock; or

     - make any payment of principal of, interest or premium, if any, on, or repay, repurchase or redeem any indebtedness that ranks on par with or junior in interest to the debentures or make any guarantee payment with respect to any guarantees by us of the debt securities of any our subsidiaries if such guarantee ranks on a par with or junior in interest to the debentures.

     During an extension period, interest on the debentures will continue to accrue and, as a result, distributions on the preferred securities will accumulate. See "Description of the Preferred Securities -- Distributions" and "Description of the Debentures -- Option to Extend Interest Payment Period" on pages S-46 and S-64 of this prospectus supplement.

     Should an extension period occur, you will be required to accrue the stated interest payments (in the form of original issue discount) in income in respect of your pro rata share of the debentures held by you for United States federal income tax purposes. As a result, you will be required to include such interest in gross income for United States federal income tax purposes in advance of receipt of cash, and will not receive cash related to such income from the trust if you dispose of your preferred securities prior to the record date for the payment of distributions. See "Material United States Federal Income Tax Consequences -- The Preferred Securities -- Interest Income and Original Issue Discount" on page S-76 of this prospectus supplement.

     We have no current intention of exercising our right to defer payments of interest by extending the interest payment period on the debentures. However, should we elect to exercise such right in the future, the market price of the preferred securities is likely to be adversely affected. If you dispose of your preferred securities during an extension period, you might not receive the same return on your investment that you would if you continue to hold your preferred securities. In addition, as a result of the existence of our right to defer interest payments, the market price of the preferred securities (which represent an undivided beneficial ownership interest in the debentures) may be more volatile than other securities that do not have such rights.

ACCRUAL OF ORIGINAL ISSUE DISCOUNT WILL HAVE TAX CONSEQUENCES FOR HOLDERS OF THE PREFERRED SECURITIES.

     The issue price of the units will be allocated to the preferred securities and the warrants in proportion to their respective fair market values at the time of their issuance. This allocation will cause the preferred securities to have a stated redemption price at maturity greater than their issue price. As a result, the debentures will be treated as issued with original issue discount so that if you purchase a unit, you will be required to accrue an amount of original issue discount in gross income each year with respect to the preferred security you hold in advance of the receipt of cash attributable to that income. See "Material United States Federal Income Tax Consequences -- The Preferred Securities -- Interest Income and Original Issue Discount" on page S-76 of this prospectus supplement.

                                USE OF PROCEEDS

     The net proceeds of the offering are estimated to be $          . IndyMac
Capital Trust I will use the proceeds from the sale of preferred securities and common securities to purchase the debentures from IndyMac. IndyMac intends to use the proceeds from the sale of the warrants and the debentures for general corporate purposes, which may include the repayment of debt and investments in or extensions of credit to subsidiaries.

                              ACCOUNTING TREATMENT

     The purchase price of each unit will be allocated between the preferred security and the warrant comprising such unit in proportion to their respective fair market values at the time of issue. The fair value of the warrants is treated as an original issue discount (OID) security. Accordingly, the value of the warrants is initially recorded as additional paid-in-capital to stockholders' equity, and the remaining gross proceeds are recorded as the initial value of trust preferred securities. The recorded amount of the trust preferred securities is increased annually by the amount of OID amortization that is recorded as additional interest expense on the trust preferred securities. The OID amortization is recorded on a level yield basis over the 30-year life of the warrants.

     The financial statements of the Trust will be consolidated with IndyMac's financial statements, with the allocated amount of the preferred securities shown on the consolidated balance sheets as "Company-obligated mandatorily redeemable preferred stock of the Company's subsidiary trust, holding solely Junior Subordinated Debentures of the Company." The distributions on the preferred securities will be accounted for as an expense within "total other expenses" or similar category.

     Prior to the issuance of IndyMac common stock upon the exercise of the warrants, we expect that the units will be reflected in our diluted earnings per share calculations using the treasury stock method. Under this method, the number of common shares used in calculating diluted earnings per share is deemed to be increased by the excess, if any, of the number of shares issuable upon exercise of the warrants over the number of shares that could be purchased by us in the market at the average market price during the period using the proceeds receivable upon exercise of the warrant.

                      PRICE RANGE OF INDYMAC COMMON STOCK

     The IndyMac common stock is traded on the New York Stock Exchange (NYSE) under the symbol "NDE."

     The following table sets forth the high and low sales prices (as reported by Bloomberg Financial Service) for shares of IndyMac's common stock for the four quarters of 2001, through November 2, 2001, and for the years ended December 31, 2000 and 1999.

                                                                HIGH       LOW
                                                              --------   --------
YEAR ENDED DECEMBER 31, 1999:
  First Quarter.............................................  $12.3125   $ 9.8125
  Second Quarter............................................   17.4375    10.6250
  Third Quarter.............................................   16.5625    12.9375
  Fourth Quarter............................................   15.0000    10.0000
YEAR ENDED DECEMBER 31, 2000:
  First Quarter.............................................   15.4375    10.3750
  Second Quarter............................................   15.0000    12.0000
  Third Quarter.............................................   21.4375    13.3125
  Fourth Quarter............................................   30.4375    17.6875
YEAR ENDED DECEMBER 31, 2001:
  First Quarter.............................................   30.0000    23.4500
  Second Quarter............................................   30.0000    21.6900
  Third Quarter.............................................   28.9200    21.3700
  Fourth Quarter (through November 2, 2001).................   28.9500    24.7500

     On November 2, 2001, the reported last sale price of the IndyMac common stock as reported by the New York Stock Exchange was $26.55 per share.

                                DIVIDEND POLICY

     We have not paid cash dividends on our common stock since the third quarter of 1999. Prior to January of 2000, IndyMac paid a regular quarterly dividend due to its status as a REIT. In connection with our conversion to a fully taxable entity effective January of 2000, the Board of Directors of IndyMac adopted a policy of not paying cash dividends for the foreseeable future.

     The terms of our credit facilities and senior notes limit, among other things, the incurrence of additional borrowings and require that working capital, net worth, and certain other financial ratios be maintained at designated levels.

                                 CAPITALIZATION

     We provide in the table below our unaudited consolidated capitalization as of June 30, 2001 and as adjusted to reflect the issuance of the preferred securities. You should read it together with the detailed information and our financial statements included in the documents incorporated by reference to the accompanying prospectus. See "Where You Can Find More Information" on page 1 in the accompanying prospectus.

                                                                 AS OF JUNE 30, 2001
                                                              -------------------------
                                                                ACTUAL      AS ADJUSTED
                                                              ----------    -----------
                                                                   (IN THOUSANDS)
LIABILITIES
Deposits....................................................  $1,794,128    $1,794,128
Advances from Federal Home Loan Bank........................   1,714,770     1,714,770
Borrowings..................................................   3,049,627     3,049,627
Other liabilities...........................................     146,770       146,770
                                                              ----------    ----------
     Total liabilities......................................   6,705,295     6,705,295
Company-obligated mandatorily redeemable preferred stock of
  the Company's subsidiary trust, holding solely Junior
  Subordinated Debentures of the Company....................          --
SHAREHOLDERS' EQUITY
Preferred stock -- $0.01 par value
  Authorized -- 10,000,000 shares
  None issued...............................................          --            --
Common stock -- $0.01 par value
  Authorized -- 200,000,000 shares
  Issued -- 82,831,828 shares...............................         828           828
Additional paid-in-capital..................................     936,760       936,760
Accumulated other comprehensive income......................       3,546
Retained earnings...........................................     163,366       163,366
Treasury stock..............................................    (374,786)     (374,786)
                                                              ----------    ----------
  Total shareholders' equity................................     729,714
                                                              ----------    ----------
  Total liabilities, preferred securities and shareholders'
     equity.................................................  $7,435,009
                                                              ==========    ==========

                                    BUSINESS

GENERAL

     IndyMac conducts a diversified mortgage lending business, manages an investment portfolio and offers residential construction lending and retail banking products. Our mortgage banking group is our core business. It is a technology-based, highly scalable operation that includes the following distinct channels:

     - a business-to-business (B2B) channel, with mortgage brokers, small-mortgage bankers and community financial institutions effectively providing us with access to a variable cost, nationwide "virtual" branch network,

     - a branchless, technology-driven, business-to-customer (B2C) channel, and

     - a business-to-realtor (B2R or LoanWorks(R)) channel, which allows real estate professionals to utilize our technology to facilitate the mortgage loan process for their customers in the process of purchasing a home.

     We have been able to leverage our proprietary loan approval and pricing system, e-MITS, across our mortgage banking channels. These channels provide us with comprehensive coverage of the consumer mortgage market.

     On July 1, 2000, we acquired SGV Bancorp, Inc., or "SGVB." SGVB was the parent of First Federal Savings and Loan Association of San Gabriel Valley, a federal savings bank. As of the acquisition date, SGVB had assets of $490.8 million, deposits of $355.7 million and shareholders' equity of $37.5 million. We transferred substantially all of our assets and operations to our new subsidiary bank, which is now known as IndyMac Bank, F.S.B., or "IndyMac Bank."

     We invest in residential loans and mortgage securities retained in connection with the issuance of mortgage-backed securities, purchased in the secondary mortgage market, or originated through our B2C channel. We act as primary servicer and master servicer with respect to substantially all the mortgage loans we sell pursuant to private-label (non-GSE) securitizations and loans sold to GSEs.

     We conduct our builder construction lending activities through our Construction Lending Corporation of America(R) (CLCA) division, which offers a variety of residential construction, land and lot loan programs for builders and developers.

MORTGAGE BANKING OPERATIONS

     B2B

     Operations. B2B originates and purchases conforming, non-conforming and jumbo residential prime and subprime mortgage loans. B2B acts as an intermediary between the originators of mortgage loans, and permanent investors in whole loans and mortgage-backed securities secured by or representing an ownership interest in such mortgage loans. B2B's products include loans that qualify for purchase by or inclusion in loan guarantee programs sponsored by the government and GSEs such as the Federal National Mortgage Association (FNMA) and the Federal Home Loan Mortgage Corporation (FHLMC) and mortgage loans that do not so qualify. B2B's operations consist of the origination or purchase secured by first and subordinate liens on single (one-to-four units) family residential properties and that are originated in accordance with our underwriting guidelines and the subsequent securitization or whole loan sale of such mortgage loans.

     Our e-MITS system is an automated loan submission, underwriting and risk-based pricing system that allows mortgage loan sellers to conduct business with us electronically through the Internet at our www.indymacb2b.com website. e-MITS provides sellers the ability to obtain an underwriting decision and risk-based pricing for any borrower or property for which B2B has a lending program, within minutes. e-MITS also provides sellers a streamlined documentation process for certain qualified borrowers. The system provides sellers with alternate product/pricing options and the ability to immediately lock in the selected price. Additionally, e-MITS provides for the electronic delivery, via the Internet, of loan documents to closing agents nationwide.

     Marketing Strategy. Our marketing strategy is to offer competitive products and pricing, response time efficiencies in the purchase process, and direct and frequent contact with loan sellers through a trained sales force. B2B's product mix and delivery channels attract small to mid-sized sellers of mortgage loans by offering a variety of products, pricing, loan underwriting and funding methods designed to be responsive to sellers' needs. Our products include fixed-rate and adjustable-rate mortgage loans, consumer construction loans, reduced documentation loans, non-owner occupied loans and subprime credit quality loans.

B2C AND B2R

     Operations. IndyMac Bank Home Lending is our B2C origination division. B2C offers a variety of residential mortgage loans directly to consumers, including conforming conventional mortgage loans, non-conforming mortgage loans, and subprime mortgage loans. During 1999, we incorporated the e-MITS technology into our B2C website to provide consumers with an online automated underwriting, approval and rate-lock process.

     LoanWorks(R) is the name of our B2R origination division, which began operations in April of 2000. Our LoanWorks(R) division allows real estate professionals to provide expanded mortgage loan services to their customers in the home buying process via its Website, www.loanworks.com. It provides a solid new source of "purchase" volume for our Mortgage Banking Group, without relying on a high cost sales force and branch infrastructure like more traditional lenders.

     Marketing Strategy. B2C's primary marketing tools are (1) Web links from other sites and Web banner advertising, with the idea of being "a store in the mall," not a portal site, (2) direct mail and outbound telemarketing, and (3) marketing to our existing servicing and deposit customers. Through B2C's telemarketing operations and sales force, B2C's loan consultants guide consumers through the loan application process, process loan applications utilizing the e-MITS technology, and make lending decisions, thereby providing a streamlined loan application process. B2R leverages its marketing efforts through the real estate agents, and therefore expends less marketing costs per transaction than B2C. B2R's marketing approach includes (1) participating in local real estate forums and trade shows, (2) providing seminars and continuing education aimed at individual real estate agents, and (3) advertising in national and regional trade publications.

LOAN PURCHASE AND ORIGINATION PROCESS

     Seller Eligibility Requirements. The mortgage loans acquired through our B2B operations are originated by various sellers, including mortgage brokers, mortgage bankers, savings and loan associations, banks, and other mortgage lenders. Each seller generally enters into an agreement that provides for recourse by us against the seller under various circumstances, including material breaches of representations or warranties made by the seller with respect to mortgage loans sold to us, fraud or misrepresentation during the mortgage loan origination or acquisition process, or upon early payment default on the loans sold to us. However, there can be no assurance that any seller would have adequate means to provide compensation to us in the event of a loss.

     Mortgage Loans Acquired. We purchase and originate both conforming and non-conforming loans through our B2B, B2C and B2R operations. Currently, the maximum principal balance for a conforming loan is $275 thousand. Loans that exceed this maximum principal balance are referred to as "jumbo loans." We generally purchase jumbo loans with original principal balances of up to $3 million. As a nationwide lender, we purchase loans secured by properties located in all 50 states, but with a concentration in those regions of the country where higher volumes of mortgage loans, based on unpaid principal balance, are originated, including California, New York, Florida and New Jersey. Our highest concentration of mortgage loans relate to properties in California because of the generally higher property values and mortgage loan balances prevalent there. Mortgage loans secured by California properties accounted for approximately 32% of the mortgage loans purchased by us for the first three quarters of 2001.

     The mortgage loans we acquire are primarily secured by first liens on single (one-to-four) family residential properties with either fixed or adjustable interest rates. Fixed-rate mortgage loans accounted for approximately 77% of the mortgage loans we purchased in the first nine months of 2001 compared to 84% in 2000.

     Underwriting and Risk-Based Pricing. We have two principal underwriting methods designed to be responsive to the needs of mortgage loan sellers: traditional underwriting and e-MITS underwriting. Under the traditional underwriting method, sellers submit mortgage loans that are underwritten by us in accordance with our guidelines prior to purchase. Our e-MITS underwriting and risk-based pricing system enables us to estimate expected credit loss and interest rate (or prepayment) risk so that we can acquire loans at prices that more accurately reflect these risks. Risk-based pricing is based on a number of borrower and loan characteristics, including, among other loan variables, credit score, occupancy, documentation type, purpose, loan-to-value ratio and prepayment assumptions based on an analysis of interest rates. During the nine months ended September 30, 2001 we funded approximately $9.8 billion and $0.6 billion of prime and subprime loans through e-MITS, representing 88% and 75% of our total prime and subprime loan production, respectively. During the third quarter of 2001, we funded 86% of our production through e-MITS.

     Quality Control. We conduct ongoing quality control reviews to ensure that loans purchased meet our quality standards. The type and extent of the quality control review is based primarily on the risk characteristics of the loans. Following purchase, we review a higher percentage of mortgage loans with certain specified characteristics, including, among other characteristics, loans purchased from sellers with comparatively high delinquency rates and all loans that are delinquent for 90 days or more.

     In performing a quality control review on a loan, we analyse the underlying property and associated appraisal and examine the credit, employment and income history of the borrower. In addition, all documents submitted in connection with the loan, including all insurance policies, appraisals and credit records, and the closing statement, sales contract and escrow instructions are examined for compliance with our underwriting guidelines. Furthermore, as a part of our standard fraud review, we re-verify, on a sample basis, the employment, income and source of funds documentation of the borrower and obtain a new credit report. Independent appraisals are obtained as a part of our quality control reviews as deemed appropriate.

     Mortgage Pipeline Hedging Activities. Following the issuance of specific rate-locks for loans held for sale, we are subject to the risk of interest rate fluctuations with respect to the contractual rate of interest on such loans. We enter into hedging transactions to diminish such risk. The nature and quantity of our hedging transactions is determined by management based on various factors, including market conditions, cash flow considerations, the expected or contractual volume of mortgage loan purchases and the product types or coupon rates to be purchased.

LOAN SALE AND SECURITIZATION PROCESS

     General. We primarily use committed repurchase agreements, bank borrowings, unsecured debt and equity to finance the initial acquisition of mortgage loans. When a sufficient volume of loans with similar characteristics has been accumulated, generally $100 million to $500 million in principal amount, the loans are resold in bulk whole loan sales, securitized through the issuance of mortgage-backed securities in the form of real estate mortgage investment conduits (REMICs), or sold to GSEs. The length of time between when we purchase a mortgage loan and when we sell or securitize the mortgage loan generally ranges from ten to 90 days, depending on factors such as the loan volume by product type and market fluctuations in the prices of mortgage-backed securities.

     We are subject to various risks due to potential interest rate fluctuations after we commit to purchase a mortgage loan at a pre-determined price and before the mortgage loan is committed for sale. We attempt to mitigate these risks through the implementation of hedging policies and procedures. In accordance with these policies and procedures, we seek to utilize financial instruments whose price sensitivity has historically had a close inverse correlation to the price sensitivity of the related mortgage loans as a result of changes in applicable interest rates. With respect to our pipeline of jumbo and non-conforming fixed-rate loans, the financial instrument which has historically demonstrated close inverse correlation, and also trades in a relatively liquid and efficient manner, is a forward commitment to sell a FNMA or FHLMC security of comparable maturity and weighted average interest rate. However, our private-label mortgage securities typically trade at a discount (or "spread") compared to the corresponding FNMA or FHLMC securities, due to the implied government guarantees of certain FNMA or FHLMC obligations. In a widening spread interest rate environment, fixed rate loans that we have previously purchased at par tend to decrease in value as the average coupon on loans in current production has increased, therefore creating a loss risk. Conversely, in a narrowing spread interest rate environment, fixed rate loans tend to increase in value, which would result in a gain on sale of loans for us. Accordingly, while our hedging strategy may mitigate the impact that changes in interest rates would have on the price of agency mortgage securities (and therefore to some extent on the price of our private-label mortgage securities), such strategy does not protect us against the effects of a widening or narrowing in the pricing spread between agency mortgage securities and our private-label mortgage securities. Therefore, any significant widening or narrowing of the spread commanded by agency mortgage securities compared to our private-label mortgage securities could have a negative or positive effect on our financial performance, regardless of the efficiency of execution of our hedging strategy.

     Our decision to sell whole loans in bulk or to form mortgage-backed securities in the form of REMICs or agency securities is influenced by a variety of factors, including the price at which such whole loans or securities can be sold. We are currently expanding our issuance of FNMA and FHLMC mortgage-backed securities that are backed by loans originated or purchased by us. In these transactions, we retain the related servicing rights. For the nine months ended September 30, 2001, the Company sold $2.3 billion or 22.6% of all loans sold through bulk whole loan sales, $1.4 billion or 14.1% through private label securitizations, and $6.4 billion or 63.3% to GSEs.

     REMIC transactions are generally accounted for as sales of the mortgage loans and may eliminate or minimize any of our long-term investment by us in such loans, depending on the extent to which we decide to retain an interest. REMIC securities consist of one or more classes of "regular interests" and a single class of "residual interest." The regular interests are tailored to the needs of investors and may be issued in multiple classes with varying maturities, average lives and interest rates. These regular interests are predominantly senior securities, but, in conjunction with providing credit enhancement, may be subordinated to the rights of other regular interests. The residual interest represents the remainder of the cash flows from the loans over the amounts required to be distributed to the regular interests.

     Credit Enhancement. The REMICs we create are structured so that, in general, most of such securities are rated investment grade by at least one nationally recognized statistical rating agency. In contrast to mortgage-backed securities in which the principal and interest payments are guaranteed by the U.S. government or an agency thereof, our private-label securities do not benefit from any such guarantee. The ratings for our mortgage-backed securities are based on the perceived credit risk of the underlying mortgage loans by the applicable rating agency, the structure of the securities and the associated level of credit enhancement. Credit enhancement is designed to provide protection to one or more classes of security holders in the event of borrower defaults and to protect against other losses, including those associated with fraud or reductions in the principal balances or interest rates on loans as required by law or a bankruptcy court. We can utilize multiple forms of credit enhancement, including bond insurance guarantees, mortgage pool insurance, special hazard insurance, reserve funds, letters of credit, surety bonds and subordination of certain classes of interests to other classes, or any combination thereof.

     In determining whether to provide credit enhancement, we take into consideration the costs associated with each method. We principally provide credit enhancement through the issuance of mortgage-backed securities in senior/subordinated structures. The subordinated securities may be sold, retained by us and accumulated for sale in subsequent transactions, or retained as long-term investments.

INVESTMENT PORTFOLIO OPERATIONS

LOANS HELD FOR INVESTMENT

     Operations. To generate continuing earnings that are less dependent upon our loan purchase volumes and sale and securitization activities, we selectively invest in residential loans on a long-term basis. We finance the acquisition of such loans with our capital, advances from the FHLB of San Francisco, borrowings under committed repurchase agreements and other credit facilities referred to under "Financing Sources" below. We have assumed a certain degree of credit risk and interest rate risk in relation to our portfolio of loans held for investment.

     Mortgage-Backed Securities and Other Investments. We may purchase or retain interests in mortgage related assets including principal-only or AAA rated interest-only securities, investment and non-investment grade securities, residual securities, mortgage servicing assets, or other interest rate or prepayment-sensitive securities or investments. We have assumed a certain degree of credit risk and interest rate risk in relation to its portfolio of mortgage securities.

     Business Risks. The primary risk associated with AAA rated interest-only securities and mortgage servicing rights is that they will lose a substantial portion of their value as a result of higher-than anticipated prepayments occasioned by declining interest rates. It is also possible that under certain higher-than anticipated prepayment events, we would not recoup our initial investment in AAA rated interest-only securities or mortgage servicing rights. Investments in AAA rated interest-only securities and mortgage servicing rights have values that tend to move inversely to the values of the retained investment grade, non-investment grade, and principal-only securities as interest rates change. For example, as interest rates decline, prepayments would tend to increase and the value of our mortgage servicing rights and AAA rated interest-only securities would tend to decrease. By contrast, the value of our portfolio of fixed rate investment and non-investment grade securities would tend to increase because the value of fixed coupon assets increase in price as market interest rates decline. We seek to manage the effects of changing interest rates through hedging with U.S. Treasury-based, mortgage-based, and derivative instruments. However, there can be no assurance that this strategy will succeed under any particular interest rate scenario.

CONSUMER BANKING

     Our consumer bank, IndyMac Bank(SM), F.S.B., provides an important source of funding in the form of deposits from customers, consisting primarily of certificates of deposit (CDs). Through our marketing efforts during 2001, IndyMac Bank increased total deposits from $797.9 million on December 31, 2000, to $2.8 billion at September 30, 2001. The increase in deposits was primarily attributable to our marketing efforts to increase our CD portfolio. Our strategy has been to focus on large balance, low transaction cost deposits. The primary tool in this strategy has been to be a price leader in CD rates for selected maturities.

SERVICING OPERATIONS

     We purchase the rights to service the mortgage loans delivered by the sellers to us. Through our IndyMac Home Loan Servicing division, we service loans for which we have purchased the servicing rights and which we originate through our B2C division. Through our Master Servicing division, we act as master servicer with respect to substantially all of the mortgage loans we sell pursuant to private label securitizations, and a portion of those loans sold through whole loan sales. Master servicing includes collecting loan payments from servicers of loans and remitting loan payments, less master servicing fees, to trustees.

     Master Servicing. As master servicer, we monitor the primary servicer's compliance with our servicing guidelines and are required to perform, or to contract with a third party to perform, all obligations not adequately performed by any servicer. The master servicer may permit or require the servicer to contract with approved subservicers to perform some or all of the servicer's servicing duties, but the servicer is not thereby released from its servicing obligations.

     In connection with REMIC securitizations, we master service on a non-recourse basis. Each series of mortgage-backed securities is typically payable from the mortgage assets underlying such series and the recourse of investors is generally limited to those assets and any credit enhancement features, such as insurance. As a general rule, any losses in excess of the accompanying credit enhancement obtained is borne by the security holders. Except in the case of a breach of the standard representations and warranties we make when mortgage loans are securitized or sold, the securities or sales are non-recourse to us. In most cases, we have recourse to the sellers of loans for any such breaches, although there can be no assurance that each such seller will be able to honor its obligations under such recourse arrangements.

     IndyMac Home Loan Servicing. During the first nine months of 2001 we purchased substantially all loans servicing released (i.e. we purchased the right to service the loans), as a result of our focus on small to mid-sized mortgage brokers, which do not generally have loan servicing capabilities. We, through IndyMac

Home Loan Servicing, serviced approximately $18.2 billion of prime, subprime, home equity lines of credit, manufactured housing and home improvement mortgage loans at September 30, 2001. Servicing mortgage loans includes collecting and remitting loan payments; responding to customers' inquiries; making advances; using corporate funds to pay property taxes and hazard insurance, when required; accounting for principal and interest; holding custodial (impound) funds for payment of property taxes and hazard insurance; making physical inspections of the mortgaged property, as necessary; counseling delinquent mortgagors; supervising foreclosures and liquidation of foreclosed property; performing required tax reporting; and other loan administration functions necessary to protect investors' interests, respond to borrower needs, and comply with applicable laws and regulations.

BUILDER CONSTRUCTION LENDING

     Operations. Our CLCA(R) division offers residential construction loan programs for builders and developers. The target project for CLCA(R)'s residential construction loan program is a 15 to 100 unit subdivision, built in one to five phases, that will be marketed to entry level/first-time or trade-up buyers. In general, the maximum loan size per project is $15 million and the average commitment size was $7.8 million as of September 30, 2001. The specific terms of any construction loan, including the principal amount thereof and the applicable interest rate, loan fees, and other terms, are based upon, among other things, the quality of the project and the financial strength, historical performance and other qualifications of the builder.

     Due to the current economic environment, we have scaled back our financing activities to residential subdivision developers from 31 states to 8 states. This division will now limit its production activities to eight states (California, Nevada, Arizona, Oregon, Washington, Utah, Colorado and Illinois) which account for 83% of current principal balances of loans outstanding and exhibit the strongest loan performance characteristics, and does not intend to initiate any new construction commitments outside of these states. In addition, this division will limit its loan balances outstanding to the lesser of 10% of assets or $750 million. This change will provide greater focus and emphasis on loan performance and overall asset quality, a move that we believe is prudent.

CREDIT RISK

     We have credit risk in connection with investments in mortgage securities and loans held for investment, as well as in connection with our mortgage banking and construction lending operations. We evaluate and monitor our exposure to credit losses and have established an allowance for anticipated credit losses based upon several factors, including, among others, estimated inherent losses on the loans and trends in portfolio volume. We likewise have credit risk in connection with investments in non-investment grade securities. Such securities are recorded net of a discount that factors in the estimated credit losses associated with such securities, as estimated by internal loss models and/or market indications.

     We have established risk management and credit committees to manage our exposure to credit losses in our various business operations. We have established a central risk management committee to monitor the adequacy of loan loss reserves for our consumer lending products and the valuation of credit sensitive securities. The central risk management committee implements changes that seek to balance our credit risk with our production, pricing and profitability goals for our B2B, B2C, and B2R divisions.

     Our investments include AAA rated interest-only securities, principal-only securities, and other mortgage-backed securities, consisting of both investment grade securities (i.e., rated BBB or higher) and non-investment grade securities (i.e., rated lower than BBB). As of September 30, 2001, investment grade securities comprised 94% of our mortgage-backed securities portfolio. In general, non-investment grade securities bear losses prior to related, more senior investment grade securities and, therefore, we have credit risk with respect to the non-investment grade securities in our mortgage-backed securities portfolio. However, our non-investment grade securities portfolio was recorded at a discount of $15.4 million to the securities' face value, which represents 74.9% of the face value of these securities at September 30, 2001. Our total non-investment grade securities portfolio of $5.2 million represented 0.7% of our shareholders' equity.

COMPETITION

     In our B2B operations, we compete with mortgage bankers, GSEs, established third party lending programs, investment banking firms, banks, savings institutions, and other lenders and entities purchasing mortgage assets. Mortgage-backed securities issued through our B2B operations face competition from other investment opportunities available to prospective investors.

     The GSEs have made and will continue to make significant technological and economic advances to broaden their customer bases. There has been much debate and discussion in Congress and in the news media as to the proper role of these agencies. When the GSEs contract or expand, there are both positive and negative impacts on our B2B lending operations. As GSEs expand, additional liquidity is brought to the market, and products can be resold more quickly. Conversely, expanding GSEs increase competition for loans, which may reduce profit margins on loan sales. We seek to address these competitive pressures by making a strong effort to maximize our use of technology, by diversifying into other lines of business that are less affected by GSEs and by operating in a more cost-effective manner compared to our competitors, but there can be no assurance that these efforts will be successful.

     The primary competition to B2C, B2R, CLCA, and IndyMac Home Loan Servicing is from banks and other financial institutions and mortgage companies. We seek to compete with these various finance and mortgage companies and financial institutions through an emphasis on quality of service, diversified products, and maximum use of technology.

     We face competition in attracting deposits. Our most direct competition comes from savings and loan associations and commercial banks. We seek to compete with these financial institutions through an emphasis on quality of service and offering higher returns on certificates of deposits. Additionally, we compete by offering Internet banking and a centralized telebanking operation.

FINANCING SOURCES

     We use proceeds from the sale of REMIC and agency securities, committed repurchase agreements, bank borrowings, advances from the FHLB, deposits, other borrowings and issuance of unsecured debt to meet our working capital needs.

     Deposits. Deposits totalled $2.8 billion at September 30, 2001, compared to $0.8 billion at December 31, 2000. The increase in deposits was primarily attributable to our marketing efforts to increase our CD portfolio. Our strategy has been to focus on large balance, low transaction cost deposits. The primary tool in this strategy has been to be a price leader in CD rates for selected maturities.

     Advances from the Federal Home Loan Bank. Advances from the FHLB of San Francisco totalled $1.7 billion at September 30, 2001, compared to $1.3 billion at December 31, 2000. The increase in FHLB advances was primarily due to our strategy to diversify our borrowing facilities into longer-term, lower-cost liabilities.

     Other Borrowings. Our other borrowings totalled $1.6 billion at September 30, 2001, compared to $2.9 billion at December 31, 2000.

     In June of 1999, our Board of Directors approved a $100 million share repurchase program. This program was increased during 2000 to $300 million. In May of 2001, the Company's Board of Directors approved an additional $100 million for the share repurchase program, for a total of $400 million since inception of the program. During the third quarter of 2001, we did not repurchase any shares of our outstanding common stock in accordance with the share repurchase program. From the share repurchase program's inception through September 30, 2001, the Company has repurchased 21.3 million shares, at an average cost of $17.00 per share, for a total of $361.7 million.

                                   MANAGEMENT

                NAME                   AGE                        OFFICE
                ----                   ---                        ------
David S. Loeb........................  77     Chairman of IndyMac and IndyMac Bank
Michael W. Perry.....................  39     Chief Executive Officer of IndyMac and IndyMac
                                              Bank
Richard H. Wohl......................  43     Senior Executive Vice President of IndyMac
                                              Bank; President and Chief Operating Officer of
                                              IndyMac Bank's Mortgage Banking Group
S. Blair Abernathy...................  39     Executive Vice President, Capital Markets of
                                              IndyMac Bank's Mortgage Banking Group
Carmella L. Grahn....................  38     Executive Vice President and Chief Financial
                                              Officer of IndyMac and IndyMac Bank
Roger H. Molvar......................  46     Executive Vice President and Chief
                                              Administrative Officer of IndyMac and IndyMac
                                              Bank
Lyle E. Gramley......................  74     Director
Hugh M. Grant........................  64     Director
Patrick C. Haden.....................  48     Director
Thomas J. Kearns.....................  63     Director
Federick J. Napalitano...............  71     Director
James R. Ukropina....................  64     Director
John F. Seymour......................  63     Director, IndyMac Bank

     David S. Loeb has been Chairman of the Board of Directors of IndyMac since its formation in 1985. From 1985 to January 1997, Mr. Loeb served as Chief Executive Officer of IndyMac. He is also Chairman of the Board of Directors of IndyMac Bank. Mr. Loeb was a co-founder of Countrywide Credit Industries, Inc.
(CCI), a former affiliate of IndyMac, and was President of CCI from its formation in March 1969 to February 2000. He also served as Chairman of CCI from its formation to March 1999. Mr. Loeb served as a director of both CCI and Countrywide Home Loans, Inc. (CHL), a subsidiary of CCI, until February 2000.

     Michael W. Perry is Chief Executive Officer and Vice Chairman of the Board of Directors of IndyMac and IndyMac Bank. Mr. Perry has been with IndyMac since January 1993 and previously served as President of IndyMac from January 1997 to February 1999, and Chief Operating Officer from January 1993 to January 1997. Mr. Perry has direct responsibility for the management of IndyMac and its subsidiaries. From May 1987 to December 1992, he served as Senior Executive Vice President in charge of the Mortgage Banking Division of Commerce Security Bank and as Chief Financial Officer of Commerce Security Bank. He has 15 years of business experience with financial institutions, real estate firms and mortgage banking companies, including four years as a certified public accountant with KPMG Peat Marwick LLP.

     Richard H. Wohl is the Senior Executive Vice President of IndyMac Bank and the President and Chief Operating Officer of IndyMac Bank's Mortgage Banking Group. Mr. Wohl is responsible for IndyMac Bank's mortgage banking business and each of its customer channels, products and key support functions, such as consumer lending technology and secondary marketing. Mr. Wohl previously served IndyMac in several capacities, including as general counsel and secretary from April 1994 to February 1999, and as Chief Operating Officer in charge of various financial and administrative functions from February 1999 to February 2000. Prior to joining IndyMac in April 1994, Mr. Wohl practiced as an attorney with Morrison & Foerster in Los Angeles, where he worked in the institutional lending and corporate areas with a focus on mortgage banking. Mr. Wohl graduated with distinction from Stanford University and received his J.D. from the Harvard Law School, where he was an editor of the Harvard Law Review.

     S. Blair Abernathy is the Executive Vice President, Capital Markets of IndyMac Bank's Mortgage Banking Group. Mr. Abernathy is responsible for the hedging, trading, product development, risk-based pricing and secondary market functions of IndyMac Bank. Prior to joining IndyMac in February 1994, Mr. Abernathy managed the accounting and investment functions of Commerce Security Bank, a state chartered bank in Sacramento, California, as its Senior Vice President and Chief Financial Officer. From July

1988 to January 1993, Mr. Abernathy served as the Vice President and Controller of Sunrise Bancorp of California, a publicly traded bank holding company with banking and mortgage banking subsidiaries.

     Carmella L. Grahn is the Executive Vice President and Chief Financial Officer of IndyMac and IndyMac Bank. Ms. Grahn is responsible for accounting, tax, and financial planning, analysis and reporting. Prior to joining IndyMac in October 1993, Ms. Grahn was an audit manager in the Financial Services Special Practice Group at Price Waterhouse. At Price Waterhouse, her clients included commercial banks, savings and loans, mortgage banks, mutual funds and real estate developers. She also served as Senior Vice President and Chief Financial Officer of Olympic National Bank, a publicly traded bank. Ms. Grahn is a Certified Public Accountant and received a B.A. in accounting from Ohio University and the Elijah Watt Sells award for ranking in the top 1% of candidates sitting for the CPA examination nationwide.

     Roger H. Molvar is Executive Vice President and Chief Administrative Officer of IndyMac and IndyMac Bank. Mr. Molvar has management responsibility for finance and administrative functions, including Corporate Finance, Treasury, Strategic Planning, Investor and Media Relations, Acquisitions, and Venture Capital Investments. Prior to joining IndyMac in July 2000, among other responsibilities, he was Senior Vice President and Management Committee member of The Times Mirror Company (1996-2000), Senior Vice President & Comptroller, First Interstate Bank (1986-1996), Chief Financial Officer, Helionetics, Inc. (1985-1986) and a senior manager at Arthur Andersen (1976-1985). Mr. Molvar serves as Chairman of the Executive Committee of the SEC and Financial Reporting Institute -- University of Southern California, having previously served as a member of the Accounting Standards Executive Committee (AcSEC) and its Business Combinations Task Force (1995 to 1998). He is a past member of the Financial Executives Institute's Advisory Committee on the use of Internet/Intranet Technologies and served as Chairman of the FASB's Working Group on the delivery of financial information to investors via web-enabled strategies. His affiliations include the American Institute of Certified Public Accountants, where he recently completed duties on the Professional Ethics Executive Committee (the profession's standards enforcement arm).

     Lyle E. Gramley has been a director of IndyMac since January 1993. He is also a director of IndyMac Bank. Mr. Gramley is a former member of the Board of Governors of the Federal Reserve System. Since September 1985, he has been employed by the Mortgage Bankers Association of America as its chief economist and, more recently, as a consulting economist. During that period he also has been self-employed as an economic consultant. He serves on the Board of Trustees of the following mutual funds distributed by Dreyfus Service Corporation: Cash Management, Cash Management Plus, Inc., Government Cash Management, Treasury Cash Management, Treasury Prime Cash Management, Tax Exempt Cash Management, Municipal Cash Management Plus and New York Municipal Cash Management. He also serves on the Board of Directors and the Compensation Committee of the Board of Directors of NuWave Technologies, Inc., a company specializing in video imaging.

     Hugh M. Grant became a director of IndyMac in May 2000. He is also a director of IndyMac Bank. Since 1996, Mr. Grant has been a business consultant. Prior to 1996, he spent approximately 38 years with Ernst & Young (Arthur Young & Company before its 1989 merger with Ernst & Whinney) where, among other things, he was Vice-Chairman and Regional Managing Partner-Western United States. Mr. Grant serves on the Board of Directors and as Chairman of the Audit Committee of Inglewood Park Cemetery. He also served on the Board of Directors and as Chairman of the Audit Committee of the Santa Barbara Group of Mutual Funds.

     Patrick C. Haden became a director of IndyMac in March 2000. He is also a director of IndyMac Bank. Mr. Haden has been a general partner of Riordan, Lewis & Haden, an equity investment firm, since 1987. Mr. Haden serves on the Board of Directors of Tetra Tech, Inc., Elkay Plastics Co., Inc., and Financial Pacific Insurance Group, Inc. He serves on the Compensation Committee and the Audit Committee of the Board of Directors of Tetra Tech, Inc. Mr. Haden graduated Magna Cum Laude, Phi Beta Kappa from the University of Southern California and was awarded a Rhodes Scholarship to study Economics at Oxford University in England. Mr. Haden received his J.D. from Loyola Law School in 1982.

     Thomas J. Kearns has been a director of IndyMac since June 1990. He is also a director of IndyMac Bank. Mr. Kearns was a consultant for Josephthal Lyon & Ross, Inc. from April 1995 to September 1998. He has 30 years of experience in the securities business, including approximately 16 years with Merrill Lynch Capital Markets as a First Vice President. He was also a Managing Director of Commonwealth Associates from April 1994 to February 1995.

     Frederick J. Napolitano has been a director of IndyMac since its formation in 1985 and has been Chairman of the Board of Pembroke Enterprises, Inc., a real estate development company located in Virginia, since 1973. He is also a director of IndyMac Bank. Mr. Napolitano was a director of Home Mortgage Access Corporation, serves on the Board of Directors and the Executive Committee of the National Association of Home Builders and was President of the National Association of Home Builders in 1982. He served on the Federal Home Loan Bank Board Advisory Council from 1983 to 1985, the Federal Home Loan Mortgage Corporation Advisory Committee from 1981 to 1983 and the Federal National Mortgage Association Advisory Board from 1984 to 1985. Mr. Napolitano was Chairman of the Hampton Roads Chamber of Commerce in 1989, and was a member of the Industrial Development Services Advisory Board for the Commonwealth of Virginia.

     James R. Ukropina became a director of IndyMac in February 2001. He is also a director of IndyMac Bank. Mr. Ukropina recently became Of Counsel to O'Melveny & Myers LLP, after serving as a senior partner with the law firm since 1992. He serves on the Board of Directors of Lockheed Martin Corporation, Pacific Life Insurance Company, Central Natural Resources Corporation and Trust Company of the West. He also serves on the Audit Committee and the Ethics and Nominating Committee of the Board of Directors of Lockheed Martin Corporation. Mr. Ukropina previously served on the Board of Directors of Security Pacific Corporation, Santa Fe International Corporation, Miller's Outpost, Stanford University, the California Chamber of Commerce, the California Business Roundtable, Occidental College, Executive Service Corps of Southern California, the Advisory Council of the Stanford Graduate School of Business, KCET, a public television station in Los Angeles, and the California Economic Development Corporation. Mr. Ukropina received his A.B. degree in 1959 from Stanford University and his M.B.A. in 1961 from Stanford Graduate School of Business Administration. In 1965, he received his L.L.B. from the University of Southern California Law School where he was Editor-in-Chief of the Southern California Law Review.

     John F. Seymour (U.S. Senator, Retired) has been a director of IndyMac since July 2000. Senator Seymour represented the State of California from 1991 through 1992. He was a California State Senator representing Orange County from 1982 to 1991. Today Senator Seymour serves as Chief Executive Officer of Southern California Housing Development, an entity that owns and manages approximately 3,000 affordable apartments throughout Southern California. He currently serves or has served on a number of corporate Boards of Directors including Orange Coast Title Insurance, Los Angeles Federal Savings Bank, Irvine Apartment Communities, Inco Homes, and Countrywide Financial Services. Senator Seymour served in the U.S. Marine Corps for four years. He attended the University of California at Los Angeles and earned a Bachelor degree in Business and Finance.

                            INDYMAC CAPITAL TRUST I

     The Trust is a statutory business trust formed under the Trust Act pursuant to (i) a trust agreement, dated as of August 16, 2001 executed by IndyMac, as sponsor, and (ii) a certificate of trust, dated as of August 16, 2001, filed with the Secretary of State of the State of Delaware. The Trust's business and affairs are conducted by the Trustees: Wilmington Trust Company, as property trustee and as Delaware trustee, and two individual administrative trustees who are employees or officers of or affiliated with IndyMac. The Trust exists for the exclusive purpose of (i) issuing and selling the preferred securities and common securities of the Trust (collectively, the Trust Securities), (ii) investing the gross proceeds from such sales in the debentures and (iii) engaging in only those other activities necessary or incidental thereto. Accordingly, the debentures are the sole assets of the Trust, and payments under the debentures will be the sole revenue of the Trust. All of the common securities are owned by IndyMac. The common securities rank on a par, and payments will be made thereon pro rata, with the preferred securities, except that upon the occurrence and continuance of an event of default under the trust agreement resulting from an event of default under the indenture (an Indenture Event of Default), the rights of IndyMac as holder of the common securities to payment in respect of distributions and payments upon liquidation, redemption or otherwise are subordinated to the rights of the holders of the preferred securities. IndyMac acquired common securities in an aggregate liquidation amount equal to 3% of the total capital of the Trust.

     The property trustee holds title to the debentures for the benefit of the holders of the Trust Securities and, as the holder of the debentures, the property trustee has the power to exercise all rights, powers and privileges of a holder of debentures under the indenture. In addition, the property trustee maintains exclusive control of a segregated non-interest bearing trust account (the Property Account) to hold all payments made in respect of the debentures for the benefit of the holders of the Trust Securities. The guarantee trustee holds the Guarantee for the benefit of the holders of the Trust Securities. IndyMac, as the holder of all the common securities, has the right to appoint, remove or replace any of the Trustees and to increase or decrease the number of Trustees; provided that the number of Trustees will be at least three; and provided further that at least one Trustee will be a Delaware Trustee, at least one Trustee will be the property trustee and at least one Trustee will be an administrative trustee. Under the indenture, IndyMac, as issuer of the debentures, has agreed to pay all fees and expenses related to the organization and operations of the Trust (including any taxes, duties, assessments or governmental charges of whatever nature imposed by the United States, or any other taxing authority upon the Trust or any payment by the Trust to holders of Trust Securities) and the offering of the preferred securities and be responsible for all debts and obligations of the Trust (other than with respect to the preferred securities).

     For so long as the preferred securities remain outstanding, IndyMac covenants (i) to maintain directly or indirectly ownership of all of the common securities, (ii) to cause the Trust to remain a statutory business trust and not to voluntarily dissolve, wind-up, liquidate or be terminated, except as permitted by the trust agreement, (iii) to use its commercially reasonable efforts to ensure that the Trust will not be an "investment company" for purposes of the Investment Company Act of 1940, as amended from time to time, or any successor legislation (the 1940 Act) and (iv) to take no action that would be reasonably likely to cause the Trust to be classified as an association or a partnership taxable as a corporation for United States federal income tax purposes.

     The rights of the holders of preferred securities, including economic rights, rights to information and voting rights, are set forth in the trust agreement, the Trust Act and the Trust Indenture Act. The trust agreement and the Guarantee also incorporate by reference the terms of the Trust Indenture Act.

     The principal offices and telephone number of the Trust are c/o IndyMac Bancorp, Inc., 155 North Lake Avenue, Pasadena, California, 91101-7211, and
(800) 669-2300.

     It is anticipated that the Trust will not be subject to the reporting requirements under the Securities Exchange Act of 1934.

                            DESCRIPTION OF THE UNITS

     We have summarized the description of the terms of the units and of the warrants, the preferred securities, the debentures and the guarantee under the captions "Description of the Warrants," "Description of the Preferred Securities," "Description of the Debentures," and "Description of the Guarantee" in this prospectus supplement. These summaries are not complete.

     We urge you to read the unit agreement, including the forms of the unit, and the warrant agreement (including definitions of terms) because they, and not this description, define your rights as holder of the units. You may request copies of these documents from us at our address set forth on page 1 of the accompanying prospectus under "Where You Can Find More Information."

GENERAL

     Each unit consists of:

     - a preferred security, having a stated liquidation amount of $50, representing an undivided beneficial ownership interest in the assets of the Trust, which assets consist solely of the debentures; and

     - a warrant to purchase, at any time prior to September   ,  2031,   shares
       (subject to antidilution adjustments) of common stock of IndyMac.

The exercise price on the initial date of issuance will be $          and will
accrete on a daily basis as described in this prospectus supplement to $50 on the expiration date.

     At any time after issuance, the preferred security and the warrant components of each unit may be separated by the holder thereof and transferred separately, and thereafter, a separated preferred security and warrant may be combined to form a unit. Prior to the registration of unit securities under the Securities Act, preferred securities and warrants that are to be combined to form units must have been transferred pursuant to the same exemption from registration under the Securities Act as the preferred security or warrant, as applicable, with which they are to be combined.

     The $50 purchase price of each unit will be allocated between the preferred security and the warrant comprising such unit in proportion to their respective fair market values at the time of issue. At the time of issuance, we expect that the fair market value of each preferred security will be approximately
$          and the fair market value of each warrant will be approximately
$          . Our determination as to the allocation of the purchase price generally will be binding on each beneficial owner of a unit (but not on the Internal Revenue Service). See "Material United States Federal Income Tax Consequences -- Allocation of Issue Price, Tax Basis of the Units" in this prospectus supplement.

DISTRIBUTIONS

     Holders of units are entitled to receive cumulative cash distributions
payable on the related preferred securities by the Trust at the rate of      %
of the stated liquidation amount per annum, payable quarterly in arrears, subject to reset upon a remarketing as described under "Description of the Debentures -- Interest" on page S-63 of this prospectus supplement. The ability of the Trust to pay the quarterly distributions on the preferred securities will depend solely upon its receipt of corresponding interest payments from IndyMac
on the debentures. Distributions accumulate from November   , 2001. Interest on
the debentures not paid on the scheduled quarterly interest payment date will accrue and compound quarterly, to the extent permitted by law, at the applicable interest rate, and, as a result, distributions on the preferred securities will continue to accumulate and compound quarterly, to the extent permitted by law, at the applicable distribution rate.

     Holders of units are also entitled to receive a pro rata distribution of payments of principal on the debentures, except that payments of principal following an exchange of preferred securities for debentures will be paid to the holder of the debentures.

     At all times, the distribution rate, the distribution dates and other payment dates for the units will correspond to the interest rate, interest payment dates and other payment dates on the debentures, which will be the sole assets of the Trust.

     Distributions on the units will be paid only to the extent that payments are made in respect of the debentures and to the extent that the Trust has funds available for the payment of such distributions. See "Description of the Debentures" on page S-60 of this prospectus supplement. If IndyMac does not make payments on the debentures, the Trust will not have funds available to pay distributions on the units.

     So long as IndyMac is not in default in the payment of interest on the debentures, and so long as a failed remarketing has not occurred, IndyMac has the right under the indenture to defer payments of interest on the debentures by extending the interest payment period at any time, and from time to time, on the debentures. As a consequence of each such extension, distributions on the units would be also deferred (but despite such deferral payments of interest would continue to accrue at the then applicable interest rate per annum compounded quarterly, to the extent permitted by applicable law, and, as a result, distributions would continue to accumulate at the then applicable distribution rate compounded quarterly, to the extent permitted by law) by the Trust for a corresponding period. Such right to extend the interest payment period for the debentures is limited to a period not exceeding 20 consecutive quarters and no extension may extend beyond the stated maturity of the debentures. In the event that IndyMac exercises this right to defer payments of interest, then IndyMac will not, and will not permit any subsidiary to,

     - declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of IndyMac's capital stock or

     - make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of IndyMac that rank equally with or junior in interest to the debentures or make any guarantee payments with respect to any guarantee by IndyMac of the debt securities of any subsidiary of IndyMac if such guarantee ranks equally with or junior in interest to the debentures.

     Notwithstanding the foregoing the following will be permitted:

     - dividends or distributions in common stock or rights to acquire common stock of IndyMac,

     - payments under the Guarantee,

     - any declaration of a dividend in connection with the implementation of a shareholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto,

     - purchases of common stock related to the issuance of common stock or rights under any of IndyMac's benefit plans and

     - repurchases of common stock by IndyMac in connection with acquisitions of businesses made by IndyMac (which repurchases are made in connection with the satisfaction of indemnification obligations of the sellers of such businesses).

     Prior to the termination of any extension period, IndyMac may further defer payments of interest by extending the interest payment period, provided that such extension period, together with all such previous and further extensions thereof, may not exceed 20 consecutive quarters or extend beyond the stated maturity of the debentures. Upon the termination of any extension period and the payment of all amounts then due, IndyMac may commence a new extension period, subject to the above requirements. IndyMac has no current intention of exercising its right to defer payments of interest by extending the interest payment period of the debentures.

CHANGE OF CONTROL

     If a Change of Control occurs, each holder of a unit will have the right to:

     - require IndyMac to redeem that holder's related warrant on the date that is 45 days after the date IndyMac gives notice at a redemption price in cash equal to 100% of the warrant value on the redemption date; and

     - exchange that holder's related preferred security for a debenture having an accreted value equal to the accreted value of such preferred security and to require IndyMac to repurchase such debenture on the repurchase date at a repurchase price in cash equal to 100% of the accreted value of the debenture on the repurchase date plus accrued and unpaid interest (including deferred interest) on the debentures to, but excluding, the repurchase date.

     Within 30 days after the occurrence of a Change of Control, IndyMac must give notice to each holder of a unit and the unit agent of the transaction that constitutes the Change of Control and of the resulting redemption right and repurchase right.

     To exercise the warrant redemption right, a unit holder must deliver prior to or on the 30th day after the date of IndyMac's notice irrevocable written notice to the warrant agent of the holder's exercise of its redemption right.

     To exercise the preferred security repurchase right, a holder must deliver no earlier than 60 days and no later than 90 days after the date of IndyMac's notice irrevocable written notice to IndyMac, the Trust, and the property trustee (in its capacity as property trustee and exchange agent) of the holder's exercise of its repurchase right.

     The preferred securities will be exchanged for debentures no less than three business days prior to the repurchase date.

     A "Change of Control" will be deemed to have occurred when any of the following has occurred:

     - the acquisition (other than open market purchases on any national securities exchange on which IndyMac's capital stock is traded) by any person of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchase, merger or other acquisition transactions of shares of IndyMac's capital stock entitling that person to exercise 50% or more of the total voting power of all shares of IndyMac's capital stock entitled to vote generally in elections of directors, other than any acquisition by IndyMac, any of IndyMac's subsidiaries or any of IndyMac's employee benefit plans; or

     - the consolidation or merger of IndyMac with or into any other person, any merger of another person into IndyMac, or any conveyance, transfer, sale, lease or other disposition of all or substantially all of IndyMac's properties and assets to another person, other than:

     - any transaction (1) that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of IndyMac's capital stock and (2) notwithstanding such transaction during any period of two consecutive years after such transaction individuals who at the beginning of such period constituted the board of directors of IndyMac (together with any new directors whose election or appointment by such board or whose nomination for election by the shareholders of IndyMac was approved by a vote of not less than two-thirds of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) continue to constitute a majority of the board of directors of IndyMac then in office; or

     - any merger solely for the purpose of changing IndyMac's jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of common stock solely into shares of common stock of the surviving entity.

     The beneficial owner shall be determined in accordance with Rule 13d-3 promulgated by the SEC under the Exchange Act. The term "person" includes any syndicate or group which would be deemed to be a "person" under Section 13(d)(3) of the Exchange Act.

     However, a Change of Control will not be deemed to have occurred if:

     - the closing sale price per share of IndyMac's common stock for any five trading days within the period of 10 consecutive trading days ending immediately after the later of the Change of Control or the public announcement of the Change of Control, in the case of a Change of Control under the first clause above, or the period of 10 consecutive trading days ending immediately before the Change of Control, in the case of a Change of Control under the second clause above, equals or exceeds 110% of the exercise price of the warrants at maturity (as adjusted); or

     - at least 90% of the consideration in the transaction or transactions constituting a Change of Control consists of shares of common stock traded or to be traded immediately following such Change of Control on a national securities exchange or the Nasdaq National Market and, as a result of such transaction or transactions, the warrants become exercisable solely into such common stock (and any rights attached thereto).

     Except as described above with respect to a Change of Control, the unit agreement does not contain provisions that permit the holders of units to require that IndyMac redeem the warrants or repurchase the debentures in the event of a takeover, recapitalization or similar transaction. In addition, IndyMac could enter into certain transactions, including acquisitions, refinancings or other recapitalization, that could affect IndyMac's capital structure or the value of IndyMac's common stock, but that would not constitute a Change of Control.

     IndyMac will comply with the requirements of the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the redemption of the warrants or the repurchase of the debentures as a result of a Change of Control.

     IndyMac's ability to redeem warrants or repurchase debentures upon the occurrence of a Change of Control is subject to important limitations. The occurrence of a Change of Control could cause an event of default under, or be prohibited or limited by, the terms of IndyMac's senior debt. As a result, any redemption of the warrants or repurchase of the debentures would, absent a waiver, be prohibited under the indenture until the senior debt is paid in full. Further, there can be no assurance that IndyMac would have the financial resources, or would be able to arrange financing, to pay the redemption price or repurchase price for all the warrants and debentures, as the case may be, that might be delivered by holders of the units seeking to exercise the redemption right and repurchase right. Any failure by IndyMac to redeem the warrants or repurchase the debentures when required following a Change of Control would result in an event of default under the unit agreement or the trust agreement, whether or not such redemption or repurchase is permitted by the indenture. Any such default may, in turn, cause a default under senior debt.

AMENDMENT AND MODIFICATION OF THE UNIT AGREEMENT

     The unit agreement may be amended by IndyMac and the unit agent, without consent of the holders, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision therein or in any other manner which IndyMac and the unit agent may deem necessary or desirable and which will not adversely affect the interests of the affected holders.

     The unit agreement contains provisions permitting IndyMac and the unit agent, with the consent of the holders of a majority of the units at the time outstanding, to modify the rights of the holders of the units and the terms of the unit agreement, except that no modification may, without the consent of the holder of each outstanding unit affected thereby:

     - materially adversely affect the holders' rights under any unit; or

     - reduce the aforesaid percentage of outstanding units the consent of holders of which is required for the modification or amendment of the provisions of the unit agreement.

                          DESCRIPTION OF THE WARRANTS

     We have summarized selected terms of the warrants. The summary is not complete. The warrants, which form a part of the units and which may trade separately from the preferred securities also forming a part of the units, were issued pursuant to the warrant agreement between IndyMac and The Bank of New York, as warrant agent.

     The form of warrant agreement was filed as an exhibit to the registration statement. We urge you to read the form of warrant agreement, including the form of the warrant (including definitions of terms), because they, and not this description, define your rights as holder of the warrants (including as a component of the units). You may request copies of these documents from us at our address set forth in the accompanying prospectus on page 1 under "Where You Can Find More Information."

GENERAL

     A warrant, unless exercised, automatically expires on the close of business
on September   , 2031 or earlier as described under "-- Optional Redemption" on page S-39 of this prospectus supplement. A warrant is exercisable at any time, subject to satisfaction of certain conditions set forth below, at the applicable
exercise price. The warrant exercise price will be initially $          and the
warrant exercise price on the expiration date of the warrants will equal $50. The warrant exercise price will accrete on a daily basis such that on any given
date of calculation it will be equal to $          plus accretion of the
difference between the initial warrant exercise price and the warrant exercise
price on the expiration date, calculated from November   , 2001 to the date of
calculation, at the all-in yield of      % per annum (on a quarterly bond
equivalent basis using a 360-day year of twelve 30-day months) less $ per quarter.

     Each warrant, when exercised, will entitle the holder to purchase fully paid and non-assessable shares of IndyMac common stock. However, the exercise price and the number of shares of IndyMac common stock issuable upon a holder's exercise of a warrant are subject to adjustment in certain circumstances described under "-- Anti-Dilution Adjustments" on page S-44 of this prospectus supplement. Each share of IndyMac common stock issued upon exercise of a warrant will have attached to it a right to purchase one-one hundredth of a share of our Series A Junior Participating Preferred Stock. See "Description of Common Stock -- Shareholders Rights Plan" in the accompanying prospectus.

     Following an exercise of a warrant which is part of a unit, other than an exercise in connection with a redemption of the warrants as described below under "-- Optional Redemption," the holder will have a limited right to require the Trust to distribute its pro rata share of debentures in exchange for the preferred securities which had been part of the unit and to require IndyMac to repurchase the debentures. See "Description of the Preferred
Securities -- Limited Right to Repurchase" on page S-52 of this prospectus supplement.

     IndyMac's common stock is listed on The New York Stock Exchange under the trading symbol "NDE".

EXERCISE OF WARRANTS

     A holder may exercise warrants at any time prior to the close of business
on September   , 2031 (the "expiration date"), unless IndyMac has redeemed the warrants on an earlier date in connection with a remarketing as described below under "-- Optional Redemption." A holder may exercise warrants by giving notice to the warrant agent no later than 5 p.m., New York time, on the business day before the proposed date of exercise. The exercise price on the date of exercise (other than in connection with an exercise in lieu of redemption as described below under "-- Optional Redemption") will be the accreted value of the related preferred security.

     Notwithstanding a warrant holder's desire to exercise its warrants, the warrants are not exercisable unless, at the time of exercise,

     - a shelf registration statement covering the issuance of the common stock upon exercise of the warrant is then in effect;

     - the shares have been registered, qualified or are deemed to be exempt under the securities laws of the state of residence of the exercising holder of the warrants; and

     - a then current prospectus is delivered to exercising holders of the warrants.

     - IndyMac has agreed to use its best efforts (and will not be in breach of the warrant agreement for so long as it is exercising its best efforts) to maintain the effectiveness of a registration statement until the later of (i) if all of the warrants expire unexercised, the expiration date of the warrants and (ii) otherwise, two years following the first date as to which no warrants remain outstanding,

     - continue to have all the shares of common stock issuable upon exercise of the warrants so registered or qualified and

     - deliver a then current prospectus to the exercising holders of the warrants, there can be no assurance that it will be able to do so.

     The scheduled September   , 2031 expiration date will be extended if,
during the 90 days immediately preceding the scheduled expiration date, IndyMac:

     - was required to but did not maintain an effective registration statement under the Securities Act with respect to the maximum number of shares of IndyMac common stock underlying the warrants;

     - did not maintain the registration or qualification of the shares under the applicable state securities laws; or

     - was required to but did not deliver a then current prospectus to exercising holders of the warrants.

     In any of those events, the expiration date will extend to the first date after the scheduled expiration date after which IndyMac has for a 90-day period
(1) maintained an effective registration statement under the Securities Act, (2) maintained the registration or qualification under the applicable state securities laws and (3) delivered a then current prospectus to exercising holders of the warrants.

     In order to exercise a warrant, a holder must, prior to 5 p.m., New York time, on the date of exercise:

     - surrender to the warrant agent the certificate representing such warrant (in the case of a definitive warrant);

     - properly complete and execute a form of election to purchase; if the warrant to be exercised was received in a transaction exempt from registration requirements under the Securities Act, furnish to the trustee such certifications, legal opinions or other information as we may reasonably require to confirm that the proposed transfer is being made pursuant to an exemption from registration; and

     - pay in full (which may be a remarketing payment as described below) the exercise price for each share of IndyMac common stock to be received upon exercise of such warrants.

     In order to ensure timely exercise of a warrant, beneficial owners of warrants held in book-entry form should consult their brokers or other intermediaries as to applicable cut-off times they may have for accepting and implementing exercise instructions from their customers and other exercise mechanics. See "Book-Entry Issuance" on page S-71 of this prospectus supplement.

     Holders must pay the exercise price of their warrants in cash (including the automatic application of the proceeds of any remarketing of preferred securities as discussed under "-- Optional Redemption"), by certified or official bank check or by wire transfer to an account that IndyMac has designated for that purpose. In no circumstances may holders of units tender their preferred securities directly toward payment of the exercise price of the warrants.

     Following an exercise of a warrant that is part of a unit other than an exercise in connection with a redemption of the warrants as described below under "-- Optional Redemption," the holder will have a limited right to require the Trust to exchange the related preferred securities for a corresponding amount of debentures and to require IndyMac to repurchase those debentures at their accreted value. See "Description of the Preferred Securities -- Limited Right to Repurchase" in this prospectus supplement.

     A unit holder who exercises the warrant that is part of the unit in connection with an optional redemption of the warrants will satisfy in full the exercise price by applying the proceeds of the related remarketing of the related preferred securities. See "-- Optional Redemption" and "Description of the Preferred Securities -- Remarketing," each in this prospectus supplement. In the event of a failed remarketing (as described under "Description of the Preferred Securities -- Remarketing"):

     - the warrants will still be redeemed on the redemption date (that is, a successful remarketing of the preferred securities will not be a condition to the redemption of the warrants on the redemption date); and

     - the holder will still have the option of exercising its warrant in lieu of such redemption by paying the exercise price in cash.

     A unit holder who exercises the warrant that is part of the unit in connection with the expiration of the warrant will satisfy in full the exercise price by applying the proceeds of the related remarketing of the related preferred securities. See "Description of the Preferred
Securities -- Remarketing" in this prospectus supplement. In the event of a failed remarketing:

     - the warrants will still expire on September   , 2031 (that is, a
       successful remarketing of the preferred securities on September   , 2031
       will not be a condition to the expiration of the warrants on September
         , 2031); and the holder will still have the option of exercising its warrant prior to expiration by paying the exercise price in cash.

     No service charge will be made for registration of transfer or exchange upon surrender of any warrant certificate at the office of the warrant agent maintained for that purpose. IndyMac may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration or transfer or exchange of warrant certificates.

     If a holder has satisfied all of the procedures for exercising its warrants, and IndyMac has satisfied or caused to be satisfied the conditions to exercise set forth above, on the exercise date, IndyMac will deliver or cause to be delivered to such holder, or upon such holder's written order, a certificate representing the requisite number of shares of IndyMac common stock to be received upon exercise of such warrants. If a holder exercises less than all of the warrants evidenced by a definitive warrant, a new definitive warrant will be issued to such holder for the remaining number of warrants.

     No fractional shares of IndyMac common stock will be issued upon exercise of a warrant. At the time of exercise of a warrant, IndyMac will pay the holder of such warrant an amount in cash equal to the then current market price of any such fractional share of IndyMac common stock.

     Unless the warrants are exercised, the holders thereof will not be entitled to receive dividends or other distributions, to vote, to receive notices for any IndyMac shareholders meeting for the election of directors or any other purpose, or to exercise any other rights whatsoever as a IndyMac shareholder.

     In the event a bankruptcy or reorganization is commenced by or against IndyMac, a bankruptcy court may decide that unexercised warrants are executory contracts that may be subject to IndyMac's rejection with approval of the bankruptcy court. As a result, a holder of warrants may not, even if sufficient funds are available, be entitled to receive any consideration or may receive an amount less than such holder would be entitled to receive if such holder had exercised its warrants before the commencement of any such bankruptcy or reorganization.

OPTIONAL REDEMPTION

     Prior to November   , 2006, IndyMac may not redeem the warrants.
Subsequently, IndyMac may, subject to satisfaction of the conditions set forth under "-- Conditions to Optional Redemption," redeem the warrants for cash in an
amount equal to the warrant value if on any date but prior to September   ,
2031, the closing price of IndyMac common stock exceeds and has exceeded
$          per share, subject to adjustment as described under "-- Anti-Dilution
Adjustments," for at least 20 trading days within the immediately preceding 30 consecutive trading days.

     We refer to these circumstances under which the price of IndyMac reaches a specified level for a specified time period as an "optional redemption event." IndyMac may elect to redeem the warrants within ten business days of an optional redemption event.

     A "trading day" means any day on which shares of IndyMac common stock or other capital stock then issuable upon exercise of the warrants:

     - are not suspended from trading on any national securities association or exchange or over-the-counter market at the close of business; and

     - have traded at least once on the national securities association or exchange or over-the-counter market that is the primary market for the trading of IndyMac common stock.

     If there occurs an optional redemption event and the conditions to an optional redemption have been satisfied (see "-- Conditions to Optional Redemption" below) and IndyMac elects to redeem the warrants, IndyMac will be obligated to cause a remarketing of the preferred securities at a price equal to their accreted value. Holders of preferred securities, whether or not holders of units, may elect to participate in the remarketing. See "Description of the Preferred Securities -- Remarketing" on page S-48 of this prospectus supplement. The settlement date of the remarketing shall be the redemption date. On the redemption date, a warrant holder will have the choice of:

     - receiving the warrant value for such date, which will be equal to $50 minus the exercise price of the warrant as of the end of the day next preceding the remarketing date; or

     - exercising the warrant by tendering the warrant and the warrant exercise price as of the day next preceding the remarketing date, and following the procedures set forth above under "-- Exercise of Warrants."

     If the warrant holder does not elect to exercise the warrant, the warrant will be redeemed on the redemption date. To exercise the warrant, the warrant holder will be required to tender cash. If, however,

     - a holder exercising warrants holds such warrants as part of units on the remarketing date; and

     - the holder has not opted out of participating in the remarketing of the preferred securities,

then, upon a successful remarketing, the proceeds of such remarketing will be applied by the remarketing agent no later than the remarketing settlement date to pay the exercise price of the warrants (a "remarketing payment"). In the event of a failed remarketing:

     - the warrants will still be redeemed for cash in an amount equal to the warrant value on the redemption date (which would have also been the remarketing settlement date); and

     - holders of warrants who have elected to exercise their warrants (which final date for election will occur after the remarketing date) will be obligated to tender the applicable exercise price in cash.

     A redemption of the warrants will be conditioned upon a contemporaneous remarketing -- whether successful or failed -- of the preferred securities. A warrant will cease to be outstanding upon payment by IndyMac of the warrant value on a redemption date or upon exercise of the warrant. In the absence of an election to the contrary, unit holders will be deemed to have elected to participate in the remarketing.

PROCEDURES

     IndyMac must cause written notice of its election to redeem the warrants to be given to the holders of the units and the warrants within four business days of an optional redemption event. As long as the units and warrants are evidenced by one or more global certificates deposited with DTC, IndyMac also will request, not less than four nor more than 20 business days prior to the redemption date, that DTC notify its participants holding units or warrants of the redemption. IndyMac may select a date, not less than four nor more than 20 business days after the date written notice is given to the holders of units and warrants, on which the redemption shall occur (the "redemption date"). In addition, notice of redemption will be published in a newspaper of general circulation in New York City, New York no less than four business days before the redemption date.

     If IndyMac gives a notice of redemption in respect of the warrants, then, by 12:00 noon, New York City time, on the redemption date, IndyMac will deposit irrevocably with DTC consideration sufficient to pay the warrant value for all warrants registered in the name of DTC's nominee, Cede & Co. (other than warrants held by persons electing to exercise their warrants in lieu of a redemption). See "Book-Entry Issuance" on page S-71 of this prospectus supplement. If any warrants are not represented by one or more global certificates, IndyMac will irrevocably deposit with the paying agent (as defined herein) for such warrants consideration sufficient to pay the applicable warrant value and will give the paying agent irrevocable instructions and authority to pay the warrant value to the holders thereof upon surrender of their certificates evidencing the warrants.

     If notice of redemption shall have been given and consideration deposited or paid as required, then immediately prior to the close of business on the date of such redemption, all rights of the holders of warrants will cease, except the right of the holders of warrants to receive the warrant value (or IndyMac common stock if the holder elected to exercise a warrant on the redemption date), and the warrants will cease to be outstanding.

     Subject to applicable law, IndyMac or its subsidiaries may at any time and from time to time purchase outstanding warrants by tender, in the open market or by private agreement.

ELECTION TO EXERCISE

     At any time prior to 5:00 p.m., New York City time, on the business day prior to the applicable redemption date for the warrants, a warrant holder may elect, at its option, to exercise its warrants in lieu of a redemption by notifying IndyMac of such election, provided that IndyMac has satisfied or caused to be satisfied, as of the date of exercise of such warrants, the conditions to exercise of warrants set forth above under "-- Exercise of Warrants." In such event, an electing warrant holder will be required to tender the exercise price (except in the case of a remarketing payment as described above) to IndyMac and follow the procedures for exercising warrants specified above under "-- Exercise of Warrants" in order to effect an exercise on the applicable redemption date. The exercise price in connection with an exercise in lieu of redemption will be the exercise price as of the day next preceding the remarketing date.

     The warrants will be redeemed on the redemption date unless a warrant holder has affirmatively elected to exercise its warrants. As a result, upon an election by IndyMac to redeem the warrants, a holder may have only three business days to elect to exercise its warrants in lieu of a redemption. If a holder does not receive the redemption notification because of illness, absence or other circumstances the warrants held by that holder will be redeemed.

     Because of the abbreviated notification period, a warrant holder who intends to exercise its warrant upon an optional redemption of the warrants may want to provide standing instructions for exercise of the warrants and delivery of the shares to the warrant agent. See "Description of the Warrants -- Optional Redemption -- Procedures".

CONDITIONS TO OPTIONAL REDEMPTION

     The following are conditions precedent to the right (or obligation) of IndyMac to redeem the warrants:

     - as of the date on which IndyMac elects to redeem the warrants and on the redemption date, a registration statement covering the issuance and sale or resale of shares of IndyMac common stock to the holders of warrants upon exercise of such warrants shall be effective under the Securities Act or such issuance and sale shall be exempt from the registration requirements of the Securities Act;

     - as of the date on which IndyMac elects to redeem the warrants and on the redemption date, the shares of IndyMac common stock shall have been registered, qualified or deemed to be exempt under the securities laws of the state of residence of each holder of the warrants;

     - as of the redemption date, a then current prospectus shall be delivered to exercising holders of the warrants; and

     - on the redemption date, IndyMac shall have complied with all other applicable laws and regulations, if any, including, without limitation, the Securities Act, necessary to permit the redemption of the warrants.

     In addition, the conditions to a contemporaneous remarketing of the preferred securities as described below (see "Description of the Preferred Securities -- Remarketing -- Remarketing Procedures") must be satisfied as a condition to the contemporaneous redemption of the warrants. A failed remarketing will not constitute a failure to satisfy the conditions to remarketing.

     If a remarketing of preferred securities cannot occur, however, because of an inability to satisfy the applicable conditions precedent, the contemporaneous redemption of the warrants will be canceled.

     If a redemption cannot occur because of IndyMac's inability to satisfy the four conditions precedent specified above and IndyMac is using its best efforts to satisfy such requirements, then IndyMac will have the right to redeem the
warrants on a subsequent date which is no later than September   , 2031.

REDEMPTION UPON SPECIAL EVENT

     If at any time

     - a Tax Event or an Investment Company Event occurs and the administrative trustees have been informed by an independent law firm that such firm, for substantive reasons, cannot deliver a No Recognition Opinion (as defined in "Description of the Preferred Securities -- Distribution of Debentures Upon Tax or Investment Company Event") to the Trust, or

     - a Regulatory Capital Event occurs (any of the foregoing events, a Special Event),

     - IndyMac may elect, at its option, to redeem the warrants for cash in an amount equal to the warrant value, which will be equal to $50 minus the exercise price of the warrant as of the end of the day next preceding the remarketing date.

     If IndyMac elects to cause a redemption of the warrants upon the occurrence of a Special Event and the conditions to an optional redemption have been satisfied (see "-- Conditions to Optional Redemption" below), IndyMac will be obligated to cause a remarketing of the preferred securities at a price equal to their accreted value. Holders of preferred securities, whether or not holders of units, may elect to participate in the remarketing. See "Description of the Preferred Securities -- Remarketing" on page S-48 of this prospectus supplement. The settlement date of the remarketing shall be the redemption date. On the redemption date, a warrant holder will have the choice of:

     - receiving the warrant value for such date or

     - exercising the warrant by tendering the warrant and the exercise price, which will equal the exercise price as of the day next preceding the remarketing date, and following the procedures set forth above under "-- Exercise of Warrants."

     If the warrant holder does not elect to exercise the warrant, the warrant will be redeemed on the redemption date.

     The "accreted value" of a preferred security is equal to the accreted value of a debenture, which is equal to the sum of the initial purchase price of the
preferred security component of each unit (i.e. $     ) plus accretion of the
discount (i.e. the difference between the principal amount of $50 payable in
respect of such debenture on November   , 2031, and such initial purchase
price), calculated from November   , 2001 to the date of calculation at the all
in yield of      % per annum on a quarterly bond equivalent yield basis using a
360-day year of twelve 30-day months until such sum equals $50 on November   ,
2031 less $     per quarter. For example, because the purchase price of the units initially allocable to the preferred securities is

$     , the accreted value of a debenture will be equal to $          on
November   , 2006.

     "Investment Company Event" means the receipt by the Trust of an opinion of counsel, rendered by an independent law firm having a recognized national securities practice, to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a Change in 1940 Act Law), there is more than an insubstantial risk that the Trust is or will be considered in an "investment company" that is required to be registered under the 1940 Act, which Change in 1940 Act Law becomes effective on or after the date on which the preferred securities will be initially issued and sold.

     "Tax Event" means the receipt by the Trust of an opinion of counsel, rendered by an independent law firm experienced in such matters, to the effect that, as a result of (a) any amendment to, change in or announced proposed change in the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or (b) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or proposed change, pronouncement or decision is announced on or after the date on which the preferred securities will be initially issued and sold, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to interest received or accrued on the debentures, or (ii) the Trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

     A "Regulatory Capital Event" means that IndyMac shall have become, or pursuant to law or regulation will become within 180 days, subject to capital requirements under which, in the written opinion of independent bank regulatory counsel experienced in such matters, the preferred securities would not constitute Tier 1 Capital applied as if IndyMac (or its successor) were a bank holding company (as that concept is used in the guidelines or regulations issued by the Board of Governors of the Federal Reserve System as of the date of this prospectus supplement or its then equivalent).

CONDITIONS TO REDEMPTION UPON SPECIAL EVENT

     In addition to the four conditions specified under "-- Optional
Redemption -- Conditions to Redemption" above, the conditions to a contemporaneous remarketing of the preferred securities as described below (see "Description of the Preferred Securities -- Remarketing -- Remarketing Procedures") must be satisfied as a condition to the contemporaneous redemption of the warrants. A failed remarketing will not constitute a failure to satisfy the conditions to remarketing. However, if a remarketing of preferred securities following a Special Event cannot occur because of an inability to satisfy the applicable conditions precedent, the contemporaneous redemption of the warrants will be canceled.

     If a redemption of the warrants cannot occur because of an inability to satisfy the four conditions precedent set forth above under "-- Optional Redemption -- Conditions to Optional Redemption" and IndyMac is using its best efforts to satisfy such requirements; then IndyMac will have the right to redeem
the warrants on a subsequent date which is no later than September   , 2031.

CHANGE OF CONTROL

     If a Change of Control (as defined under "Description of the Units") occurs, each holder of a warrant will have the right to require IndyMac to redeem that holder's warrant on the date that is 45 days after the date IndyMac gives notice at a redemption price in cash equal to 100% of the warrant value of the warrant on the redemption date.

     Within 30 days after the occurrence of a Change of Control, IndyMac must give notice to each holder of a warrant and the warrant agent of the transaction that constitutes the Change of Control and of the resulting redemption right. To exercise the redemption right, a warrant holder must deliver on or prior to the 30th day after the date of IndyMac's notice irrevocable written notice to the warrant agent of the holder's exercise of its redemption right.

     Except as described above with respect to a Change of Control, the warrant agreement does not contain provisions that permit the holders of warrants to require that IndyMac redeem the warrants in the event of a takeover, recapitalization or similar transaction. In addition, IndyMac could enter into certain transactions, including acquisitions, refinancings or other recapitalization, that could affect IndyMac's capital structure or the value of IndyMac's common stock, but that would not constitute a Change of Control.

     IndyMac will comply with the requirements of the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the redemption of the warrants as a result of a Change of Control.

     IndyMac's ability to redeem warrants upon the occurrence of a Change of Control is subject to important limitations. The occurrence of a Change of Control could cause an event of default under, or be prohibited or limited by, the terms of IndyMac's senior debt. As a result, any redemption of the warrants would, absent a waiver, be prohibited under the indenture until the senior debt is paid in full. Further, there can be no assurance that IndyMac would have the financial resources, or would be able to arrange financing, to pay the redemption price for all the warrants that might be delivered by holders of warrants seeking to exercise the redemption right. Any failure by IndyMac to redeem the warrants when required following a Change of Control may, in turn, cause a default under its senior debt.

ANTI-DILUTION ADJUSTMENTS

     The number of shares of IndyMac common stock issuable upon the exercise of the warrants will be subject to adjustment in certain circumstances, but subject to certain exceptions, including:

     - the issuance of IndyMac common stock payable as a dividend or distribution on its common stock;

     - subdivisions and combinations of the common stock of IndyMac;

     - the issuance to all holders of IndyMac common stock of certain rights or warrants to purchase IndyMac common stock (or securities convertible into IndyMac common stock) at less than (or having a conversion price per share less than) the current market price of IndyMac common stock;

     - the dividend or other distribution to all holders of IndyMac common stock of shares of IndyMac capital stock or evidences of IndyMac indebtedness or its assets (including securities, but excluding those rights and warrants referred to above and dividends and distributions in connection with a reclassification, change, consolidation, merger, combination, sale or conveyance resulting in a change in the conversion consideration pursuant to the second succeeding paragraph or distributions or dividends paid exclusively in cash);

     - dividends or other distributions consisting exclusively of cash to all holders of IndyMac common stock to the extent that such distributions, combined together with (A) all other such all-cash distributions made within the preceding 12 months for which no adjustment has been made plus
       (B) any cash and the fair market value of other consideration paid for any tender offers by IndyMac or any of its subsidiaries for IndyMac common stock concluded within the preceding 12 months for which no adjustment has been made, exceeds 10% of IndyMac's market capitalization on the record date for such distribution; market capitalization is the product of the then current market price of IndyMac common stock times the number of shares of IndyMac common stock then outstanding; and

     - the purchase of IndyMac common stock pursuant to a tender offer made by IndyMac or any of its subsidiaries to the extent that the same involves an aggregate consideration that, together with (A) any cash and the fair market value of any other consideration paid in any other tender offer by IndyMac or any of its subsidiaries for IndyMac common stock expiring within the 12 months preceding such tender offer for which no adjustment has been made plus (B) the aggregate amount of any all-cash distributions referred to in the paragraph above to all holders of IndyMac common stock within 12 months preceding the expiration of tender offer for which no adjustments have been made, exceeds 10% of IndyMac's market capitalization on the expiration of such tender offer.

     No adjustment in the amount of shares of IndyMac common stock issuable upon exercise of a warrant will be required unless such adjustment would require a change of at least 1% in the amount of shares of IndyMac common stock issuable upon exercise of a warrant then in effect at such time. Any adjustment that would otherwise be required to be made shall be carried forward and taken into account in any subsequent adjustment. Except as stated above, the amount of shares of IndyMac common stock issuable upon exercise of a warrant will not be adjusted for the issuance of IndyMac common stock or any securities convertible into or exchangeable for IndyMac common stock or carrying the right to purchase any of the foregoing.

     In the case of:

     - any reclassification or change of IndyMac common stock (other than changes resulting from a subdivision or combination) or a consolidation, merger or combination involving IndyMac or a sale or conveyance to another corporation of all or substantially all of IndyMac's property and assets, in each case as a result of which holders of IndyMac common stock are entitled to receive stock, other securities, other property or assets (including cash or any combination thereof) with respect to or in exchange for IndyMac common stock, the holders of the warrants then outstanding will be Entitled thereafter to exercise those warrants and receive the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) which they would have owned or been entitled to receive upon such reclassification, change, consolidation, merger, combination, sale or conveyance had such warrants been exercised immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance. IndyMac will agree not to become a party to any such transaction unless its terms are consistent with the foregoing.

     In the event that we distribute shares of common stock of a subsidiary of ours, the number of shares of our common stock issuable upon the exercise of the warrants will be adjusted, if at all, based on the market value of the subsidiary stock so distributed relative to the market value of our common stock, in each case over a measurement period following distribution.

     If a taxable distribution to holders of IndyMac common stock or other transaction occurs which results in any adjustment of the exercise price or the amount of shares of IndyMac common stock issuable upon exercise of a warrant, the holders of warrants may, in certain circumstances, be deemed to have received a distribution subject to U.S. income tax as a dividend. In certain other circumstances, the absence of an adjustment may result in a taxable dividend to the holders of common stock. See "Material United States Federal Income Tax Considerations -- The Warrants" on page S-77 of this prospectus supplement.

     IndyMac may from time to time, to the extent permitted by law, reduce the exercise price of the warrants by any amount for any period of at least 20 days. In that case IndyMac will give at least 15 days' notice of such decrease. IndyMac may make such reductions in the exercise price, in addition to those set forth above, as IndyMac's board of directors deems advisable to avoid or diminish any income tax to holders of IndyMac common stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

RESERVATION OF SHARES

     IndyMac has authorized and reserved for issuance the maximum number of shares of its common stock as will be issuable upon the exercise of all outstanding warrants. Such shares of common stock, when issued and paid for in accordance with the warrant agreement, will be duly and validly issued, fully paid and nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests.

GOVERNING LAW

     The warrants and the warrant agreement are governed by, and construed in accordance with, the laws of the State of New York.

MODIFICATIONS AND AMENDMENTS OF THE WARRANT AGREEMENT

     Modifications of warrants issued as part of units may only be made in accordance with the terms of the warrant agreement. IndyMac and the warrant agent may amend or supplement the terms of the warrant and the warrant agreement without the consent of holders of the warrants in order to:

     - cure any ambiguity;

     - cure, correct or supplement any defective or inconsistent provision; or

     - amend such terms in any other manner that does not adversely affect the interests of any holder of warrants.

     IndyMac and the warrant agent, with the consent of the holders of a majority of the then outstanding unexercised warrants, may modify or amend the warrants and the warrant agreement. However, IndyMac and the warrant agent may not make any of the following modifications or amendments without the consent of each holder of warrants:

     - change the exercise price of the warrants, except as provided in the warrant agreement;

     - reduce the number of shares of common stock issuable upon exercise of the warrants other than as specified under "-- Anti-Dilution Adjustments";

     - accelerate the expiration date of the warrants;

     - materially and adversely affect the rights of any holder of warrants; or

     - reduce the percentage of the outstanding unexercised warrants the consent of whose holders is required for modifications and amendments.

                    DESCRIPTION OF THE PREFERRED SECURITIES

     We have summarized selected terms of the preferred securities. The summary is not complete. The preferred securities, which form a part of the units and which, under certain circumstances, will trade separately from the warrants also forming a part of the units, were issued pursuant to the trust agreement. The terms of the preferred securities include those stated in the trust agreement and those made part of the trust agreement by the Trust Indenture Act.

     The trust agreement was filed as an exhibit to the registration statement. We urge you to read the trust agreement (including the definitions of terms), the Delaware Business Trust Act, as amended (the Trust Act), and the Trust Indenture Act because they, and not this description, define your rights as holder of the preferred securities, including as a component of the units. You may request copies of the trust agreement from us at our address set forth in the accompanying prospectus on page 1 under "Where You Can Find More Information."

DISTRIBUTIONS

     Cash distributions on the preferred securities will be fixed at a rate per
annum of   % of the stated liquidation amount of $50 per preferred security, subject to reset in connection with a remarketing as described under "Description of the Debentures -- Interest," payable quarterly, in arrears, on
February   , May   , August   , and November  of each year, commencing February
  , 2002, and payable on a remarketing settlement date, when, as and if available for payment, by the property trustee. Distributions accumulate from
November   , 2001. Interest on the debentures not paid on the scheduled payment date will accrue and compound quarterly, to the extent permitted by law, at the applicable interest rate, and, as a result, distributions will accumulate and compound quarterly, to the extent permitted by law, at the applicable distribution rate (Compounded Distributions).

     The term "distribution" as used herein includes any regular quarterly distributions, together with any Compounded Distribution, unless otherwise stated. The amount of distributions payable for any period will be computed

     - for any full 90-day quarterly distribution period, on the basis of a 360-day year of twelve 30-day months,

     - for any period shorter than a full 90-day distribution period, on the basis of a 30-day month and

     - for periods of less than a month, on the basis of the actual number of days elapsed per 30-day month.

     In the event that any date on which distributions are payable on the preferred securities is not a business day, then payment of the distributions payable on such date will be made on the next succeeding day that is a business day (and without any additional distributions or other payment in respect of any such delay), except that, if such business day is in the next succeeding calendar year, such payment will be made on the immediately preceding business day, with the same force and effect as if made on the date such payment was originally payable. A "business day" means any day, other than a Saturday or Sunday, that is not a day on which banking institutions in the Borough of Manhattan, the City of New York, or Wilmington, Delaware are authorized or required by law, regulation or executive order to close.

     Distributions on the preferred securities (other than distributions on a remarketing settlement date or redemption date) will be payable to the holders thereof as they appear on the register of the Trust as of the close of business on the relevant record dates, which, as long as the preferred securities are represented by one or more global certificated securities, will be the close of business on the business day prior to the relevant distribution dates, unless otherwise provided in the trust agreement or unless a different regular record date is established or provided for the corresponding interest payment date on the debentures. If the preferred securities are no longer represented by one or more global certificates, the administrative trustees will have the right to select record dates, which will be at least one business day prior to the relevant distribution dates. See "Book-Entry Issuance" on page S-71 of this prospectus supplement. Distributions payable on any preferred securities that are not punctually paid on any distribution date will cease to be payable to the person in whose name such preferred securities are registered on the relevant record date, and such defaulted distribution will instead be payable to the person in whose name such preferred securities are registered on the special record date or other specified date determined in accordance with the trust agreement.

     Holders of units are entitled to receive a pro rata distribution of payments of principal on the debentures, except that payments of principal following an exchange of preferred securities for debentures will be paid to the holders of the debentures.

     At all times, the distribution rate, the distribution dates and other payment dates for the preferred securities will correspond to the interest rate, interest payment dates and other payment dates on the debentures, which will be the sole assets of the Trust.

     Distributions on the preferred securities will be paid on the dates payable only to the extent that payments are made in respect of the debentures held by the property trustee and to the extent that the Trust has funds available for the payment of such distributions. See "Description of the Debentures" on page S-60 of this prospectus supplement. If IndyMac does not make payments on the debentures, the property trustee will not have funds available to make payments (including distributions) on the preferred securities.

     So long as IndyMac is not in default in the payment of interest on the debentures, and so long as a failed remarketing has not occurred, IndyMac has the right under the indenture to defer payments of interest on the debentures as described below under "Description of the Debentures -- Option to Extend Interest Payment Date." Upon any such extension the Trust will not have funds to make a distribution to the holders of preferred securities.

REMARKETING

     A "remarketing event" will occur:

     - in connection with a redemption of the warrants by IndyMac; or

     - on September   , 2031 in connection with the expiration of the warrants.

     Following the occurrence of a remarketing event, all of the preferred securities other than the preferred securities as to which the holders have opted not to participate in the remarketing (in the absence of an election to the contrary, holders of preferred securities -- whether or not components of units -- will be deemed to have elected to participate in the remarketing) will be remarketed by an entity to be designated by IndyMac as remarketing agent, initially Morgan Stanley & Co. Incorporated. Under the remarketing agreement, the remarketing agent will use commercially reasonable efforts to remarket the participating preferred securities at a price equal to 100% of their accreted value as of the end of the day on the day next preceding the remarketing date. If the remarketing is in connection with the expiration of the warrants, the accreted value will equal the principal amount at maturity.

     The proceeds from the remarketed preferred securities will be paid to the selling holders, unless the holders are unit holders which have elected to exercise their warrants, in which case the proceeds will be applied to satisfy in full the exercise price of the warrants.

     In connection with a remarketing related to a redemption:

     - the adjusted maturity of the debentures (and, as a result, the redemption date of the preferred securities) will become the date which is 60 days following the remarketing date;

     - the amount due at the adjusted maturity date of the debentures will be the accreted value of the debentures as of the end of the day next preceding the remarketing date (and as result, the amount due at the adjusted redemption date of the preferred securities will be a corresponding amount); and

     - beginning on the remarketing date, the debentures will bear interest on their accreted value at a rate equal to the rate established in the remarketing.

     In connection with a remarketing related to the expiration of the warrants:

     - the debentures notes (and redemption date of the preferred securities)
       will continue to mature on their scheduled maturity date of November   ,
       2031, which will be 60 days following the remarketing date; and

     - beginning on the remarketing date, the debentures will bear interest on their accreted value, which at that time will equal $50, at a rate equal to the rate established in the remarketing.

     Accordingly, holders of preferred securities -- whether or not components of units -- that elect not to participate in the remarketing will receive:

     - distributions on their preferred securities for 60 days at the rate equal to the rate established in the remarketing; and

     - the accreted value of their preferred securities (which in connection with the expiration of the warrants is $50) 60 days following the remarketing date.

REMARKETING PROCEDURES

     Set forth below is a summary of the procedures to be followed in connection with a remarketing of the preferred securities.

REMARKETING IN CONNECTION WITH AN OPTIONAL REDEMPTION

     In the event of a remarketing in connection with an optional redemption, IndyMac must cause written notice of the remarketing to be given to the holders of the units and the preferred securities at the same time as notice of the related redemption is given by IndyMac to the holders of the units and warrants. See "Description of the Warrants -- Procedures" on page S-40 of this prospectus supplement. As long as the units or the preferred securities are evidenced by one or more global certificates deposited with DTC, IndyMac also will request, not later than four nor more than 20 business days prior to the remarketing date, that DTC notify its participants holding units or preferred securities of the remarketing. The remarketing date will be two business days prior to the redemption date. The remarketing settlement date will be the redemption date.

     It is a condition precedent to the remarketing that, as of the date on which IndyMac elects to cause a remarketing of the preferred securities and on the remarketing date, no event of default under the trust agreement or deferral of distributions to holders of the preferred securities shall have occurred and be continuing. It is a further condition that the conditions to a contemporaneous redemption of the warrants shall have been satisfied.

REMARKETING IN CONNECTION WITH A SPECIAL EVENT REDEMPTION

     In the event of a remarketing in connection with a Special Event, IndyMac must cause written notice of the remarketing to be given to the holders of the units and the preferred securities at the same time as notice of the related redemption is given by IndyMac to the holders of the units and warrants. See "Description of the Warrants -- Redemption Upon Special Event" on page S-42 of this prospectus supplement. As long as the units or the preferred securities are evidenced by one or more global certificates deposited with DTC, IndyMac also will request, not later than four nor more than 20 business days prior to the remarketing date, that DTC notify its participants holding units or preferred securities of the remarketing. The remarketing date will be two business days prior to the redemption date. The remarketing settlement date will be the redemption date.

     It is a condition precedent to the remarketing that, as of the date on which IndyMac elects to cause a remarketing of the preferred securities and on the remarketing date, no event of default under the trust agreement or deferral of distributions to holders of the preferred securities shall have occurred and be continuing. It is a further condition that the conditions to a contemporaneous redemption of the warrants shall have been satisfied.

REMARKETING IN CONNECTION WITH THE EXPIRATION OF THE WARRANTS

     If not previously remarketed in connection with a redemption of the warrants by IndyMac, the preferred securities will be remarketed on September
  , 2031 in connection with the expiration of the warrants. No further action will be required of IndyMac to select such date or give notice of such date. As long as the units or the preferred securities are evidenced by one or more global certificates deposited with DTC, IndyMac will request, not later than four nor more than 20 business days prior to the remarketing date, that DTC notify its participants holding units or preferred securities of the remarketing.

     The warrants will expire on September   , 2031, the settlement date for a
remarketing in connection with the expiration of the warrants.

     If a remarketing of the preferred securities does not occur on September
  , 2031 for any reason, the administrative trustees will give notice thereof to all holders of preferred securities (whether or not a component of a unit) prior to the close of business on the business day following the remarketing date. In such event:

     - beginning on such date, interest will accrue on the accreted value of the debentures, and distributions will accumulate on the accreted value of the preferred securities,

     - the interest rate on the accreted value of the debentures will be equal
       to   %, and, as a result, the distribution rate on the preferred securities will increase correspondingly; and

     - the accreted value of the debentures (and, as a result, the accreted value of the preferred securities) will become due and payable on the
       date which is 60 days after September   , 2031.

A FAILED REMARKETING

     If, by 4:00 p.m., New York City time, on the remarketing date, the remarketing agent is unable to remarket all the preferred securities deemed tendered for purchase, a "failed remarketing" will have occurred. The administrative trustees will give notice of a failed remarketing to IndyMac and all holders of preferred securities (whether or not a component of a unit) prior to the close of business on the business day following the remarketing date.

     Upon a failed remarketing,

     - beginning on such date, interest will accrue on the accreted value of the debentures, and distributions will accumulate on the accreted value of the preferred securities,

     - the interest rate on the accreted value of debentures will be equal to %, and, as a result, the distribution rate on the accreted value of preferred securities will increase correspondingly;

     - the stated maturity of the accreted value of the debentures and the redemption date of the accreted value of the preferred securities will become the date which is 60 days after the failed remarketing date; and

     - IndyMac will no longer have the option to defer interest payments on the debentures.

     A successful remarketing is not a condition to a redemption of the warrants, see "Description of the Warrant -- Optional Redemption," and the warrant holder will have the option to exercise its warrants in lieu of such redemption.

GENERAL

     The following common provisions apply to any remarketing.

     Unless holders of preferred securities elect not to have their preferred securities remarketed, all preferred securities will be remarketed on the remarketing date. A holder may elect not to have its preferred securities remarketed by notifying the remarketing agent of such election not later than 5:00 p.m., New York City time, on the business day preceding the remarketing date. Any such notice will be irrevocable and may not be conditioned upon the level at which the Reset Rate (as defined below) is established in the remarketing. A holder may elect to exercise its warrants instead of having them redeemed by following the procedures set forth in "Description of the Warrants -- Election to Exercise" on page S-41 of this prospectus supplement. Not later than 5:00 p.m., New York City time, on the business day preceding the remarketing date, the property trustee and the unit agent, as applicable, shall notify the Trust, IndyMac and the remarketing agent of the number of preferred securities to be tendered for purchase in the remarketing.

     If none of the holders elects to have preferred securities remarketed in the remarketing, the Reset Rate will be the rate determined by the remarketing agent, in its sole discretion, as the rate that would have been established had a remarketing been held on the remarketing date and the modifications to the maturity date of the debentures and the expiration date of the warrants will be effective as of the remarketing date.

     If the remarketing agent determines prior to 4:00 p.m., New York City time, on the remarketing date that it will be able to remarket all the preferred securities deemed tendered for purchase at a price of 100% of the accreted value of such preferred securities as of the end of the day on the day next preceding the remarketing date, the remarketing agent will determine the Reset Rate, which will be the rate, rounded to the nearest one-thousandth (0.001) of one percent, per annum that the remarketing agent determines, in its sole judgment, to be the lowest rate per year that will enable it to remarket all the preferred securities deemed tendered for remarketing at that price.

     By approximately 4:30 p.m., New York City time, on the remarketing date, so long as there has not been a failed remarketing, the remarketing agent will advise:

     - DTC, the property trustee the Debenture Trustee, the Trust and IndyMac of the Reset Rate determined in the remarketing and the number of preferred securities sold in the remarketing;

     - each person purchasing preferred securities in the remarketing, or the appropriate DTC participant, of the Reset Rate and the number of preferred securities such person is to purchase; and

     - each purchaser of preferred securities to give instructions to its DTC participant to pay the purchase price on the settlement date in same day funds against delivery of the preferred securities purchased through the facilities of DTC.

     In accordance with DTC's normal procedures, on the settlement date, the transactions described above with respect to each preferred security tendered for purchase and sold in the remarketing will be executed through DTC, and the accounts of the respective DTC participants will be debited and credited and such preferred securities delivered by book entry as necessary to effect purchases and sales of the preferred securities. DTC will make payment in accordance with its normal procedures.

     If any holder selling preferred securities in the remarketing fails to deliver the preferred securities, the direct or indirect DTC participant of the selling holder and of any other person that was to have purchased preferred securities in the remarketing may deliver to that other person a number of preferred securities that is less than the number of preferred securities that otherwise was to be purchased by that person. In that event, the number of preferred securities to be so delivered will be determined by the direct or indirect participant, and delivery of the lesser number of preferred securities will constitute good delivery.

     The right of each holder to have preferred securities tendered for purchase will be limited to the extent that:

     - the remarketing agent conducts a remarketing pursuant to the terms of the remarketing agreement;

     - the remarketing agent is able to find a purchaser or purchasers for tendered preferred securities; and

     - the purchaser or purchasers deliver the purchase price therefor to the remarketing agent.

     The remarketing agent is not obligated to purchase any preferred securities that would otherwise remain unsold in the remarketing. Neither IndyMac nor the remarketing agent will be obligated in any case to provide funds to make payment upon tender of preferred securities for remarketing.

     IndyMac, as borrower, will be liable for any and all costs and expenses incurred in connection with the remarketing.

     In connection with a remarketing of the preferred securities and at any time thereafter, a purchaser may elect to receive a debenture in lieu of preferred securities. See "-- Exchange" on page S-54 of this prospectus supplement.

REMARKETING AGENT

     The remarketing agreement provides that the remarketing agent will act as the exclusive remarketing agent and will use commercially reasonable efforts to remarket preferred securities deemed tendered for purchase in the remarketing at a price of 100% of their accreted value as of the end of the day on the day next preceding the Remarketing Date. Under certain circumstances, some portion of the preferred securities tendered in the remarketing will be able to be purchased by the remarketing agent.

     The remarketing agreement also provides that the remarketing agent will incur no liability to IndyMac or to any holder of the units or the preferred securities in its individual capacity or as remarketing agent for any action or failure to act in connection with a remarketing or otherwise, except as a result of negligence or willful misconduct on its part. IndyMac will pay the fee of the remarketing agent.

     IndyMac agreed to indemnify the remarketing agent against certain liabilities, including liabilities under the Securities Act, arising out of or in connection with its duties under the remarketing agreement.

     The remarketing agreement also provides that the remarketing agent may resign and be discharged from its duties and obligations thereunder. However, no resignation will become effective unless a nationally recognized broker-dealer has been appointed by IndyMac as successor remarketing agent and the successor remarketing agent has entered into a remarketing agreement with IndyMac. In that case, IndyMac will use reasonable efforts to appoint a successor remarketing agent and enter into a remarketing agreement with that person as soon as reasonably practicable.

LIMITED RIGHT TO REPURCHASE

     If a holder of units exercises its warrants, other than an exercise in lieu of a redemption of the warrants (see "Description of the Warrants -- Optional Redemption" and "Description of the Warrants -- Exercise of Warrants"), such holder will have the right, on the next special distribution date which is no less than 60 days following the exercise date of its warrants, to require the Trust to exchange the preferred securities related to such exercised warrants for debentures having accreted value equal to the accreted value of such preferred securities plus accumulated and unpaid distributions (including deferred distributions) to such date and to require IndyMac to contemporaneously repurchase the exchanged debentures at their accreted value (on the repurchase date) plus accrued and unpaid interest (including deferred interest) to, but excluding, the repurchase date. In order to effect a repurchase of debentures, a unit holder must:

     - provide the administrative trustees and IndyMac with notice of its election to require an exchange of preferred securities and repurchase of debentures to the Trust no less than 30 days prior to the applicable special distribution date on which such repurchase is to be effected,

     - specify the number of the preferred securities to be exchanged for debentures by the Trust and certify to the Trust and IndyMac that such holder has exercised warrants having an exercise price no less than the accreted value of the preferred securities sought to be exchanged and that such holder is the beneficial owner of the preferred securities to be exchanged.

     On the applicable special distribution date, IndyMac will pay to the holders in redemption of an aggregate principal amount of debentures having an accreted value equal to the accreted value of preferred securities that were exchanged, such accreted value together with accrued and unpaid interest (including deferred interest) on such debentures to, but excluding, the repurchase date. The fifteenth day of each calendar month will be a "special distribution date."

REDEMPTION

     Upon the repayment of the debentures held by the Trust, whether at stated maturity (as adjusted in connection with a remarketing described below) or otherwise, the proceeds from such repayment will be applied by the property trustee to redeem a like aggregate liquidation amount of the Trust Securities. If less than all of the debentures held by the Trust are to be repaid, then, except as described under "-- Subordination of Common Securities of the Trust," and in the next paragraph, the proceeds from such repayment will be allocated pro rata to the redemption of the Trust Securities.

     Under certain circumstances, a holder of preferred securities may elect to exchange the preferred securities for an equivalent amount of debentures. See "--Limited Right to Repurchase" and "-- Exchange." Also, in connection with a liquidation of the Trust, the debentures will be distributed to the holders of preferred securities. See "-- Distribution of Debentures Upon Tax or Investment Company Event" and "-- Liquidation Distribution Upon Dissolution" on pages S-54 and S-55 of this prospectus supplement. In any such event, payments after an exchange made by IndyMac on account of the debentures will be paid to the holders of the debentures.

REDEMPTION PROCEDURES

     Preferred securities will be redeemed at the redemption price in respect of the debentures which will include an amount equal to accumulated and unpaid distributions thereon through the date of redemption (the Redemption Price) with the applicable proceeds from the contemporaneous payment of the debentures. Redemptions of the preferred securities will be made and the Redemption Price will be payable on the redemption date only to the extent that the Trust has sufficient consideration available for the payment of such Redemption Price. See "--Subordination of Common Securities of the Trust" on page S-55 of this prospectus supplement.

     Notice of any redemption will be given in the manner and at the times specified above under "-- Remarketing." On the redemption date, to the extent funds are available, the property trustee will deposit irrevocably with DTC consideration sufficient to pay the applicable Redemption Price for all securities held at DTC and will give DTC irrevocable instructions and authority to pay the Redemption Price to the holders of the preferred securities. See "Book-Entry Issuance" on page S-71 of this prospectus supplement. If any preferred securities are not represented by one or more global certificates, the Trust, to the extent consideration is available, will irrevocably deposit with the Paying Agent (as defined herein) for such preferred securities consideration sufficient to pay the applicable Redemption Price and will give the Paying Agent irrevocable instructions and authority to pay the Redemption Price to the holders thereof upon surrender of their certificates evidencing the preferred securities. Notwithstanding the foregoing, distributions payable on or prior to the redemption date for any preferred securities will be payable to the holders of record of such preferred securities who are holders on the relevant record dates for the related distribution dates. If notice of redemption shall have been given and consideration deposited as required, then immediately prior to the close of business on the date of such redemption, all rights of the holders of preferred securities called for redemption will cease, except the right of the holders of preferred securities to receive the Redemption Price, but without interest on such Redemption Price, and preferred securities which are called for redemption will cease to be outstanding. In the event that any date set for redemption of preferred securities is not a business day, then payment of the Redemption Price payable on such date will be made on the next succeeding day which is a business day (and without any interest or other payment in respect of any, such delay), except that if such business day falls in the next calendar year, such payment will be made on the immediately preceding business day, in each case with the same force and effect as if made on the date such payment was originally payable.

     In the event that payment of the Redemption Price in respect of preferred securities called for redemption is improperly withheld or refused and not paid either by the Trust or by IndyMac pursuant to the Guarantee as described on page S-69 of this prospectus supplement under "Description of the Guarantee," distributions on such preferred securities will continue to accumulate at the applicable rate per annum, from the redemption date originally established by the Trust for the preferred securities to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price. See "--Distributions" on page S-46 of this prospectus supplement.

     Subject to applicable law, IndyMac or its subsidiaries may at any time and from time to time purchase outstanding preferred securities by tender, in the open market or by private agreement.

     If preferred securities are represented by one or more global certificates, they will be redeemed as described below under "Book-Entry Issuance."

CHANGE OF CONTROL

     If a Change of Control (as defined under "Description of the Units") occurs, each holder of a preferred security will have the right to exchange any or all of that holder's preferred securities for debentures having an accreted value equal to the accreted value of such preferred securities and to require IndyMac to repurchase such debentures on the repurchase date at a repurchase price in cash equal to 100% of the accreted value on the repurchase date of the debentures that are exchanged for such holder's preferred securities, plus accrued and unpaid interest (including deferred interest) on such debentures to, but excluding, the repurchase date.

     Within 30 days after the occurrence of a Change of Control, IndyMac must give notice to each holder of a preferred security and the property trustee of the transaction that constitutes the Change of Control and of the resulting repurchase right. To exercise the repurchase right, a preferred security holder must deliver no earlier than 60 days and no later than 90 days after the date of IndyMac's notice irrevocable written notice to IndyMac, the Trust, the property trustee (in its capacity as property trustee and exchange agent) of the holder's exercise of its repurchase right. The preferred securities shall be exchanged for debentures no less than three business days prior to the repurchase date.

     Except as described above with respect to a Change of Control, the trust agreement does not contain provisions that permit the holders of preferred securities to require the Trust to exchange preferred securities for debentures and IndyMac to repurchase the debentures in the event of a takeover, recapitalization or similar transaction. In addition, IndyMac could enter into certain transactions, including acquisitions, refinancings or other recapitalization, that could affect IndyMac's capital structure or the value of IndyMac's common stock, but that would not constitute a Change of Control.

     IndyMac will comply with the requirements of the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the debentures as a result of a Change of Control.

     IndyMac's ability to repurchase debentures upon the occurrence of a Change of Control is subject to important limitations. The occurrence of a Change in Control could cause an event of default under, or be prohibited or limited by, the terms of IndyMac's senior debt. As a result, any repurchase of the debentures would, absent a waiver, be prohibited under the indenture until the senior debt is paid in full. Further, there can be no assurance that IndyMac would have the financial resources, or would be able to arrange financing, to pay the repurchase price for all the debentures that might be delivered by holders of debentures seeking to exercise the repurchase right. Any failure by IndyMac to repurchase the debentures when required following a Change of Control would result in an event of default under the trust agreement, whether or not such repurchase is permitted by the indenture. Any such default may, in turn, cause a default under senior debt.

EXCHANGE

     In connection with a remarketing of the preferred securities and at any time thereafter, a purchaser may exchange its preferred securities for debentures, assuming compliance with applicable securities laws. In such event, the administrative trustees will cause debentures held by the property trustee, having an aggregate accreted value equal to the aggregate accreted value of the preferred securities purchased by such purchaser and with accrued and unpaid interest equal to accumulated and unpaid distributions on the preferred securities purchased by such purchaser, and having the same record date for payment as the preferred securities, to be distributed to such purchaser in exchange for such holders' pro rata interest in the Trust. In such event, the debentures held by the Trust will decrease by the amount of debentures delivered to the purchaser of preferred securities.

DISTRIBUTION OF DEBENTURES UPON TAX OR INVESTMENT COMPANY EVENT

     If, at any time, either a Tax Event or an Investment Company Event occurs, the administrative trustees may, with the consent of IndyMac except in certain limited circumstances, dissolve the Trust and, after satisfaction of liabilities to creditors, cause debentures held by the property trustee, having an aggregate principal amount equal to the aggregate liquidation amount of the Trust Securities, with an interest rate identical to the distribution rate of the Trust Securities, and accrued and unpaid interest equal to accumulated and unpaid distributions on the Trust Securities, and having the same record date for payment as the Trust Securities, to be distributed to the holders of the preferred securities and the common securities of the Trust in liquidation of such holders' interests in the Trust on a pro rata basis within 90 days following the occurrence of such event; provided, however, that such dissolution and distribution shall be conditioned on:

     - the administrative trustees' receipt of an opinion of independent counsel to the effect that the holders of the preferred securities will not recognize any gain or loss for United States federal income tax purposes as a result of the dissolution of the Trust and the distribution of debentures (a No Recognition Opinion); and

     - IndyMac or the Trust being unable to eliminate, which elimination shall be complete within a 90-day period, such event by taking some ministerial action (such as filing a form or making an election, or pursuing some other reasonable measure) that has no material adverse effect on the Trust, IndyMac or the holders of the preferred securities or does not subject any of them to more than de minimis regulatory requirements.

     If a Tax Event or an Investment Company Event occurs and the administrative trustees shall have been informed by an independent law firm that such firm cannot deliver a No Recognition Opinion to the Trust, IndyMac shall have the right to cause a remarketing of the preferred securities as described above under "-- Remarketing" within 90 days following the occurrence of such event.

     Under current United States federal income tax law, and interpretations thereof and assuming that, as expected, the Trust is treated as a grantor trust, a distribution of the debentures will not be a taxable event to the Trust and/or to holders of the preferred securities. Should there be a change in law, a change in legal interpretation, certain Tax Events or other circumstances, however, the distribution of debentures could be a taxable event to holders of the preferred securities in which event IndyMac could, as provided above, cause a remarketing of the preferred securities, and would not be permitted to distribute the debentures at such time.

     If IndyMac does not elect any of the options described above, the preferred securities will remain outstanding until the repayment of the debentures. In the event a Tax Event has occurred and is continuing, under the indenture, IndyMac, as borrower, will be obligated to pay any taxes, duties, assessments and other governmental charges to which the Trust has become subject as a result of a Tax Event. See "Description of the Debentures -- Payment of Expenses of the Trust" on page S-65 of this prospectus supplement.

SUBORDINATION OF COMMON SECURITIES OF THE TRUST

     Payment of distributions on, and the Redemption Price of, the Trust Securities, as applicable, shall be made pro rata based on the liquidation amount of such Trust Securities; provided, however, that if on any distribution date an Indenture Event of Default shall have occurred and be continuing, no payment of any distribution on, or Redemption Price of, any of the common securities of the Trust, and no other payment on account of the redemption, liquidation or other acquisition of the common securities of the Trust, shall be made unless payment in full in cash of all accumulated and unpaid distributions on all of the outstanding preferred securities for all distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price the full amount of such Redemption Price on all of the outstanding preferred securities then called for redemption, shall have been made or provided for, and all funds available to the property trustee shall first be applied to the payment in full in cash of all distributions on, or Redemption Price of, the preferred securities then due and payable.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

     Pursuant to the trust agreement, the Trust shall automatically dissolve on the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of IndyMac, (ii) the distribution of the debentures to the holders of the trust securities, (iii) the redemption of all of the preferred securities in connection with the maturity of all of the debentures and (iv) the entry by a court of competent jurisdiction of an order for the dissolution of the Trust.

     In the event of any voluntary or involuntary dissolution of the Trust (each a Liquidation), the holders of the preferred securities on the date of the Liquidation will be entitled to receive, out of the assets of the Trust available for distribution to holders of trust securities after satisfaction of the Trust's liabilities to creditors, if any, distributions in cash or other immediately available funds in an amount equal to the accreted value of the preferred securities plus accumulated and unpaid distributions thereon to the date of payment (such amount being the Liquidation Distribution), unless, in connection with such Liquidation, debentures in an aggregate stated principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accumulated and unpaid distributions on, such trust securities shall be distributed on a pro rata basis to the holders of the trust securities in exchange for the trust securities. If Liquidation Distributions can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Trust Securities shall be paid on a pro rata basis so that the holders of the common securities of the Trust will be entitled to receive distributions upon any such liquidation pro rata with the holders of the preferred securities, except that if an Indenture Event of Default has occurred and is continuing, the preferred securities shall have a preference over the common securities of the Trust with regard to Liquidation Distributions.

     After the liquidation date is fixed for any distribution of debentures to holders of the preferred securities:

     - the preferred securities will no longer be deemed to be outstanding,

     - if the preferred securities are represented by one or more global certificates, DTC or its nominee, as a record holder of preferred securities, will receive a registered global certificate or certificates representing the debentures to be delivered upon such distribution, and

     - any certificates representing preferred securities not held by DTC or its nominee will be deemed to represent debentures having a principal amount equal to the liquidation amount of such preferred securities, and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid distributions on such preferred securities, until such certificates are presented for cancellation whereupon IndyMac will issue to such holder, and the Debenture Trustee will authenticate, a certificate representing such debentures.

TRUST ENFORCEMENT EVENTS

     An event of default under the indenture (an Indenture Event of Default) constitutes an event of default under the trust agreement with respect to the Trust Securities (a Trust Enforcement Event). See "Description of
Debentures -- Indenture Events of Default" on page S-66 of this prospectus supplement.

     Upon the occurrence and continuance of a Trust Enforcement Event, the property trustee as the sole holder of the debentures will have the right under the indenture to declare the principal amount of the debentures due and payable. IndyMac and the Trust are each required to file annually with the property trustee an officer's certificate as to its compliance with all conditions and covenants under the trust agreement.

     If the property trustee fails to enforce its rights under the debentures, any holder of preferred securities may institute a legal proceeding against IndyMac to enforce the property trustee's rights under the debentures. Notwithstanding the foregoing, if a Trust Enforcement Event has occurred and is continuing and such event is attributable to the failure of IndyMac to pay interest or principal on the debentures on the date such interest or principal is otherwise payable (or in connection with a repurchase of preferred securities, the repurchase date), then a registered holder of preferred securities may institute a direct action for payment after the respective due date specified in the debentures. Except as provided in this paragraph, the holders of preferred securities will not be able to exercise directly any other remedy available to the holders of the debentures.

     Pursuant to the trust agreement, the holder of the common securities of the Trust will be deemed to have waived any Trust Enforcement Event with respect to the common securities of the Trust until all Trust Enforcement Events with respect to the preferred securities have been cured, waived or otherwise eliminated. Until all Trust Enforcement Events with respect to the preferred securities have been so cured, waived or otherwise eliminated, the property trustee will be deemed to be acting solely on behalf of the holders of the preferred securities and only the holders of the preferred securities will have the right to direct the property trustee in accordance with the terms of the preferred securities.

VOTING RIGHTS, AMENDMENT OF THE DECLARATION

     Except as provided below and other than as required by law and the trust agreement, the holders of the preferred securities will have no voting rights.

     So long as any debentures are held by the property trustee, the holders of a majority in liquidation amount of the preferred securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the property trustee, or to direct the exercise of any trust or power conferred upon the property trustee under the trust agreement, including the right to direct the property trustee, as holder of the debentures, to:

     - exercise the remedies available to it under the indenture as a holder of the debentures,

     - consent to any amendment or modification of the indenture or the debentures where such consent shall be required or

     - waive any past default and its consequences that is available under the indenture;

provided, however, that if an Indenture Event of Default has occurred and is continuing, then the holders of at least 25% of the aggregate liquidation amount of the preferred securities may direct the property trustee to declare the principal of and premium, if any, and interest on the debentures due and payable; provided, further, that where a consent or action under the indenture would require the consent or act of the holders of more than a majority of the aggregate principal amount of debentures affected thereby, only the holders of the percentage of the aggregate stated liquidation amount of the preferred securities which is at least equal to the percentage required under the indenture may direct the property trustee to give such consent or to take such action.

     The property trustee shall notify each holder of the preferred securities of any notice of any Indenture Event of Default which it receives from IndyMac with respect to the debentures. Except with respect to directing the time, method, and place of conducting a proceeding for a remedy, the property trustee shall be under no obligation to take any of the actions described above unless the property trustee has obtained an opinion of counsel, rendered by an independent law firm experienced in such matters, to the effect that the Trust will not fail to be classified as a grantor trust for United States federal income tax purposes as a result of such action, and each holder will be treated as owning an undivided beneficial ownership interest in the debentures.

     The trust agreement may be amended from time to time by IndyMac and a majority of the administrative trustees (and in certain circumstances the property trustee and the Delaware Trustee), without the consent of the holders of the preferred securities,

     - to cure any ambiguity or correct or supplement any provisions in the trust agreement that may be defective or inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the trust agreement that shall not be inconsistent with the other provisions of the trust agreement,

     - to add to the covenants, restrictions or obligations of IndyMac in its capacity as sponsor of the Trust,

     - to conform to any change in Rule 3a-5 under the 1940 Act or written change in interpretation or application of Rule 3a-5 under the 1940 Act by any legislative body, court, government agency or regulatory authority which amendment does not have a material adverse effect on the rights, preferences or privileges of the holders of the Trust Securities, or

     - to modify, eliminate or add to any provisions of the trust agreement to the extent necessary to ensure that the Trust will be classified for United States federal income tax purposes as a grantor trust at all times that any Trust Securities are outstanding or to ensure that the Trust will not be required to register as an "investment company" under the 1940 Act;

provided, however, that none of the foregoing actions shall adversely affect in any material respect the interests of any holder of Trust Securities, and any amendments of the trust agreement shall become effective when notice thereof is given to the holders of Trust Securities.

     The trust agreement may be amended by IndyMac, a majority of the administrative trustees and the consent of holders representing not less than 66 2/3% in liquidation amount of the outstanding preferred securities if such amendment would adversely affect the powers, preferences or special rights of the Trust Securities, whether by way of amendment to the trust agreement or otherwise, provided that, if any amendment or proposal would adversely affect only the preferred securities or the common securities of the Trust, then only the affected class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of 66 2/3% in liquidation amount of such class of Trust Securities affected thereby.

     In any event, without the consent of each holder of Trust Securities affected thereby, the trust agreement may not be amended to

     - change the amount or timing of any distribution on the Trust Securities or otherwise adversely affect the amount of any distribution required to be made in respect of the Trust Securities as of a specified date restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date or

     - change the right of any unit holder to exchange its preferred securities for debentures and to require repurchase of such debentures as described under "-- Limited Right to Repurchase" on page S-52 of this prospectus supplement.

     Any required approval or direction of holders of preferred securities may be given at a meeting of holders of preferred securities convened for such purpose or pursuant to written consent. The administrative trustees will cause a notice of any meeting at which holders of preferred securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of preferred securities in the manner set forth in the trust agreement.

     No vote or consent of the holders of preferred securities will be required for the Trust to redeem and cancel the preferred securities in accordance with the trust agreement or to distribute the debentures in accordance with the indenture.

     Notwithstanding that holders of preferred securities are entitled to vote or consent under any of the circumstances described above, any of the preferred securities that are owned by IndyMac, the Trustees or any affiliate of IndyMac or any Trustees, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

REGISTRAR AND TRANSFER AGENT

     Wilmington Trust Company, the property trustee, will also act as registrar and transfer agent for the preferred securities.

     Registration of transfers or exchanges of preferred securities will be effected without charge by or on behalf of the Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange, the Trust may charge a sum sufficient to cover any such payment. If the preferred securities are to be redeemed in part, the Trust will not be required to:

     - issue, register the transfer of or exchange any preferred securities during a period beginning at the opening of business 15 days before the day of the mailing of the relevant notice of redemption and ending at the close of business on the day of such mailing or

     - register the transfer or exchange of any preferred securities so selected for redemption, except in the case of any preferred securities being redeemed in part, any portion thereof not to be redeemed.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

     The property trustee, other than during the occurrence and continuance of a Trust Enforcement Event, undertakes to perform only such duties as are specifically set forth in the trust agreement and, after such Trust Enforcement Event (which has not been cured or waived), must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the property trustee is under no obligation to exercise any of the powers vested in it by the trust agreement at the request of any holder of preferred securities unless it is offered security and indemnity reasonably satisfactory to it against the costs, expenses and liabilities that might be incurred thereby.

PAYMENT AND PAYING AGENCY

     Payments in respect of the global certificates shall be made to DTC, which shall credit the relevant accounts at DTC on the applicable distribution dates or, if the preferred securities are not represented by one or more global certificates, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the register in respect of the registrar. The paying agent (the preferred securities Paying Agent) shall initially be the property trustee and any co-paying agent chosen by the property trustee and acceptable to the administrative trustees and IndyMac. The preferred securities Paying Agent shall be permitted to resign as preferred securities Paying Agent upon 30 days' written notice to the administrative trustees. In the event that the property trustee shall no longer be the preferred securities Paying Agent, the administrative trustees shall appoint a successor (which shall be a bank or trust company acceptable to IndyMac) to act as preferred securities Paying Agent.

MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE TRUST

     The Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any corporation or other person, except as described below. The Trust may, at the request of IndyMac, with the consent of the administrative trustees and without the consent of the holders of the preferred securities, the Delaware Trustee or the property trustee merge with or into, consolidate, amalgamate, be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to a trust organized as such under the laws of any State, provided that

     - such successor entity (if not the Trust) either expressly assumes all of the obligations of the Trust with respect to the preferred securities and the common securities of the Trust or substitutes for the preferred securities other securities having substantially the same terms as the preferred securities (the "Successor Securities") so long as the Successor Securities rank the same as the preferred securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise,

     - if the Trust is not the successor entity, IndyMac expressly appoints a trustee of such successor entity possessing the same powers and duties as the property trustee as the holder of the debentures, any Successor Securities are listed (or eligible for trading), or any Successor Securities will be listed (or eligible for trading) upon notification of issuance, on any national securities exchange or with any other organization on which the preferred securities were listed or quoted or eligible for trading prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease,

     - such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the preferred securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization,

     - such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the preferred securities (including any Successor Securities) in any material respect,

     - such successor entity (if not the Trust) has a purpose identical in all material respects to that of the Trust, prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, IndyMac has received an opinion of counsel to the Trust, rendered by an independent law firm experienced in such matters, to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the preferred securities (including any Successor Securities) in any material respect and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, (1) neither the Trust nor such successor entity will be required to register as an investment company under the 1940 Act and (2) the Trust or the successor entity, as the case may be, will continue to be classified as a grantor trust for United States federal income tax purposes,

     - IndyMac or any permitted successor or assignee owns all of the common securities of the Trust or such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee and

     - such successor entity expressly assumes all of the obligations of the Trust.

     Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in aggregate liquidation amount of the preferred securities, consolidate, amalgamate, merge with or into, be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it or acquire by conveyance, transfer or lease its properties and assets as an entirety or substantially as an entirety if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes and each holder of the preferred securities not to be treated as owning an undivided beneficial ownership interest in the debentures.

MERGER OR CONSOLIDATION OF TRUSTEES

     Any corporation into which the property trustee, the Delaware Trustee or any administrative trustee that is not a natural person may be merged or converted or with which such Trustee may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of such Trustee, shall be the successor of such Trustee under the trust agreement, provided such corporation shall be otherwise qualified and eligible.

MISCELLANEOUS

     The administrative trustees are authorized and directed to conduct the affairs of and to operate the Trust in such a way that the Trust will not be deemed to be an "investment company" required to be registered under the 1940 Act or classified as other than a grantor trust for United States federal income tax purposes and so that the debentures will be treated as indebtedness of IndyMac for United States federal income tax purposes. IndyMac and the administrative trustees are authorized to take any action, not inconsistent with applicable law, the Certificate of Trust or the trust agreement, that IndyMac and the administrative trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the preferred securities.

     The Trust may not borrow money, issue debt, reinvest proceeds derived from investments, or mortgage or pledge any of its assets. In addition, the Trust may not undertake any activity that would cause the Trust not to be classified as a grantor trust for United States federal income tax purposes.

                         DESCRIPTION OF THE DEBENTURES

     We have summarized selected terms of the debentures. The summary is not complete. The following description is subject to, and is qualified in its entirety by reference to, the First Supplemental Indenture (the Supplemental Indenture) and the indenture (the Base Indenture and, together with the Supplemental Indenture, the Indenture), by and between IndyMac and The Bank of New York, as Trustee (the Debenture Trustee). Certain capitalized terms used herein are defined in the Indenture.

     The form of the Indenture was filed as an exhibit to the registration statement. We urge you to read the Indenture (including definitions of terms used therein) because it, and not this description, defines your rights as beneficial holder of the debentures. You may request copies of these documents from us at our address set forth in the accompanying prospectus on page 1 under "Where You Can Find More Information."

GENERAL

     The debentures will be issued under the Indenture. The debentures are limited in aggregate principal amount to the aggregate liquidation amount of all Trust Securities as set forth in the trust agreement.

     The debentures are not subject to a sinking fund provision. The entire principal amount of the debentures will mature and become due and payable, together with any accrued and unpaid interest thereon, including Compounded
Interest (as defined herein), if any, on November   , 2031 unless such maturity
date is earlier in connection with a remarketing of the preferred securities as described under "Description of the Preferred Securities -- Remarketing," in which event the accreted value of the debentures will be due and payable on such earlier maturity date, together with any accrued and unpaid interest on the accreted value.

     Debentures will be initially issued as a global certificate. See "Book-Entry Issuance" on page S-71 of this prospectus supplement. As described herein, under certain limited circumstances, debentures may be issued in certificated form in exchange for a global certificate. See "Book-Entry
Issuance -- Depository Procedures." Payments on debentures issued as a global certificate will be made through the debenture Paying Agent (as defined herein) to DTC. In the event debentures are issued in certificated form, principal, premium, if any, and interest will be payable, the transfer of the debentures will be registrable and debentures will be exchangeable for debentures of other denominations of a like aggregate principal amount at the corporate trust office of the Debenture Trustee in New York, New York; provided that payment of interest may be made at the option of IndyMac by check mailed to the address of the holder entitled thereto. Notwithstanding the foregoing, so long as the beneficial holder of the debentures is the property trustee, the payment of principal, premium, if any, and interest on the debentures held by the property trustee will be made through DTC to such account as may be designated by the property trustee.

     If a holder of units exercises its warrants, other than an exercise in lieu of a redemption of warrants, that holder will have the right to require the Trust to exchange its preferred securities for debentures and require IndyMac to repurchase its debentures as described in "Description of the Preferred Securities -- Limited Right to Repurchase" on page S-52 of this prospectus supplement.

     Under certain circumstances involving the dissolution of the Trust, including following the occurrence of a Tax Event or an Investment Company Event, debentures may be distributed to the holders of the Trust Securities in liquidation of the Trust, unless the preferred securities are otherwise redeemed in connection with such event. See "Description of the Preferred
Securities -- Distribution of Debentures Upon Tax or Investment Company Event" on page S-54 of this prospectus supplement.

SUBORDINATION

     The payment of principal of and interest on the debentures will be, to the extent provided in the Indenture, subordinate to the prior payment in full of all Senior Indebtedness (as defined herein).

     Upon any payment or distribution of assets of IndyMac to creditors resulting from any liquidation, dissolution, winding up or reorganization of, or any insolvency proceedings involving, IndyMac, or any assignment by IndyMac for the benefit of its creditors or any other marshaling of the assets of IndyMac, the holders of all Senior Indebtedness will first be entitled to receive payment in full before the holders of the debentures will be entitled to receive any payment upon the principal of or premium, if any, or interest on the debentures.

     Upon the happening and during the continuance of a default on any Senior Indebtedness (other than a default described in clause (i) and (ii) below) that occurs and is continuing that permits the holders of such Senior Indebtedness to accelerate its maturity, and following receipt by IndyMac and the Trustee of the notice provided for by the Indenture, no payment may be made on the debentures for a period of up to 179 days after receipt of such notice, unless such default is cured or waived. No payment of principal of, premium, if any, or interest on the debentures may be made (i) if any Senior Indebtedness of IndyMac is not paid when due and any applicable grace period with respect to such default has ended with such default not having been cured or waived or ceasing to exist or (ii) if the maturity of any Senior Indebtedness has been accelerated because of a default.

     By reason of the subordination, in the event of IndyMac's bankruptcy, dissolution or reorganization, holders of Senior Indebtedness may receive more, ratably, and holders of the debentures may receive less, ratably, than the other creditors of IndyMac. Such subordination will not prevent the occurrence of an Event of Default under the indenture.

     Subject to the qualifications described below, the term "Senior Indebtedness" includes principal, premium, if any, and interest on

     - all indebtedness of IndyMac for money borrowed (other than trade accounts payable in the ordinary course of business) or in connection with the acquisition of properties or assets,

     - all obligations of IndyMac under leases required or permitted to be capitalized under generally accepted accounting principles,

     - any indebtedness of others of the kinds described above for which IndyMac is liable as guarantor or otherwise and

     - amendments, renewals, extensions and refundings of any such indebtedness; unless in any instrument or instruments evidencing or securing such indebtedness or pursuant to which the same is outstanding, or in any such amendment, renewal, extension or refunding, it is expressly provided that such indebtedness is not superior in right of payment to the debentures.

     In the event that notwithstanding any of the foregoing prohibitions, the Trustee or the holders of the debentures receive any payment or distribution on account of or in respect of the debentures, such payment or distribution will be paid over and delivered to the holders of Senior Indebtedness or, in the case of a bankruptcy, insolvency or similar proceeding of IndyMac, to the trustee, receiver or other person making payment or distribution of the assets of IndyMac. For purposes of the subordination provisions, the payment, issuance or delivery of cash, property or securities (other than stock and certain subordinated securities of IndyMac) upon conversion of a debenture will be determined to constitute payment on account of the principal of such debenture.

     Both the Guarantee and the debentures are structurally subordinated to all obligations of IndyMac's subsidiaries.

     IndyMac only has a stockholder's claim in the assets of its subsidiaries. This stockholder's claim is junior to the claims that creditors of IndyMac's subsidiaries have against those subsidiaries, including in the case of IndyMac Bank, its depositors, the Federal Deposit Insurance Corporation and the Federal Home Loan Bank of San Francisco. Holders of the debentures and beneficiaries of the guarantee of the preferred securities will only be creditors of IndyMac. Such holders will not be creditors of IndyMac's subsidiaries, where most of IndyMac's consolidated assets are located. All of IndyMac's subsidiaries' existing and future liabilities, including any claims of trade creditors and preferred stockholders, will be effectively senior to the guarantee of the preferred securities and the debentures.

     All the operations of IndyMac are conducted through its subsidiaries. Therefore, IndyMac's ability to service its debt, including the guarantee and the debentures, is dependent upon the earnings of these subsidiaries, and their ability to distribute those earnings as dividends, loans or other payments to IndyMac. Certain laws restrict the ability of IndyMac's subsidiaries to pay dividends and make loans and advances to it. In particular, dividends by IndyMac Bank are restricted under the laws and regulations applicable to savings associations and savings and loan holding companies. IndyMac will not be able to use the earnings of its depository subsidiaries subject to distribution restrictions to make payments on the guarantee and the debentures, except to the extent the restrictions are satisfied. Any of the situations described above could make it more difficult for IndyMac to service the debentures or guarantee.

     The terms of our other debt may preclude us from paying interest on the debentures, or distributions on the preferred securities. As a result, we may defer these payments. As of September 30, 2001, IndyMac, on an unconsolidated basis, does not have any senior indebtedness, and the total liabilities of our subsidiaries (excluding deposits) aggregated to approximately $3.5 billion, in each case excluding obligations under letters of credit, guarantees and interest rate swap obligations. In addition, our subsidiaries were obligated on such date under letters of credit, guarantees and interest rate swap contracts to which the guarantees and the debentures would be structurally subordinated. There are no terms in the units, the preferred securities, the debentures or the guarantee that limit our or our subsidiaries' ability to incur additional indebtedness or obligations, including secured indebtedness, and other indebtedness and obligations that rank senior to the debentures and the guarantee. See "Risk Factors" on page S-11 of this prospectus supplement.

CERTAIN COVENANTS OF INDYMAC

     Except as otherwise provided in the Indenture, for so long as the debentures are held by the property trustee, IndyMac will covenant

     - to maintain directly or indirectly ownership of all of the common securities of the Trust; provided, however, that any permitted successor of IndyMac under the Indenture may succeed to IndyMac's ownership of the common securities of the Trust;

     - to cause the Trust to remain a statutory business trust, except in connection with the distribution of the debentures to holders of Trust Securities, the redemption of all Trust Securities, or certain mergers, consolidations or amalgamations, each as permitted by the trust agreement, and not to voluntarily dissolve, wind-up, liquidate or be terminated, except as permitted by the trust agreement and otherwise continued to be classified as a grantor trust for U.S. federal income tax purposes; to use its commercially reasonable efforts to ensure that the Trust will not be an "investment company" for purposes of the 1940 Act and

     - to take no action that would be reasonably likely to cause the Trust to be classified as an association or a publicly traded partnership taxable as a corporation for United States federal income tax purposes.

REDEMPTION; REPURCHASE BY HOLDER

     IndyMac will not have the right to redeem the debentures in whole or in part at any time.

     IndyMac will be required to redeem the debentures in certain circumstances following the exercise of warrants by a unit holder as described under "Description of the Preferred Securities -- Limited Right to Repurchase" on page S-52 of this prospectus supplement.

INTEREST

     Each debenture bears interest on the stated principal amount thereof at the
rate of      % per annum, subject to adjustment as described below and under
"Description of the Preferred Securities -- Remarketing," from and including
November   , 2001. Interest is payable quarterly in arrears on February   , May
  , August   and November   of each year (each, an "Interest Payment Date"),
commencing on February   , 2002, to the person in whose name such debenture is
registered, subject to certain exceptions, at the close of business on the business day next preceding such Interest Payment Date. In the event the preferred securities shall not continue to remain in book-entry only form and the debentures are not in the form of a global certificate, IndyMac shall have the right to select record dates, which shall be at least one business day before an Interest Payment Date.

     The amount of interest payable for any full quarterly interest period will be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any period shorter than a full quarterly interest period for which interest is computed, will be computed on the basis of 30-day months and, for periods of less than a month, the actual number of days elapsed per 30-day month. In the event that any date on which interest is payable on the debentures is not a business day, then payment of the interest payable on such date will be made on the next succeeding day that is a business day (and without any interest or other payment in respect of any such delay), except that if such business day is in the next succeeding calendar year, then such payment shall be made on the immediately preceding business day, in each case with the same force and effect as if made on such date.

     If a Remarketing Event (as defined herein) occurs and the preferred securities are remarketed, interest will accrue on the accreted value of the debentures at the Reset Rate (as defined herein) from the remarketing date to but not including the stated maturity (as modified in connection with such remarketing). If there is a failed remarketing (as described in "Description of the Preferred Securities -- Remarketing"), interest will accrue on the accreted
value of the debentures at a rate of      % from the failed remarketing date to
but not including the stated maturity (as modified in connection with such failed remarketing).

TERMS UPON REMARKETING OF PREFERRED SECURITIES; FAILED REMARKETING

     In connection with a remarketing of the preferred securities as described in "Description of the Preferred Securities -- Remarketing"

     - the aggregate accreted value of the debentures will become due and payable on the date which is 60 days after the failed remarketing date; and

     - the debentures will have an interest rate payable on the accreted value equal to the rate established in the remarketing, and

     In the event of a failed remarketing as described in "Description of the Preferred Securities -- Remarketing -- Remarketing Procedures -- A Failed Remarketing"

     - the interest rate on the debentures will equal the      % from the failed
       remarketing date to but not including the stated maturity (as modified in connection with such failed remarketing);

     - the aggregate accreted value of the debentures will become due and payable on the date which is 60 days after the failed remarketing date; and

     - IndyMac may not defer interest payments on the debentures.

     In the event debentures are distributed to holders of preferred securities the provisions describing the remarketing of the preferred securities shall apply to the debentures.

OPTION TO EXTEND INTEREST PAYMENT PERIOD

     So long as IndyMac is not in default in the payment of interest on the debentures, and so long as a failed remarketing has not occurred, IndyMac will have the right, at any time, and from time to time during the term of the debentures to defer payments of interest by extending the interest payment period for a period (the "Extension Period") not exceeding 20 consecutive quarters or extending beyond the stated maturity of the debentures, during which Extension Period no interest will be due and payable.

     The Extension Period will automatically terminate, and cash interest will thereafter be payable, upon the occurrence of a failed remarketing. At the end of the Extension Period, IndyMac shall pay all interest then accrued and unpaid, together with interest thereon compounded quarterly at the then applicable rate for the debentures to the extent permitted by applicable law (Compounded Interest). Prior to the termination of any such Extension Period, IndyMac may further extend such Extension Period; provided that such Extension Period, together with all such previous and further extension, may not exceed 20 consecutive quarters or extend beyond the stated maturity of the debentures. Upon the termination of any Extension Period and the payment of all amounts then due, IndyMac may commence a new Extension Period, subject to the above requirements. No interest during an Extension Period, except at the end thereof, shall be due and payable. IndyMac has no present intention of exercising its right to defer payments of interest by extending the interest payment period on the debentures.

     - During any such Extension Period, IndyMac shall not, and shall not permit any subsidiary to declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of IndyMac's capital stock or

     - make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of IndyMac that rank on a par with or junior in interest to the debentures or make any guarantee payments with respect to any guarantee by IndyMac of the debt securities of any subsidiary of IndyMac if such guarantee ranks on a par with or junior in interest to the debentures other than (a) dividends or distributions in common stock of IndyMac, (b) payments under the Guarantee, (c) any declaration of a dividend in connection with the implementation of a shareholders' rights plan, or issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto and (d) purchases of common stock related to the issuance of common stock or rights under any of IndyMac's benefit plans and (e) repurchases of common stock of IndyMac (which repurchases are made by IndyMac in connection with the satisfaction of indemnification obligations of the sellers of such businesses).

     If the property trustee shall be the only holder of the debentures, IndyMac shall give the administrative trustees, the property trustee and the Debenture Trustee notice of its election of such Extension Period at least one business day prior to the earlier of (i) the next date on which distributions on the preferred securities are payable or (ii) the date the administrative trustees are required to give notice of the record date or the date such distributions are payable for the first quarter of such Extension Period to any national stock exchange or other organization on which the preferred securities are listed or quoted, if any, or to holders of the preferred securities as of the record date or the distribution date. If the property trustee shall not be the holder of the debentures, IndyMac shall give the holders of the debentures notice of its election of such Extension Period at least ten business days prior to the earlier of (i) the Interest Payment Date for the first quarter of such Extension Period or (ii) the date upon which IndyMac is required to give notice of the record or payment date of such related interest payment for the first quarter to any national stock exchange or other organization on which the debentures are listed or quoted, if any, or to holders of the debentures.

     Prior to the exercise of its right to cause a remarketing of the debentures, IndyMac must pay all deferred interest and Compounded Interest thereon so that no amounts are then owing on the debentures.

PAYMENT OF EXPENSES OF THE TRUST

     Under the terms of the Indenture, IndyMac, as borrower, has agreed to pay all fees and expenses related to the organization and operations of the Trust (including any taxes, duties, assessments or other governmental charges of whatever nature imposed on the Trust by the United States, or any other taxing authority) and the offering of the Trust Securities and be responsible for all debts and obligations of the Trust (other than with respect to the Trust Securities), so that the net amounts received, retained or paid by the Trust after paying such fees, expenses, debts and obligations will be equal to the amounts the Trust would have received or paid had no such fees, expenses, debts and obligations been incurred by or imposed on the Trust. The foregoing obligations of IndyMac are for the benefit of, and shall be enforceable by, any person to whom such fees, expenses, debts and obligations are owed (each a Creditor) whether or not such Creditor has received notice thereof. Any such Creditor may enforce such obligations of IndyMac directly against IndyMac, and IndyMac irrevocably waives any right or remedy to require that any such Creditor take any action against the Trust or any other person before proceeding against IndyMac. IndyMac shall execute such additional agreements as may be necessary to give full effect to the foregoing.

CONSOLIDATION, MERGER AND SALE OF ASSETS

     Except as otherwise provided in the Indenture, IndyMac may not merge or consolidate with or sell or convey all or substantially all of its assets to any person or entity unless

     - the successor corporation (if other than IndyMac) is a corporation organized under the laws of any State of the United States, and such successor company assumes IndyMac's obligations under the debentures and the Indenture and

     - immediately after giving effect to such transaction, no Indenture Event of Default shall have occurred and be continuing.

INDENTURE EVENTS OF DEFAULT

     Any one of the following events will constitute an Indenture Event of Default with respect to the debentures:

     - default in the payment of any interest on the debentures when due and payable, if continued for 30 days after written notice has been given as provided in the Indenture, whether or not such payment is prohibited by the subordination provisions of the Indenture and the debentures; provided, however, that a valid extension of the interest payment period does not constitute a default in the payment of interest;

     - default in the payment of principal of (or premium, if any, on) the debentures when due and payable whether or not such payment is prohibited by the subordination provisions of the Indenture and the debentures;

     - failure to perform any other covenant of IndyMac in the Indenture or the debentures (other than a covenant included in the Indenture solely for the benefit of any series of debt securities other than the debentures), if continued for 90 days after written notice has been given as provided in the Indenture;

     - certain events of bankruptcy, insolvency or liquidation involving IndyMac; or

     - the voluntary or involuntary dissolution, winding-up, or termination of the Trust, except in connection with (i) the distribution of debentures to the holders of Trust Securities in liquidation of the Trust or their interest in the Trust, (ii) the redemption of all outstanding Trust Securities and (iii) certain mergers, consolidations or amalgamations, each as permitted by the trust agreement.

     If any Indenture Event of Default shall occur and be continuing, the property trustee, as the holder of the debentures, will have the right under the Indenture to declare the principal of the debentures (including any Compounded Interest, if any) and any other amounts payable under the Indenture to be forthwith due and payable and to enforce its other rights as a creditor with respect to the debentures. An Indenture Event of Default also constitutes a Trust Enforcement Event. The holders of preferred securities in certain circumstances have the right to direct the property trustee to exercise its rights as the holder of the debentures. In addition, if the property trustee fails to enforce its rights under the debentures any holder of preferred securities may institute a legal proceeding against IndyMac to enforce the property trustee's rights under the debentures. See "Description of the Preferred Securities -- Trust Enforcement Events" and "Description of the Preferred Securities -- Voting Rights, Amendment of the Declaration." Notwithstanding the foregoing, if an Indenture Event of Default has occurred and is continuing and such event is attributable to the failure of IndyMac to pay interest or principal on the debentures on the date such interest or principal is otherwise payable, IndyMac acknowledges that then a holder of preferred securities may institute a direct action for payment after the respective due date specified in the debentures. Notwithstanding any payments made to such holder of preferred securities by IndyMac in connection with a direct action, IndyMac shall remain obligated to pay the principal of or interest on the debentures held by the Trust or the property trustee. The holders of preferred securities will not be able to exercise directly any other available to the holders of the debentures.

     If any Indenture Event of Default shall occur and be continuing and the debentures have been distributed to the holders of the Trust Securities upon a liquidation of the Trust, the holders of not less than 25% in aggregate principal amount of the debentures will have the right to declare the principal of the debentures (including any Compounded Interest, if any) and any other amounts payable under the Indenture to be forthwith due and payable and to enforce their other rights as a creditor with respect to the debentures.

DEFEASANCE

     The obligations of IndyMac with respect to the payment of the principal, premium, if any, and interest on, the debentures will terminate if IndyMac irrevocably deposits or causes to be deposited with the Debenture Trustee, under the terms of an escrow trust agreement satisfactory to the Debenture Trustee, as a trust fund specifically pledged as security for, and dedicated solely to, the benefit of the holders of the debentures,

     - money,

     - U.S. government obligations, which through the payment of interest and principal in respect thereof in accordance with their terms will provide money at such time or times as payments are due and payable on the debentures, or a combination of the foregoing, sufficient to pay and discharge each installment of principal, premium, if any, and interest on the debentures.

     The discharge of the debentures is subject to certain other conditions, including, without limitation,

     - no Indenture Event of Default or event (including such deposit) which with notice or lapse of time would become an Indenture Event of Default shall have occurred and be continuing on the date of such deposit,

     - such deposit and the related intended consequence will not result in any default or event of default under any material indenture, agreement or other instrument binding upon IndyMac or its subsidiaries or any of their properties and

     - IndyMac shall have delivered to the Debenture Trustee an opinion of independent tax counsel or a private letter ruling by the IRS satisfactory to the Debenture Trustee to the effect that holders of the debentures will not recognize income, gain or loss for United States federal income tax purposes if IndyMac makes such deposit.

     Notwithstanding a defeasance of the debentures, IndyMac will continue to have the right to cause a remarketing of the debentures so long as the amounts described above are expected to be on deposit in the escrow trust account as of such modified maturity date.

MODIFICATION, WAIVER, MEETINGS AND VOTING

MODIFICATION OF INDENTURE

     The Indenture provides that IndyMac and the Debenture Trustee may, without the consent of any holders of debentures, enter into supplemental indentures for the purposes, among other things, of adding to IndyMac's covenants, adding additional Indenture Events of Default, or curing ambiguities or inconsistencies in such Indenture, or making other changes to the Indenture or form or terms of the debentures, provided such action does not have a material adverse effect on the interests of the holders of the debentures. In addition, modifications and amendments of the Indenture may be made by IndyMac and the Debenture Trustee with the consent of the holders of not less than a majority in aggregate principal amount of the debentures and all other series of debt securities issued under the Indenture then outstanding affected, acting as one class, by such modification or amendment, provided, however, that no such modification or amendment may, without the consent of each holder of debentures outstanding that is affected thereby,

     - change the stated maturity of the principal of, or any installment of principal of or interest on the debentures,

     - reduce the principal, premium, if any, or interest on any debentures,

     - change the place of payment where the debentures or any premium or interest thereon is payable,

     - impair the right to institute suit for the enforcement of any payment on or with respect to the debentures,

     - reduce the percentage in principal amount of the debentures then outstanding required for modification or amendment of the Indenture or for any waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults,

     - change any obligation of IndyMac to maintain an office or agency in the places and for the purposes required by the Indenture, or modify any of the above provisions,

provided, further, that no such modification or amendment shall be effective until the holders of not less than 66 2/3% of the aggregate liquidation amount of the Trust Securities shall have consented to such modification or amendment; provided, further, that where a consent under the Indenture would require the consent of the holders of more than 66 2/3% of the principal amount of the debentures, such modification or amendment shall not be effective until the holders of at least the same proportion in aggregate stated liquidation amount of the Trust Securities shall have consented to such modification or amendment.

WAIVER OF DEFAULT

     The holders of not less than 66 2/3% of aggregate principal amount of the debentures then outstanding may, on behalf of the holders of all debentures, waive any past default under the Indenture with respect to the debentures except a default in the payment of principal, premium, if any, or any interest on the debentures and a default in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of each holder of the debentures then outstanding. Such waiver shall not be effective until the holders of a majority in aggregate stated liquidation amount of Trust Securities shall have consented to such waiver provided, further, that where a consent under the Indenture would require the consent of the holders of more than a majority in principal amount of the debentures, such waiver shall not be effective until the holders of at least the same proportion in aggregate stated liquidation amount of the Trust Securities shall have consented to such waiver.

MEETINGS AND VOTING

     A meeting may be called at any time by the Debenture Trustee, and shall be called upon request, by IndyMac pursuant to a resolution of the Board or the holders of at least 20% in aggregate principal amount of the debentures then outstanding. Except as described above under "-- Modification, Waiver, Meetings and Voting -- Modification of Indenture" and "-- Modification, Waiver, Meetings and Voting -- Waiver of Default," a resolution presented at a meeting or reconvened meeting at which a quorum of the holders of debentures then outstanding is present may be adopted by the affirmative vote of the lesser of

     - the holders of a majority in principal amount of the debentures then outstanding, or

     - the holders of 66 2/3% in principal amount of the debentures then outstanding represented and voting at the meeting; provided, however, that if any consent, waiver or other action which the Indenture expressly provides may be made, given or taken by the holders of a specified percentage, which is less than a majority of the principal amount of the debentures then outstanding, such action may be adopted at a meeting or reconvened meeting at which a quorum is present by the affirmative vote of the lesser of the holders of such specified percentage in principal amount of the debentures then outstanding or

     - a majority in principal amount of debentures then outstanding of such series represented and voting at the meeting.

     Any resolution passed or decision taken at any meeting of holders of debentures duly held in accordance with the Indenture will be binding on all holders of debentures whether or not present or represented at the meeting.

     Except with respect to certain reconvened meetings, the quorum at a meeting of the holders of debentures will be persons holding or representing a majority in principal amount of the debentures then outstanding.

GOVERNING LAW

     The Indenture and the debentures are governed by and construed in accordance with the laws of the State of New York.

MISCELLANEOUS

     The Indenture provides that IndyMac, as borrower, will pay all

     - fees and expenses related to the issuance and exchange of the Trust Securities and the debentures,

     - the organization, maintenance and dissolution of the Trust,

     - the retention of the Trustees,

     - the enforcement by the property trustee of its rights as a holder of debentures, and

     - all taxes and charges of whatever nature directly imposed on the Trust.

In addition, IndyMac is primarily liable for any indemnification obligations with respect to the trust agreement.

     IndyMac will have the right at all times to assign any of its respective rights or obligations under the Indenture to a direct or indirect wholly owned subsidiary of IndyMac; provided that, in the event of any such assignment, IndyMac will remain liable for all of its respective obligations. Subject to the foregoing, the Indenture is binding upon and will inure to the benefit of the parties thereto and their respective successors and assigns. The Indenture provides that it may not otherwise be assigned by the parties thereto.

                          DESCRIPTION OF THE GUARANTEE

     We have summarized selected provisions of the Guarantee. The summary is not complete and is subject to, and qualified in its entirety by reference to, the form of Guarantee, including the definitions therein of certain terms, and the Trust Indenture Act. The Guarantee is qualified as an indenture under the Trust Indenture Act. The Bank of New York is the guarantee trustee for purposes of compliance with the Trust Indenture Act and holds the Guarantee for the benefit of the holders of the preferred securities.

     The Guarantee Agreement was filed as an exhibit to the registration statement. We urge you to read the Guarantee Agreement because it and not this description, defines your rights under the guarantee. You may request copies of the Guarantee Agreement from us at our address set forth in the accompanying prospectus under the heading "Where You Can Find More Information."

     The following payments or distributions with respect to the preferred securities, to the extent not paid by or on behalf of the Trust (the Guarantee Payments), will be subject to the Guarantee:

     - any accumulated and unpaid distributions required to be paid on the preferred securities, to the extent that the Trust has sufficient funds available therefor at the time,

     - the Redemption Price with respect to any preferred securities called for redemption, to the extent that the Trust has sufficient funds available therefor at such time, and

     - upon a voluntary or involuntary dissolution, winding up or termination of the Trust (other than in connection with the exchange of all of the preferred securities for debentures or the distribution of the debentures to holders of the preferred securities), the lesser of -- the aggregate accreted value of the preferred securities and all accumulated and unpaid distributions thereon to the date of payment and -- the amount of assets of the Trust remaining available for distribution to holders of preferred securities.

     IndyMac's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by IndyMac to the holders of the applicable preferred securities or by causing the Trust to pay such amounts to such holders.

     The holders of not less than a majority in aggregate liquidation amount of the Trust Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the Guarantee. If the guarantee trustee fails to enforce the Guarantee, then any holder of the preferred securities, subject to the subordination provisions of the Guarantee for such payment, may institute a legal proceeding directly against IndyMac to enforce the guarantee trustee's rights under such Guarantee without first instituting a legal proceeding against the Trust, the guarantee trustee or any other person or entity. If IndyMac were to default on its obligation to pay amounts payable under the debentures, the Trust would lack sufficient funds for the payment of distributions or amounts payable on redemption of the preferred securities or otherwise, and, in such event, holders of the preferred securities would not be able to rely upon the Guarantee for payment of such amounts. Instead, if an Indenture Event of Default shall have occurred and be continuing and such event is attributable to the failure of IndyMac to pay interest on or principal of the debentures on the applicable payment date, then a holder of preferred securities may institute a legal proceeding directly against IndyMac pursuant to the terms of the indenture for enforcement of payment to such holder of the principal of or interest on such debentures having a principal amount equal to the aggregate liquidation amount of the preferred securities of such holder (a direct action). Except as described herein, holders of preferred securities will not be able to exercise directly any other remedy available to the holders of debentures or assert directly any other rights in respect of the debentures. See "Risk Factors" on page S-11 of this prospectus supplement.

          RELATIONSHIP AMONG THE PREFERRED SECURITIES, THE DEBENTURES
                               AND THE GUARANTEE

FULL AND UNCONDITIONAL GUARANTEE

     Payments of distributions and other amounts due on the preferred securities (to the extent the Trust has funds available for the payment of such distributions) are irrevocably guaranteed by IndyMac as and to the extent set forth under "Description of the Guarantee." If and to the extent that IndyMac does not make payments under the debentures, the Trust will not have sufficient funds to pay distributions or other amounts due on the preferred securities. The Guarantee does not cover payment of distributions when the Trust does not have sufficient funds to pay such distributions. In such event, a holder of preferred securities may institute a legal proceeding directly against IndyMac to enforce payment of such distributions to such holder after the respective due dates. Taken together, IndyMac's obligations under the trust agreement, the debentures, the Indenture and the Guarantee provide, in the aggregate, a full and unconditional guarantee of payments of distributions and other amounts due on the preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full and unconditional guarantee of the Trust's obligations under the preferred securities. The obligations of IndyMac under the Guarantee are subordinate and junior in right of payment to all Senior Indebtedness of IndyMac.

SUFFICIENCY OF PAYMENTS

     As long as payments of interest, principal and other payments are made when due on the debentures, such payments will be sufficient to cover distributions and other payments due on the preferred securities, because of the following factors: (i) the aggregate principal amount of the debentures will be equal to the sum of the aggregate stated liquidation amount of the Trust Securities, (ii) the interest rate and interest and other payment dates on the debentures will match the distribution rate and distribution and other payment dates for the preferred securities, (iii) pursuant to the Indenture, IndyMac, as borrower, will pay, and the Trust will not be obligated to pay, all costs, expenses and liabilities of the Trust except the Trust's obligations under the Trust Securities and (iv) the trust agreement further provides that the Trust will not engage in any activity that is not consistent with the limited purposes of the Trust.

     Notwithstanding anything to the contrary in the Indenture, IndyMac has the right to set-off any payment it is otherwise required to make thereunder with and to the extent IndyMac has theretofore made, or is concurrently on the date of such payment making, a related payment under the Guarantee.

ENFORCEMENT RIGHTS OF HOLDERS OF PREFERRED SECURITIES

     If a Trust Enforcement Event occurs and is continuing, the holders of preferred securities would rely on the enforcement by the property trustee of its rights as holder of the debentures against IndyMac. In addition, the holders of a majority in liquidation amount of the preferred securities will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the property trustee or to direct the exercise of any trust or power conferred upon the property trustee under the trust agreement, including the right to direct the property trustee to exercise the remedies available to it as the holder of the debentures. The

Indenture provides that the Debenture Trustee shall give holders of debentures notice of all defaults or events of default within 30 days after occurrence.

     If the property trustee fails to enforce its rights under the debentures in respect of an Indenture Event of Default after a holder of record of preferred securities has made a written request, such holder of record of preferred securities may, to the extent permitted by applicable law, institute a legal proceeding against IndyMac to enforce the property trustee's rights in respect of debentures having a principal amount equal to the aggregate stated liquidation amount of the preferred securities of such holder. In addition, if IndyMac fails to pay interest or principal on the debentures on the date such interest or principal is otherwise payable, and such failure to pay is continuing, a holder of preferred securities may institute a direct action for enforcement of payment to such holder of the principal of or interest on the debentures having a principal amount equal to the aggregate stated liquidation amount of the preferred securities of such holder after the respective due date specified in the debentures. In connection with such a direct action IndyMac will have the right under the Indenture to set off any payment made to such holder by IndyMac. The holders of preferred securities will not be able to exercise directly any other remedy available to the holders of the debentures.

LIMITED PURPOSE OF TRUST

     The trust securities evidence beneficial interests in the Trust, and the Trust exists for the sole purpose of issuing the Trust Securities and investing the proceeds thereof in debentures. A principal difference between the rights of a holder of preferred securities and a holder of debentures is that a holder of debentures is entitled to receive from IndyMac the principal amount of and interest accrued on debentures held, while a holder of preferred securities is entitled to receive distributions from the Trust (or from IndyMac under the Guarantee) if and to the extent the Trust has funds available for the payment of such distributions.

RIGHTS UPON TERMINATION

     Upon any voluntary or involuntary dissolution, winding-up or liquidation of the Trust involving the liquidation of the debentures, the holders of the trust securities will be entitled to receive, out of assets held by the Trust, subject to the rights of creditors of the Trust, if any, the liquidation distribution in cash. See "Description of the Preferred Securities -- Liquidation Distribution Upon Dissolution" on page S-55 of this prospectus supplement. Upon any voluntary or involuntary liquidation or bankruptcy of IndyMac, the property trustee, as holder of the debentures, would be a subordinated creditor of IndyMac, subordinated in right of payment to all Senior Indebtedness as set forth in the Indenture, but entitled to receive payment in full of principal and interest before any stockholders of IndyMac receive payments or distributions. The positions of a holder of preferred securities and a holder of the debentures relative to other creditors and to stockholders of IndyMac in the event of liquidation or bankruptcy of IndyMac should be substantially the same.

                              BOOK-ENTRY ISSUANCE

BOOK-ENTRY ISSUANCE OF THE PREFERRED SECURITIES

     The Depository Trust Company (DTC) is the securities depositary for the units, preferred securities and warrants, each of which will be issued only as fully registered certificated securities registered in the name of DTC or its nominee (each, a Global Certificate) for credit to an account of a direct or indirect participant in DTC as described below. The debentures will be issued as fully registered securities registered in the name of the property trustee or its nominee and deposited with the property trustee. In the event that ownership interests in the debentures become transferable, DTC will become the securities depository for the debentures, which will be issued only as fully registered securities registered in the name of DTC or its nominee for credit to an account of a direct or indirect participant in DTC as described below.

DEPOSITORY PROCEDURES

     DTC has advised the Trust and IndyMac that DTC is a limited-purpose trust company created to hold securities for the participating organizations (collectively, the Participants) and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the Indirect Participants). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

     DTC has also advised the Trust and IndyMac that purchases of units, preferred securities, warrants or the debentures, if DTC shall ever act as depositary for the debentures (each, a Global Security), within the DTC system must be made by or through Participants, which will receive a credit for the applicable Global Security on DTC's records. The ownership interest of each actual purchaser of each applicable Global Security is in turn to be recorded on the Participants' and Indirect Participants' records. Owners of interest will not receive written confirmation from DTC of their purchases, but owners of interest are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Participants or Indirect Participants through which the owners of interest purchased their applicable Global Securities. Transfers of ownership interests in the Global Securities are to be accomplished by entries made on the books of Participants or Indirect Participants acting on behalf of owners of interest. Except as described below, owners of interests will not receive physical delivery of certificates representing their ownership interests in the Global Securities and will not be considered the registered owners or holders thereof for any purpose.

     The laws of some jurisdictions require that certain persons take physical delivery in certificated form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Certificate to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having beneficial interests in a Global Certificate to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. For certain other restrictions on the transferability of the Global Securities, see "-- Exchange of Book-Entry Securities for Certificated Securities" on page S-73 of this prospectus supplement.

     Payments in respect of the Global Securities will be payable by the property trustee and the Debenture Trustee, respectively, to DTC in its capacity as the registered holder. The property trustee and the Debenture Trustee will treat the persons in whose names the applicable Global Securities, including the Global Certificates, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the property trustee nor any agent thereof has or will have any responsibility or liability for (i) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Certificates, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Certificates or (ii) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC has advised the Trust and IndyMac that its current practice, upon receipt of any payment in respect of securities such as the units, debentures, preferred securities and warrants, is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of Global Securities will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the property trustee, the Debenture Trustee or the Trust. None of the Trust, the property trustee, the warrant agent or the Debenture Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Global Securities, and the Trust, the property trustee, the warrant agent and the Indenture Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

     Interests in the Global Certificates will trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its Participants. Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds. Transfers between participants in Euroclear or Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.

     Subject to compliance with the transfer restrictions applicable to the unit securities, cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream.

     Because of the time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Security from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interest in a Global Security by or through a Euroclear or Clearstream participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC's settlement date.

     DTC has advised the Trust and IndyMac that it will take any action permitted to be taken by a holder of a Global Security only at the direction of one or more Participants to whose account with DTC interests in the Global Certificates are credited. However, if there is an Indenture Event of Default (or, in the case of preferred securities, any event which after notice or lapse of time or both would be a Trust Enforcement Event), DTC reserves the right to exchange the Global Certificates for units, debentures, preferred securities or warrants, as appropriate, in certificated form and to distribute such securities to its Participants.

     The information in this section concerning DTC and its book-entry systems has been obtained from sources that the Trust and IndyMac believe to be reliable, but neither the Trust nor IndyMac takes responsibility for the accuracy thereof.

     Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interest in the Global Securities among participants in DTC, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Trust nor the property trustee will have any responsibility for the performance by DTC or its respective participants or indirect participants of its obligations under the rules and procedures governing its operations.

EXCHANGE OF BOOK-ENTRY SECURITIES FOR CERTIFICATED SECURITIES

     A Global Certificate is exchangeable for units, debentures, preferred securities or warrants, as applicable, in registered certificated form if (i) DTC (x) notifies the Trust that it is unwilling or unable to continue as Depositary for the Global Certificate and the Trust or IndyMac, as applicable, thereupon fails to appoint a successor Depositary or (y) has ceased to be a clearing agency registered under the Exchange Act, (ii) IndyMac in its sole discretion elects to cause the issuance of the units, debentures, preferred securities or warrants in certificated form or (iii) there shall have occurred and be continuing an Indenture Event of Default or, in the case of preferred securities, any event which after notice or lapse of time or both would be a Trust Enforcement Event. In all cases, certificated units, debentures, preferred securities or warrants delivered in exchange for any Global Certificate or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary in accordance with its customary procedures.

             MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     In the opinion of Mayer, Brown & Platt, counsel to IndyMac and the Trust, the following discussion summarizes the material United States federal income tax consequences of the purchase, ownership and disposition of the units, preferred securities and warrants insofar as it relates to matters of law and legal conclusions.

     Except where we state otherwise, this summary deals only with preferred securities, warrants, or units held as capital assets by a holder who is a United States person (as defined below) who or which purchased the preferred securities, warrants and units upon original issuance at the price to the public. A "United States person" is any beneficial owner who is one of the following:

     - a citizen or resident of the United States;

     - a corporation or partnership (including an entity treated as a corporation or partnership for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury Regulations);

     - an estate the income of which is subject to United States federal income taxation regardless of its source; or

     - a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and (b) one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the above, to the extent provided in Treasury Regulations, certain trusts in existence on August 20, 1996 and treated as United States persons prior to such date that elect to continue to be treated as United States persons will also be a U.S. Holder.

     A "Non-U.S. Holder" is a beneficial owner of a preferred security, warrant or unit who is not a United States person.

     If a partnership holds preferred securities, warrants or units, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. If you are a partner of a partnership holding preferred securities, warrants, or units, we suggest that you consult your tax advisor.

     Your tax treatment may vary depending on your particular situation. Except where noted, this summary does not deal with special situations. For example, this summary does not address:

     - tax consequences to holders who may be subject to special tax treatment, such as dealers in securities or currencies, traders in securities that elect to use the mark to market method of accounting for their securities, real estate investment trusts, and regulated investment companies;

     - tax consequences to persons who hold the units, preferred securities or warrants as part of a hedging, integrated, conversion or constructive sale transaction, or a straddle;

     - tax consequences to holders of the units, preferred securities or warrants whose "functional currency" is not the U.S. dollar;

     - alternative minimum tax consequences, if any; or

     - any state, local or foreign tax consequences.

     This summary is based on the Internal Revenue Code of 1986, as amended (the
Code), the Treasury Regulations promulgated under the Code and administrative and judicial interpretations thereof, each as of the date of this prospectus supplement. These income tax laws, regulations and interpretations, however, may change at any time. Any change could be retroactive to the issuance date of the units.

     The authorities on which this summary is based are subject to various interpretations. This summary and the opinions of Mayer, Brown & Platt expressed herein are not binding on the Internal Revenue Service (IRS) or the courts. Either the IRS or the courts could disagree with the explanations or conclusions contained in this summary, and there can be no assurance that the IRS will not challenge the opinions expressed herein or that a court would not sustain such a challenge.

     PROSPECTIVE HOLDERS ARE URGED TO CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES TO YOU OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF PREFERRED SECURITIES, WARRANTS OR UNITS, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN, AND OTHER TAX LAWS, AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL INCOME TAX LAWS.

ALLOCATION OF ISSUE PRICE, TAX BASIS OF THE UNITS

     The purchase of a unit consisting of a preferred security and a warrant will be treated as the purchase of an "investment unit" for United States federal income tax purposes. The issue price of a unit will be the initial price at which a substantial portion of the units is sold for money (not including sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). A holder's tax basis in each unit will be equal to the issue price paid by the holder for such unit. That issue price and tax basis will be allocated between the preferred security and the warrant that make up the unit in accordance with their relative fair market values on the date of purchase. We will determine the fair market values of the preferred securities and warrants for this purpose. We expect that the
fair market value of each preferred security will be approximately $     and the
fair market value of each warrant will be approximately $     . Although our
determination is not binding on the Internal Revenue Service, a holder of a unit must use our determination to allocate tax basis of a unit between the preferred security and warrant unless the holder discloses that such holder's allocation differs from an allocation based on our determination on a statement attached to the holder's timely filed United States federal income tax return for the year in which the holder acquires the unit. Holders of units may contact the Chief Financial Officer at IndyMac Bancorp, Inc., 155 North Lake Avenue, Pasadena, California 91101-7211, phone number (800) 669-2300, for information regarding our determination of the fair market values of the preferred securities or warrants. Holders of preferred securities may also contact the above for information concerning the issue price, amount of original issue discount, issue date and yield to maturity with respect to the preferred securities for purposes of determining original issue discount on the preferred securities.

CLASSIFICATION OF THE TRUST

     Under current law, and assuming full compliance with the terms of the trust agreement (and other relevant documents) and based upon the representations, facts and assumptions set forth in this prospectus supplement, the Trust will be classified as a grantor trust for United States federal income tax purposes and not as an association taxable as a corporation, each holder of a preferred security (a Securityholder) generally will be treated as owning an undivided beneficial ownership interest in the debentures held by the Trust, and each Securityholder will be required to include in gross income such Securityholder's pro rata share of the interest income or original issue discount that is paid or accrued on the debentures. See "-- Interest Income and Original Issue Discount" on page S-76 of this prospectus supplement.

CLASSIFICATION OF THE DEBENTURES

     IndyMac and the Trust will agree to treat the debentures as indebtedness for all United States federal income tax purposes. Under current law and assuming full compliance with the terms of the indenture (and other relevant documents), and based upon the representations, facts and assumptions set forth in this prospectus supplement, the debentures will be classified, for United States federal income tax purposes, as indebtedness of IndyMac.

THE PREFERRED SECURITIES

     INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

     PAYMENTS OF STATED INTEREST. So long as no event of default under the debentures has occurred and is continuing, IndyMac can, on one or more occasions, defer interest payments on the debentures for up to 20 quarterly periods. Under applicable Treasury Regulations, if the legal terms and conditions of an instrument are such that there is only a remote likelihood that a company will not make its interest payments on time, the interest will not be considered original issue discount within the meaning of section 1273(a) of the Code. IndyMac believes that the likelihood that it will elect to defer interest payments is remote, and has made a representation to this effect to its counsel. Accordingly, IndyMac intends to take the position that the stated interest payable on the debentures is not original issue discount.

     Therefore, except as set forth below under "Deferral of Interest," a Securityholder will generally be taxed on the stated interest on the debentures as ordinary income at the time it is paid or accrued in accordance with such Securityholder's regular method of tax accounting, unless the Securityholder either (i) takes the position that the stated interest is original issue discount and discloses this position on its tax return or (ii) makes an election to accrue all interest on the debentures on a current basis.

     If, however, IndyMac were to exercise its right to defer payments of stated interest on the debentures, the debentures would be treated as reissued and such stated interest would become original issue discount at that time. Each Securityholder would then be required to accrue such stated interest on a daily economic accrual basis (as described below), both during and after the deferral period, even if the Securityholder otherwise uses the cash method of accounting.

     The Treasury Regulations dealing with original issue discount and the deferral of interest payments have not yet been addressed in any rulings or other interpretations by the IRS, and it is possible that the IRS could take a contrary position. If the IRS were to assert successfully that the stated interest on the debentures was original issue discount regardless of whether IndyMac exercised its right to defer interest payments, all Securityholders would be required to include such stated interest in income on a daily economic accrual basis as described below.

     ORIGINAL ISSUE DISCOUNT. Because the amount of the initial purchase price of a unit allocated to its preferred security will be less than 100% of the stated liquidation amount, the debentures will be treated as having been issued with original issue discount in an amount equal to the difference between their stated redemption price at maturity (the sum of all payments made on the debentures other than stated interest) and their issue price. This difference represents original issue discount for United States federal income tax purposes. You should be aware that if you hold a preferred security you must include original issue discount in gross income in advance of the receipt of cash attributable to that income.

     Under the original issue discount economic accrual rules, the following occurs:

     - each Securityholder would accrue an amount of original issue discount each year using the constant-yield-to-maturity method of accrual described in section 1272 of the Code assuming a maturity date of the
       debentures as of November   , 2031;

     - the actual cash payments (other than stated interest unless the stated interest is considered original issue discount as described above) received on the debentures would not be reported separately as taxable income; any amount of original issue discount included in the Securityholder's gross income (whether or not during a deferral period) with respect to the preferred securities will increase such Securityholder's tax basis in such preferred securities and will increase the "adjusted issue price" of the debenture; and

     - the amount of distributions received in respect of such accrued original issue discount will reduce the Securityholder's tax basis in such preferred securities.

     Each Securityholder who does not participate in the remarketing of the debentures would not accrue original issue discount after the date of the remarketing.

     A Securityholder that is a corporation will not be entitled to a dividends-received deduction with respect to any income it recognizes on the preferred securities.

DISTRIBUTION OF DEBENTURES UPON DISSOLUTION AND LIQUIDATION OF THE TRUST

     As described under the captions "Description of the Preferred
Securities -- Redemption" and "Description of the Preferred
Securities -- Exchange," the debentures held by the Trust may be distributed to Securityholders in exchange for their preferred securities in certain circumstances. Assuming that, as expected, the Trust is treated as a grantor trust, this type of distribution would not be a taxable event for United States federal income tax purposes. Upon a distribution, each Securityholder will receive his, her or its pro rata share of the debentures previously held indirectly through the Trust. Each Securityholder's aggregate tax basis in the debentures will equal the aggregate tax basis that such Securityholder had in the preferred securities before the distribution, and the Securityholder's holding period in the debentures will include the holding period for the preferred securities surrendered in the exchange.

     If you receive debentures in exchange for your preferred securities (including a repurchase of your preferred securities by the Trust), you would accrue interest and original issue discount in respect of the debentures received from the Trust in the manner described above under "Interest Income and Original Issue Discount."

SALES OF PREFERRED SECURITIES

     If you sell or otherwise dispose of preferred securities (including pursuant to a remarketing of the preferred securities), you will recognize gain or loss equal to the difference between:

     - your amount realized on the sale or other disposition of the preferred securities (except to the extent that any amount realized is treated as payment of accrued but unpaid interest, other than original issue discount, with respect to your pro rata share of the debentures, which payment will be taxable as interest to the extent not previously included in income by the holder); and

     - your adjusted tax basis in the preferred securities sold.

     The Securityholder's tax basis in the preferred security will equal the portion of the purchase price of the unit allocated to the preferred security, adjusted for original issue discount included or includable in gross income by the holder through the date of disposition, as described above under "The Preferred Securities -- Original Issue Discount."

     Gain or loss will be a capital gain or loss, which will be a long-term capital gain or loss if you have held your preferred securities for more than one year. Long-term capital gains of individuals are subject to United States federal income tax at reduced rates. Your ability to deduct capital losses is subject to limitations.

THE WARRANTS

     ACQUISITION OF INDYMAC COMMON STOCK

     The exercise of the warrants to purchase IndyMac common stock generally will not constitute a taxable event. Accordingly, a holder of a warrant (a Warrantholder) will not recognize gain or loss upon the exercise of the warrants, except with respect to any cash paid in lieu of a fractional share of IndyMac common stock. Rather, a Warrantholder will recognize taxable gain or loss if and when the Warrantholder disposes of the IndyMac common stock in a taxable transaction. The aggregate initial tax basis in the IndyMac common stock will be equal to the amount paid to IndyMac upon exercise of the warrants plus the Warrantholder's tax basis in the warrants, less any portion of the purchase price and tax basis allocable to the cash received in lieu of a fractional share. The Warrantholder's basis in the warrants will equal the portion of the initial purchase price of the units allocable to the warrant component. See "Allocation of Issue Price, Tax Basis of the Units" on page S-75 of this prospectus supplement. Cash received in lieu of a fractional share of IndyMac common stock should be treated as a payment in exchange for the fractional share interest. You will recognize capital gain or loss in an amount equal to the difference, if any, between the amount of cash received and your tax basis allocable to the fractional share interest.

     The warrants on issuance will have an exercise price that will be below the current fair market value of the portion of a share of IndyMac stock that could be purchased on exercise of a warrant. In some instances, the IRS has taken the position that a warrant with a below-market exercise price was the equivalent of the stock purchasable on exercise. IndyMac believes that the warrants should be treated as warrants and not as stock. However, even if the warrants were treated as stock, a Warrantholder would not recognize taxable income from the exercise or holding of a warrant, and the basis consequences described above would be unchanged.

     OWNERSHIP OF INDYMAC COMMON STOCK

     If you dispose of IndyMac common stock in a taxable transaction other than a sale to IndyMac, you will recognize capital gain or loss in an amount equal to the difference between the proceeds you receive and your tax basis in the IndyMac common stock. The resulting gain or loss will be long-term capital gain if you have held the IndyMac common stock for more than one year on the date of the disposition. The holding period for the common stock will begin the day you exercise the warrants. Long-term capital gains of individuals are subject to United States federal income tax at reduced rates. Your ability to deduct capital losses is subject to limitations.

     DISPOSITION OF WARRANTS

     If you sell your warrants or if IndyMac redeems your warrants, you will recognize capital gain or loss equal to the difference between the proceeds you receive and your tax basis in the warrants. The resulting gain or loss will be either short-term or long-term depending on whether you have held the warrants for more than one year. If you do not exercise the warrants and they expire, you will recognize a short-term or long-term capital loss when they expire equal to your tax basis in the warrants. The Warrantholder's tax basis in the warrants will equal the portion of the purchase price of the units allocable to the warrant component (as described above) and the holding period for the warrants will commence on the date that you purchase the units.

     ADJUSTMENT TO EXERCISE PRICE

     Warrantholders might be treated as receiving a constructive distribution from IndyMac if

     - the exercise price is adjusted and as a result of such adjustment the Warrantholder's proportionate interest in IndyMac's assets or earnings and profits is increased, and

     - the adjustment is not made pursuant to a bona fide, reasonable anti-dilution formula.

     An adjustment in the exercise price is not made pursuant to a bona fide formula if, for example, the adjustment is made to compensate for certain taxable distributions with respect to the IndyMac common stock. Thus, under some circumstances, an adjustment in the exercise price might give rise to a taxable dividend to a Warrantholder even though the Warrantholder would not receive any cash.

APPLICABLE HIGH-YIELD DISCOUNT OBLIGATIONS

     The debentures will have "significant original issue discount" for purposes of the applicable high yield discount obligation rules under the Code. If in addition the yield on the debentures is at least five percentage points above the applicable federal rate, the debentures would be classified as applicable high-yield discount obligations. In that circumstance, Indymac would not be able to deduct for federal income tax purposes any original issue discount required to be accrued on the debentures until such original issue discount is actually paid. In addition, if the debentures are classified as applicable high-yield discount obligations and the yield on the debentures is more than six percentage points above the applicable federal rate, then:

     - a portion of such original issue discount attributable to the yield that is in excess of the sum of the applicable federal rate plus six percentage points would not be deductible by Indymac at any time, and

     - a U.S. holder that is a corporation may be entitled to treat such amount that would not be deductible as a dividend to the extent of our current or accumulated earnings and profits, which may then qualify for the dividends received deduction. In such event, U.S. corporate holders should consult their tax advisors concerning the availability of the dividends received deduction.

NON-U.S. HOLDERS

     The following discussion only applies to you if you are a Non-U.S. Holder. As discussed above, the preferred securities will be treated as evidence of an indirect beneficial ownership interest in the debentures. See "-- Classification of the Trust" on page S-75 of this prospectus supplement.

U.S. FEDERAL WITHHOLDING TAX

     The 30% U.S. federal withholding tax will not apply to any payment of principal or interest (including original issue discount) on the preferred securities or debentures, so long as:

     - the beneficial owner of the preferred securities does not actually or constructively own 10% or more of the total combined voting power of all classes of IndyMac voting stock within the meaning of the Code and the Treasury Regulations (including IndyMac common stock that would be received upon the exercise of any warrants held by such beneficial owner);

     - the beneficial owner of the preferred securities is not a controlled foreign corporation that is related to IndyMac through stock ownership;

     - the beneficial owner of the preferred securities is not a bank whose receipt of interest on the preferred securities or debentures is described in section 881(c)(3)(A) of the Code; and

     - either (a) the beneficial owner of the preferred securities provides his, her or its name and address on an IRS Form W-8BEN (or other applicable form), and certifies, under penalties of perjury, that such beneficial owner is not a United States person, or (b) if the preferred securities or debentures are held through certain foreign intermediaries, the beneficial owner satisfies the certification requirements of applicable Treasury Regulations.

     If the beneficial owner of the preferred securities cannot satisfy the requirements described above, payments of interest (including original issue discount) made to such beneficial owner will be subject to the 30% U.S. federal withholding tax, unless the beneficial owner provides us with a properly executed (1) IRS Form W-8BEN (or successor form) claiming an exemption from, or reduction in the rate of, withholding under the benefit of an applicable tax treaty or (2) IRS Form W-8ECI (or successor form) stating that interest paid on the preferred securities or the debentures is not subject to withholding tax because it is effectively connected with the conduct by the beneficial owner of a trade or business in the United States.

     Dividends paid to a Non-U.S. Holder of IndyMac common stock acquired through the exercise of a warrant (and any constructive distribution you may be deemed to receive as described above under "The Warrants -- Adjustment to Exercise Price") will be subject to withholding of United States federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty and provided that the beneficial owner provides us with a properly executed IRS Form W-8BEN (or successor form) claiming any reduction in the rate of withholding under such treaty. However, dividends that are effectively connected with the conduct of a trade or business by the Non-U.S. Holder within the United States and, where a tax treaty applies, are attributable to a United States permanent establishment of the Non-U.S. Holder, are not subject to the withholding tax provided that the beneficial owner provides us with a properly executed IRS Form W-8ECI (or successor form), but instead are subject to United States federal income tax as described below under "U.S. Federal Income Tax."

     A Non-U.S. Holder of IndyMac common stock eligible for a reduced rate of United States withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

     Except as discussed below, the 30% U.S. federal withholding tax will not apply to any gain that you realize on the sale, exchange, retirement or other disposition of preferred securities, debentures, warrants or IndyMac common stock.

U.S. FEDERAL INCOME TAX

     If a Non-U.S. Holder is engaged in a trade or business in the United States and the interest, including original issue discount, on the preferred securities or debentures or the dividends on the IndyMac common stock is effectively connected with the conduct of that trade or business, such Non-U.S. Holder will be subject to U.S. federal income tax on that interest, original issue discount and dividends on a net income basis (although exempt from the 30% withholding tax if the payor is supplied with the appropriate IRS forms) in the same manner as if such Non-U.S. Holder were a United States person as defined under the Code. In addition, if the Non-U.S. Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of its earnings and profits for the taxable year, subject to adjustments, that are effectively connected with the conduct by it of a trade or business in the United States. For this purpose, interest, including original issue discount, on the preferred securities or debentures and dividends on the IndyMac common stock will be included in earnings and profits.

     Any gain or income realized by a Non-U.S. Holder on the disposition of a unit, preferred security, debenture, warrant or IndyMac common stock will generally not be subject to U.S. federal income or withholding tax unless:

     - that gain or income is effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Holder;

     - the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met;

     - in the case of gain representing accrued interest on the debentures, the requirements described above are under "U.S. Federal Withholding Tax" are not met; or

     - in the case of IndyMac common stock or warrants, IndyMac is or has been a "United States real property holding corporation" for United States federal income tax purposes.

     An individual Non-U.S. Holder described in the first bullet point above will be subject to tax on the net gain derived from the sale under regular graduated United States federal income tax rates. An individual Non-U.S. Holder described in the second bullet point above will be subject to a flat 30% tax on the gain derived from the sale, which may be offset by United States source capital losses (even though the individual is not considered a resident of the United States). If a Non-U.S. Holder that is a foreign corporation falls under the first bullet point above, it will be subject to tax on its gain under regular graduated United States federal income tax rates and, in addition, may be subject to the branch profits tax equal to 30% of its effectively connected earnings and profits or at such lower rate as may be specified by an applicable income tax treaty.

     IndyMac believes that it never has been, is not currently and is not likely in the future to become a United States real property holding corporation. Even if IndyMac is or becomes a United States real property holding corporation, so long as the IndyMac common stock continues to be regularly traded on an established securities market, (1) a Non-U.S. Holder will not be subject to United States federal income tax on the disposition of IndyMac common stock (by reason of IndyMac being a United States real property holding corporation) unless the Non-U.S. Holder actually or constructively (including through ownership of warrants) holds or has held at any time during the five-year period preceding the date of disposition more than five percent of the total fair market value of the outstanding IndyMac common stock, and (2) the Non-U.S. Holder will not be subject to United States federal income tax on the disposition of the warrants (by reason of IndyMac being a United States real property holding corporation) unless on the day the Non-U.S. Holder acquired the warrants, such warrants had a fair market value greater than the fair market value of five percent of the total outstanding IndyMac common stock.

     Special rules may apply to you if you are a "controlled foreign corporation," "passive foreign investment company," "foreign personal holding company," or company that accumulates earnings for the purpose of avoiding tax, and are therefore subject to special treatment under the Code. If you are such an entity, you should consult your tax advisor to determine the United States federal, state, local and other tax consequences that may be relevant to you.

DIVIDEND REPORTING

     Generally, Indymac must report to the IRS the amount of dividends paid to a Non-U.S. Holder, the name and address of the recipient, and the amount, if any, of tax withheld. A similar report is sent to the holder. Pursuant to tax treaties or certain other agreements, the IRS may make its reports available to tax authorities in the recipient's country of residence.

U.S. FEDERAL ESTATE TAX

     The estate of an individual Non-U.S. Holder will not be subject to U.S. federal estate tax on the preferred securities beneficially owned by the Non-U.S. Holder at the time of his or her death, provided that (1) the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of IndyMac voting stock, within the meaning of the Code and Treasury Regulations, and (2) income from the preferred securities not have been, if received at the time of his or her death, effectively connected with the conduct by him or her of a trade or business in the United States. IndyMac common stock acquired upon an exercise of a warrant and owned by a Non-U.S. Holder at the time of his or her death will be subject to U.S. federal estate tax unless an applicable estate tax treaty provides otherwise. Warrants owned by a Non-U.S. Holder at the time of his or her death may be subject to U.S. federal estate tax unless an applicable estate tax treaty provides otherwise.

INFORMATION REPORTING AND BACKUP WITHHOLDING

     Payments made on, and proceeds from the sale, exchange, redemption or other disposition of the units, preferred securities, debentures, warrants and IndyMac common stock may be subject to information reporting and may be subject to United States federal backup withholding (currently at a rate of 30.5% but, under recent legislation, decreasing over the next few years to 28%, and then increasing to 31% after 10 years) unless the Securityholder or Warrantholder supplies an accurate taxpayer identification number in or otherwise complies with applicable United States information reporting or certification requirements.

     In general, no information reporting or backup withholding will be required regarding payments of interest on the preferred securities or debentures if we do not have actual knowledge that the Securityholder is a United States person and we have received the certification described above in the fourth bullet point under the caption "Non-United States Holders -- U.S. Federal Withholding Tax" on page S-79 of this prospectus supplement.

     Any amounts withheld from you under the backup withholding rules generally will be allowed as a refund or a credit against your United States federal income tax liability, provided the required information is furnished to the IRS.

                              ERISA CONSIDERATIONS

     The following is a summary of certain considerations associated with the purchase of the units (including the underlying debentures, preferred securities and warrants and any shares of common stock of IndyMac received upon the exercise or redemption thereof, collectively, the Securities) by employee benefit plans that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (ERISA), and plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of the Code or ERISA (collectively, Similar Laws), and entities whose underlying assets are considered to include "plan assets" of such plans, accounts and arrangements (each, a Plan).

GENERAL FIDUCIARY MATTERS

     ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code and prohibit certain transactions involving the assets of a Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such a Plan or the management or disposition of the assets of such a Plan, or who renders investment advice for a fee or other compensation to such a Plan, is generally considered to be a fiduciary of the Plan.

     In considering an investment in the Securities of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary's duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

     Any insurance company proposing to invest assets of its general account in the Securities should consider the extent that such investment would be subject to the requirements of ERISA in light of the U.S. Supreme Court's 1993 decision in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank and under any subsequent legislation or other guidance that has or may become available relating to that decision, including the enactment of Section 401(c) of ERISA by the Small Business Job Protection Act of 1996 and the regulations promulgated thereunder.

PROHIBITED TRANSACTION ISSUES

     Section 406 of ERISA and Section 4975 of the Code prohibit Plans subject to Title I of ERISA or Section 4975 of the Code from engaging in specified transactions involving plan assets with persons or entities who are "parties in interest," within the meaning of ERISA, or "disqualified persons," within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code.

     Whether or not the underlying assets of the Trust or IndyMac were deemed to include "plan assets," as described below, the acquisition and/or holding of the Securities by a Plan subject to Title I of ERISA or Section 4975 of the Code with respect to which the Trust, IndyMac or a prior purchaser, is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor (the DOL) has issued prohibited transaction class exemptions, or PTCEs, that may apply to the acquisition and holding of the Securities. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers, although there can be no assurance that all of the conditions of any such exemptions will be satisfied.

PLAN ASSET ISSUES

     ERISA and the Code do not define "plan assets." However, regulations (the Plan Asset Regulations) promulgated under ERISA by the DOL generally provide that when a Plan subject to Title I of ERISA or Section 4975 of the Code acquires an equity interest in an entity that is neither a "publicly-offered security" nor a security issued by an investment company registered under the Investment Company Act, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity unless it is established either that equity participation in the entity by "benefit plan investors" is not significant or that the entity is an "operating company," in each case as defined in the Plan Asset Regulations. For purposes of the Plan Asset Regulations, equity participation in an entity by benefit plan investors will not be significant if they hold, in the aggregate, less than 25% of the value of any class of such entity's equity, excluding equity interests held by persons (other than benefit plan investors) with discretionary authority or control over the assets of the entity or who provide investment advice for a fee (direct or indirect) with respect to such assets, and any affiliates thereof. For purposes of this 25% test, "benefit plan investors" include all employee benefit plans, whether or not subject to ERISA or the Code, including "Keogh" plans, governmental plans, individual retirement accounts, education individual retirement accounts, and other medical savings accounts, and pension plans maintained outside the United States, as well as any entity whose underlying assets are deemed to include "plan assets" under the Plan Asset Regulations (e.g., an entity of which 25% or more of the value of any class of equity interests is held by benefit plan investors and which does not satisfy another exception under the Plan Asset Regulations).

     For purposes of the Plan Asset Regulations, a "publicly offered security" is a security that is (a) "freely transferable", (b) part of a class of securities that is "widely held," and (c) (i) sold to the Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933 and the class of securities to which such security is a part is registered under the Securities Exchange Act of 1934 within 120 days after the end of the fiscal year of the issuer during which the offering of such securities to the public has occurred, or (ii) is part of a class of securities that is registered under Section 12(b) or (g) of the Exchange Act.

     While it is currently anticipated that the shares of common stock delivered to warrant holders upon the exercise or redemption of the warrants, and the units, will qualify as "publicly offered securities" for purposes of the Plan Asset Regulations and/or that IndyMac will qualify as an operating company for purposes of the Plan Asset Regulations, there can be no assurance in such regard. It is not anticipated that the Trust will constitute an investment company under the Investment Company Act or an operating company within the meaning of the Plan asset regulations. Furthermore, no monitoring or other measures will be taken to determine or limit the value of any class of Securities underlying the units that is acquired or held from time to time by "benefit plan investors" or to determine whether investment in the Trust by benefit plan investors is "significant" as described above. Consequently, there can be no assurance that the underlying assets of the Trust will not constitute "plan assets" for purposes of ERISA and the Code.

PLAN ASSET CONSEQUENCES

     If the assets of IndyMac or the Trust were deemed to be "plan assets" under ERISA, this would result, among other things, in (i) the application of the prudence and other fiduciary responsibility standards of ERISA to investments made by IndyMac or the Trust, as applicable (including the liability of Plan fiduciaries for the breach of fiduciary responsibility of another fiduciary of the Plan) and (ii) the possibility that certain transactions in which IndyMac or the Trust, as applicable, might seek to engage could constitute "prohibited transactions" under ERISA and the Code.

     Even if the conditions of one or more of the foregoing prohibited transaction exemptions are satisfied with respect to the acquisition and holding of the Securities, no assurance can be given that such exemptions would apply to transactions engaged in by the Trust or IndyMac or to the potential fiduciary or co-fiduciary breaches that might occur with respect to the assets of the Trust or IndyMac if the assets of the Trust or IndyMac were deemed to include "plan assets" for purposes of ERISA and the Code.

REPRESENTATION

     Each purchaser and subsequent transferee of the Securities will be deemed to have represented and warranted that the acquisition and holding of the Securities by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws.

     The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the Securities on behalf of, or with the assets of, any Plan, consult with their counsel to determine whether such Plan is subject to Title I of ERISA, Section 4975 of the Code or any Similar Laws and the potential applicability of such laws to the acquisition or holding of the Securities.

                                  UNDERWRITERS

     Under the terms and subject to the conditions contained in an underwriting agreement dated the date of this prospectus supplement the underwriters named below, for whom Morgan Stanley & Co. Incorporated is acting as representative, have severally agreed to purchase, and IndyMac and the Trust have agreed to sell to them, severally, the number of units covered by this prospectus supplement (the Units) indicated below:

                                                              NUMBER OF
NAME                                                            UNITS
----                                                          ---------
Morgan Stanley & Co. Incorporated...........................
Merrill Lynch, Pierce, Fenner & Smith
             Incorporated...................................
UBS Warburg LLC.............................................
                                                              ---------
  Total.....................................................  3,000,000
                                                              =========

     The underwriters are offering the Units subject to their acceptance of the Units from IndyMac and the Trust and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the Units offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the Units offered by this prospectus supplement if any such Units are taken. However, the underwriters are not required to take or pay for the Units covered by the underwriters' over-allotment option described below.

     The underwriters initially propose to offer part of the Units directly to the public at the public offering price set forth on the cover page of this prospectus supplement and part to certain dealers at a price that represents a
concession not in excess of $     per Unit under the public offering price. Any
underwriter may allow, and dealers may reallow, a concession not in excess of
$     per Unit to other underwriters or to certain other dealers. After the initial offering of the Units, the offering price and other selling terms may from time to time be varied by the representative.

     IndyMac and the Trust have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to an aggregate of an additional 450,000 Units at the public offering price listed on the cover page of this prospectus supplement, less underwriting discounts and commissions. The underwriters may exercise this option solely for the purpose of covering overallotments, if any, made in connection with the offering of the Units offered by this prospectus supplement. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase about the same percentage of the additional Units as the number listed next to the underwriter's name in the preceding table bears to the total number of Units listed next to the names of all underwriters in the preceding table. If the underwriters' option is exercised in full, the total
price to the public would be $       , the total underwriters' discounts and
commissions would be $       and total proceeds to IndyMac and the Trust would
be $       . Because the Trust will use all of the proceeds from the issuance of its securities to purchase the debentures to be issued by IndyMac, the underwriting agreement provides that IndyMac, and not the Trust, will pay any such discounts or commissions to the underwriters.

     IndyMac, the Trust and their officers and directors have agreed that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the underwriters, they will not, during the period ending 90 days after the date of this prospectus supplement:

     - offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of common stock of IndyMac or any securities convertible into or exercisable or exchangeable for common stock of IndyMac; or

     - enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock of IndyMac;

whether any transaction described above is to be settled by delivery of common stock or such other securities, in cash or otherwise.

The restrictions described in this paragraph do not apply to, among other things:

     - the sale of Units to the underwriters:

     - the issuance by IndyMac of shares of common stock upon the exercise of an option or a warrant or the conversion of a security outstanding on the date of this prospectus supplement of which the underwriters have been advised in writing; or

     - transactions by any person other than IndyMac relating to shares of common stock or other securities acquired in open market transactions after the completion of the offering of the Units.

     IndyMac, the Trust and the underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

     In order to facilitate the offering of the Units, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Units. Specifically, the underwriters may over-allot in connection with the offering, creating a short position in the Units for their own account. In addition, to cover over-allotments or to stabilize the price of the Units, the underwriters may bid for, and purchase, Units in the open market. Finally, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the Units in the offering, if the syndicate repurchases previously distributed Units in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the Units above independent market levels or prevent or retard a decline in the market price of the Units. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

     Certain of the underwriters and their affiliates engage in various general financing and banking transactions with IndyMac and its affiliates.

                                 LEGAL MATTERS

     Certain matters of Delaware law relating to the validity of the units, the enforceability of the Declaration and the formation of the Trust will be passed upon by Richards, Layton & Finger, P.A., Wilmington, Delaware, special Delaware counsel to IndyMac and the Trust. The validity of the debentures, the Guarantee and the warrants will be passed upon for IndyMac and the Trust by Mayer, Brown & Platt. Mayer, Brown & Platt will rely upon the opinion of Richards, Layton & Finger, P.A., Wilmington, Delaware as to matters of Delaware law. Certain United States federal income taxation matters will be passed upon for IndyMac and the Trust by Mayer, Brown & Platt.

                                    EXPERTS

     The consolidated financial statements incorporated in this prospectus supplement by reference from IndyMac's Annual Report on Form 10-K for the year ended December 31, 2000 have been audited by Grant Thornton LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS

                                  Common Stock
                              Securities Warrants
                      Junior Subordinated Debt Securities

                             INDYMAC BANCORP, INC.
                           -------------------------
                            INDYMAC CAPITAL TRUST I
                            INDYMAC CAPITAL TRUST II
                           INDYMAC CAPITAL TRUST III
                            INDYMAC CAPITAL TRUST IV

                           Trust Preferred Securities
              Guaranteed As Stated Herein By IndyMac Bancorp, Inc.
                           -------------------------
                                   THE TRUSTS

     The trusts are Delaware business trusts. Each trust may from time to time:

     - sell trust preferred securities representing undivided beneficial interests in the trust to the public.

     - sell common securities representing undivided beneficial interests in the trust to IndyMac Bancorp, Inc.

     - use the proceeds from these sales to buy junior subordinated debentures of IndyMac Bancorp, Inc.

     - distribute the cash payments it receives on the junior subordinated debentures it owns to the holders of the trust preferred and common securities.

                                 DISTRIBUTIONS

     For each trust preferred security that you own, you will be entitled to receive cumulative cash distributions at a rate set forth in the accompanying prospectus supplement on the liquidation amount of the preferred security. The liquidation amount per trust preferred security will be set forth in the accompanying prospectus supplement.

                             INDYMAC BANCORP, INC.

     IndyMac Bancorp, Inc. will guarantee, as described in this prospectus, the payment by the trust of the trust preferred securities based on obligations discussed herein. This is called the trust preferred securities guarantee.

     We will offer the securities in amounts, at prices and on terms to be determined by market conditions at the time of our offering.

     We will provide the specific terms of the securities we offer from time to time in supplements to this prospectus. You should read this prospectus and the prospectus supplements carefully before you invest in the securities. This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
                           -------------------------
     These securities are our unsecured obligations and are not savings accounts, deposits or other obligations of any subsidiary of IndyMac Bancorp, Inc. These securities are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.
                           -------------------------
                   This prospectus is dated November 5, 2001.

      IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND
                     THE ACCOMPANYING PROSPECTUS SUPPLEMENT

     We may provide information to you about the securities we are offering in three separate documents that provide progressively more detail:

     - this prospectus, which provides general information, some of which may not apply to the securities being offered to you;

     - an accompanying prospectus supplement, which describes the terms of the type or types of securities then being offered directly by us or by an underwritten public offering, some of which may not apply to the securities you are considering; and

     - if necessary, a pricing supplement, which describes the specific terms of your securities.

     If the descriptions of the terms of your securities vary between the pricing supplement, the prospectus supplement and the accompanying prospectus, you should rely on the information in the following order of priority:

     - the pricing supplement, if any;

     - the prospectus supplement; and

     - this prospectus.

     Unless indicated in the applicable prospectus supplement, neither we nor the underwriters have taken any action that would permit us to publicly sell these securities in any jurisdiction outside the United States. If you are an investor outside the United States, you should inform yourself about and comply with any restrictions as to the offering of the securities and the distribution of this prospectus.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
About This Prospectus.......................................    1
Where You Can Find More Information.........................    1
Incorporation of Certain Information by Reference...........    1
Forward-Looking Statements..................................    2
IndyMac Bancorp, Inc........................................    3
Regulatory Matters..........................................    4
The Trusts..................................................    5
Use of Proceeds.............................................    6
Ratio of Earnings to Fixed Charges..........................    7
Description of Common Stock.................................    7
Description of Securities Warrants..........................    9
Description of Junior Subordinated Debt Securities..........   12
Description of Trust Preferred Securities...................   24
Common Securities...........................................   35
Description of Guarantees...................................   35
Relationship Among Trust Preferred Securities, Corresponding
  Junior Subordinated Debt Securities and Guarantees........   38
Global Securities...........................................   40
Plan of Distribution........................................   44
Legal Matters...............................................   45
Experts.....................................................   45

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that IndyMac Bancorp, Inc. and IndyMac Capital Trust I, IndyMac Capital Trust II, IndyMac Capital Trust III, and IndyMac Capital Trust IV, or the "trusts", filed with the Securities and Exchange Commission, or "SEC," using a "shelf" registration process. Under this shelf registration process, we may sell, either separately or in units, debt securities, preferred stock, depositary shares, common stock and securities warrants. We may also issue common stock upon conversion, exchange or exercise of any of the securities mentioned above. The trusts may sell trust preferred securities representing undivided beneficial interests in the trusts to the public and common securities to us in one or more offerings.

     This prospectus provides you with a general description of some of the securities. Each time we or a trust sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."

     The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us, the trusts and the securities offered under this prospectus. The registration statement can be read at the SEC web site or at the SEC offices mentioned under the heading "Where You Can Find More Information."

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 450 Fifth Street, N.W., Washington, D.C. 20549, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. You can also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. Our SEC filings are also available at the offices of the New York Stock Exchange. For further information on obtaining copies of our public filings at the New York Stock Exchange, you should call (212) 656-5060.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     We "incorporate by reference" into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring to those documents in this prospectus. The information incorporated by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference, and information that we file subsequently with the SEC will automatically update this prospectus. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 after the initial filing of the registration statement that contains this prospectus and prior to the time that we sell all the securities offered by this prospectus:

     - Annual Report on Form 10-K for the year ended December 31, 2000, including information specifically incorporated by reference into our Form 10-K from our definitive Proxy Statement for our 2001 Annual Meeting of Stockholders; and

     - Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001 and June 30, 2001.

     You may request a copy of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing to or telephoning us at the following address:

                            IndyMac Bancorp, Inc.
                            155 North Lake Avenue
                            Pasadena, California 91101-7211
                            Attention: Investor Relations
                            Telephone: (800) 669-2300

     You should rely only on the information incorporated by reference or presented in this prospectus or the applicable prospectus supplement. Neither we nor the trusts, nor any underwriters or agents, have authorized anyone else to provide you with any different information. IndyMac Bancorp, Inc. and the trusts may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. IndyMac Bancorp, Inc. and the trusts are only offering these securities in states where the offer is permitted by applicable state law. You should not assume that the information in this prospectus or the applicable prospectus supplement is accurate as of any date other than the dates on the front of those documents.

                           FORWARD-LOOKING STATEMENTS

     Some of the statements contained in this prospectus may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include statements regarding liquidity, provisions for loan losses, capital resources, anticipated future earnings and expense levels and other anticipated aspects of future operations. Forward-looking statements typically include the words "anticipate," "believe," "estimate," "expect," "project," "plan," "forecast," "intend," and other similar expressions. These statements reflect our current views with respect to future events and financial performance. They are subject to risks and uncertainties, including those identified below, which could cause future results to differ materially from historical results or from the results anticipated. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their respective dates or as of the date hereof if no other date is identified. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

     The following factors, among others, could cause future results to differ materially from historical results or those anticipated in any forward-looking statements herein:

          (1) the level of demand for consumer loans, mortgage loans and construction loans, which can be affected by such external factors as (a) the level of interest rates, (b) tax laws, (c) the strength of various segments of the economy (including the strength of the stock market), and
     (d) the demographics of our lending markets;

          (2) the direction of interest rates and the relationship between interest rates and our assets, liabilities, and hedging strategies;

          (3) the accuracy of our estimates used in determining the fair value of certain assets such as AAA rated interest only securities, mortgage servicing rights, non-investment grade securities and residual securities;

          (4) the rate of loan losses we incur, the level of loss reserves we maintain, and our management's judgments regarding the collectibility of loans;

          (5) our liquidity requirements, which may change as a result of fluctuations in our assets and liabilities and off-balance sheet exposures;

          (6) the implementation of recently issued Financial Accounting Standards Board pronouncements (SFAS 133, SFAS 137 and SFAS 138) may cause increased volatility in our earnings reported in accordance with accounting principles generally accepted in the United States of America;

          (7) federal and state regulation of our consumer lending and banking operations -- our principal subsidiary is a regulated federal savings bank;

          (8) actions undertaken by our current and potential competitors, many of which have lower costs of funds or other competitive advantages over us;

          (9) the availability of funds from our lenders and other sources of financing that support our lending activities;

          (10) decisions to securitize, sell or purchase loans or securities;

          (11) our management of the borrower, industry, product and geographic concentrations represented in our loan portfolio;

          (12) the degree of our success in executing upon our growth plans for our consumer and mortgage banking operations;

          (13) economic downturns or natural disasters in our principal lending markets, including California, Florida, New Jersey and New York; and

          (14) other risks and uncertainties detailed in our Annual Report on Form 10-K for the year ended December 31, 2000, and in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2001, in each case under "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     In addition, the banking industry in general is subject to various monetary and fiscal policies and regulations, which include those determined by the Federal Reserve Board, the Federal Deposit Insurance Corporation, or "FDIC," and the Office of Thrift Supervision, or "OTS," which policies and regulations could affect our results.

     Also, our operations are centered in the State of California and are heavily dependent upon the steady supply of electrical power. Although we have not experienced energy shortages to date, at the date of this prospectus, there exists uncertainty as to the steady availability of electrical power throughout the State of California in the foreseeable future. Extended shortages of energy could have an adverse impact on us.

                             INDYMAC BANCORP, INC.

     IndyMac Bancorp, Inc. conducts a diversified mortgage banking business, manages an investment portfolio, and offers commercial lending and retail banking products. Our mortgage banking group is our core business. It is a technology based, highly scalable operation that includes the following distinct channels: (1) a business-to-business ("B2B") channel, with mortgage brokers, small mortgage bankers and community financial institutions effectively providing us with access to a variable cost, nationwide "virtual" branch network, (2) a branchless, technology driven, business-to-consumer ("B2C") channel and (3) a business-to-realtor ("B2R" or "LoanWorks") channel, which allows real estate professionals to utilize our technology to fulfill the mortgage loan process for their customers in the process of purchasing a home. We have been able to successfully expand and leverage our proprietary loan approval and pricing system, e-MITS(R)(1) across our mortgage banking channels. These channels provide us with comprehensive coverage of the consumer mortgage market.

     On July 1, 2000, we acquired SGV Bancorp, Inc., or "SGVB." SGVB was the parent of First Federal Savings and Loan Association of San Gabriel Valley, a federal savings bank. As of the acquisition date, SGVB had assets of $490.8 million, deposits of $355.7 million, and shareholders' equity of $37.5 million.

---------------

(1) Patent Pending

We paid $25.00 per share, or $59.5 million, to acquire SGVB. We contributed substantially all of our assets and operations to our new subsidiary bank, which is now known as IndyMac Bank, F.S.B., or "IndyMac Bank."

     We invest in residential loans and mortgage securities retained in connection with the issuance of mortgage-backed securities, purchased in the secondary mortgage market, or originated through B2C. We act as primary servicer and master servicer with respect to substantially all the mortgage loans we sell pursuant to private-label securitizations and loans sold to government sponsored entities.

     We conduct our builder construction lending activities through our Construction Lending Corporation of America division, which offers a variety of residential construction, land and lot loan programs for builders and developers.

                               REGULATORY MATTERS

GENERAL

     As a savings and loan holding company, IndyMac Bancorp, Inc. is subject to regulation by the OTS under the holding company provisions of the federal Home Owners' Loan Act, or "HOLA." As a federally chartered and insured stock savings association, IndyMac Bank is subject to regulation and supervision by the OTS, which is the primary federal regulator of savings associations, and the FDIC, in its role as federal deposit insurer. The primary purpose of the statutory and regulatory scheme is to protect depositors, the financial institutions and the financial system as a whole rather than the shareholders of financial institutions or their holding companies. The following summary is not intended to be a complete description of the applicable laws and regulations or their effects on IndyMac Bancorp, Inc., and it is qualified in its entirety by reference to the particular statutory and regulatory provisions described.

HOLDING COMPANY REGULATION

     IndyMac Bancorp, Inc. is classified as a unitary savings and loan holding company under HOLA, meaning generally that it owns only one savings association. In contrast to bank holding companies, only limited restrictions apply to the business activities of a unitary savings and loan holding company and its non-savings association subsidiaries. Recently enacted federal legislation, known as the Gramm-Leach-Bliley Act, or the "G-L-B Act," imposes new activity restrictions upon newly registered unitary savings and loan holding companies that are not "grandfathered" under the G-L-B Act. Notwithstanding its status as a "grandfathered" unitary savings and loan holding company under the G-L-B Act, if IndyMac Bank fails to meet the Qualified Thrift Lender, or "QTL," Test (as discussed under "Regulation of IndyMac Bank" in our Annual Report on Form 10-K for the year ended December 31, 2000), IndyMac Bancorp, Inc. will become subject to the activities restrictions applicable to multiple savings and loan holding companies and, unless IndyMac Bank requalifies as a QTL within one year, will be required to register as a bank holding company and become subject to the restrictions applicable thereto.

     Transactions between a savings association and its "affiliates" are subject to quantitative and qualitative restrictions under Sections 23A and 23B of the Federal Reserve Act. Affiliates of a savings association include, among other entities, the savings association's holding company and non-banking companies that are under common control with the savings association. In general, the restrictions of Sections 23A and 23B do not apply to transactions between a savings association and its subsidiaries, or its sister organizations that themselves are banks or savings associations.

LIMITATIONS ON CAPITAL DISTRIBUTIONS FROM INDYMAC BANK

     The ability of IndyMac Bancorp, Inc. to make payments with respect to the securities offered by this prospectus will depend in part upon the receipt of funds from its principal subsidiary, IndyMac Bank. The OTS capital regulations contain "prompt corrective action" provisions that require certain mandatory remedial actions and authorize certain other discretionary actions to be taken by the OTS against a savings association that falls within specified categories of capital deficiency. The relevant regulation establishes five categories of capital classification for this purpose, ranging from "well capitalized" or "adequately capitalized" through "undercapitalized", "significantly undercapitalized" and "critically undercapitalized." IndyMac Bank is currently a "well capitalized" institution.

     In general, the prompt corrective action regulations prohibit an OTS-regulated institution from declaring any dividends, making any other capital distribution or paying a management fee to a controlling person, such as its parent holding company, if, following the distribution or payment, the institution would be within any of the three undercapitalized categories.

     In addition to the prompt corrective action restriction on paying dividends described above, OTS regulations limit "capital distributions" by savings associations, which term includes, among other things, dividends and payments for stock repurchases.

     Under the capital distribution regulations, a savings association that is a subsidiary of a savings and loan holding company must notify the OTS of a proposed capital distribution at least 30 days prior to the declaration of the capital distribution. The 30-day period provides the OTS an opportunity to object to the proposed distribution if it believes that the distribution would not be advisable.

     An application to the OTS for specific approval to pay a dividend, rather than the notice procedure described above, is required if: (a) the total of all capital distributions made during a calendar year (including the proposed distribution) exceeds the sum of the institution's year-to-date net income and its retained income for the preceding two years, (b) the institution is not entitled under OTS regulations to "expedited treatment" (which is generally available to institutions the OTS regards as well run and adequately capitalized), (c) the institution would not be at least "adequately capitalized" following the proposed capital distribution or (d) the distribution would violate an applicable statute, regulation, agreement or condition imposed on the institution by the OTS.

                                   THE TRUSTS

     Each trust is a statutory business trust formed under Delaware law pursuant to a trust agreement, signed by IndyMac Bancorp, Inc., as depositor of the trust, the property trustee, the Delaware trustee and the administrative trustees, each as defined below, and the filing of a certificate of trust with the Delaware Secretary of State. The trust agreement of the applicable trust will be amended and restated in its entirety before the issuance of trust preferred securities by such trust. We will refer in this prospectus to such trust agreement, as so amended and restated, as the "trust agreement." Each trust agreement will be qualified as an indenture under the Trust Indenture Act of 1939.

     Each trust exists for the exclusive purposes of:

     - issuing trust preferred securities and common securities representing undivided beneficial interests in the assets of such trust;

     - investing the gross proceeds of the sale of trust preferred securities and common securities, collectively referred to in this prospectus as the "trust securities", in junior subordinated debt securities; and

     - engaging only in those activities necessary or incidental thereto.

     All of the common securities of the trusts will be directly or indirectly owned by us. The common securities of a trust rank equally with the trust preferred securities of the issuing trust. A trust will make payment on its trust preferred securities pro rata, except that upon an event of default under the applicable trust agreement, the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the trust preferred securities. We will acquire common securities of a trust in an aggregate liquidation amount equal to at least three percent of the total capital of the trust.

     Each trust's business and affairs will be conducted by its trustees, each of whom will be appointed by IndyMac Bancorp, Inc. as holder of the common securities. The trustees will be Wilmington Trust Company, as the "property trustee" and the "Delaware trustee", and two individual trustees, who are referred to as the "administrative trustees" and who are employees or officers of or affiliated with IndyMac Bancorp, Inc. Wilmington Trust Company, as property trustee, will act as sole trustee under each trust agreement for purposes of compliance with the Trust Indenture Act. The Bank of New York will act as trustee under the guarantees. See "Description of Guarantees" and "Description of Junior Subordinated Debt Securities."

     If an event of default under the trust agreement has occurred and is continuing, the holder of the common securities of a trust, or the holders of a majority in liquidation amount of the trust preferred securities of the trust, will be entitled to appoint, remove or replace the property trustee and/or the Delaware trustee. The right to vote to appoint, remove or replace the administrative trustees is vested exclusively in the holders of the common securities, and in no event will the holders of trust preferred securities have that right.

     No separate financial statements of the trusts are included in this prospectus. IndyMac Bancorp, Inc. and the trusts do not consider that such financial statements would be material to the holders of trust preferred securities because the trusts are special purpose entities, have no operating history or independent operations and are not engaged in and do not propose to engage in any activity other than holding as trust assets the corresponding junior subordinated debt securities of IndyMac Bancorp, Inc. and issuing the trust securities. Furthermore, taken together, IndyMac Bancorp, Inc.'s obligations under each series of corresponding junior subordinated debt securities, the junior subordinated indenture pursuant to which the corresponding junior subordinated debt securities will be issued, the related trust agreement, and the related guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the related trust preferred securities of each trust. For a more detailed discussion see "Description of Trust Preferred Securities," "Description of Junior Subordinated Debt Securities -- Corresponding Junior Subordinated Debt Securities" and "Description of Guarantees." In addition, we do not expect that the trusts will be filing reports with the SEC under the Securities Exchange Act of 1934.

     Unless otherwise specified in the applicable prospectus supplement, each trust has a term of approximately 50 years, but may be dissolved earlier as provided in the applicable trust agreement.

     IndyMac Bancorp, Inc. will pay all fees and expenses related to the trusts and the offering of trust securities.

     The principal executive office of each trust is c/o IndyMac Bancorp, Inc., 155 North Lake Avenue, Pasadena, California 91101-7211.

                                USE OF PROCEEDS

     Each trust will use the proceeds from the sale of its trust preferred securities to acquire junior subordinated debentures from IndyMac Bancorp, Inc. IndyMac Bancorp, Inc. intends to use the net proceeds from the sale of the securities for general corporate purposes unless otherwise indicated in the prospectus supplement or pricing supplement relating to a specific issue of securities. Our general corporate purposes may include acquisitions of other companies, repurchasing shares of our common stock, extending credit to, or funding investments in, our subsidiaries and such other purposes as may be indicated in the applicable prospectus supplement or pricing supplement. The precise amounts and timing of our use of the net proceeds will depend upon our, and our subsidiaries', funding requirements and the availability of other funds. Until we use the net proceeds from the sale of any of a trust's securities for general corporate purposes, we will use the net proceeds to reduce our short-term indebtedness or for temporary investments.

                       RATIO OF EARNINGS TO FIXED CHARGES

     Our consolidated ratios of earnings to fixed charges were as follows for the five fiscal years ended December 31, 2000 and the six months ended June 30, 2000 and June 30, 2001:

                                                                                    SIX MONTHS
                                                                                       ENDED
                                                  FISCAL YEAR ENDED DECEMBER 31,     JUNE 30,
                                                 --------------------------------   -----------
                                                 1996   1997   1998   1999   2000   2000   2001
                                                 ----   ----   ----   ----   ----   ----   ----
Ratio of Earnings to Fixed Charges:
  Excluding interest on deposits...............  1.31   1.02   1.26   1.61   1.62   1.53   2.09
  Including interest on deposits...............  1.31   1.02   1.26   1.61   1.48   1.53   1.50

     For purposes of computing these ratios, earnings represent income from continuing operations before extraordinary items and cumulative effects of changes in accounting principals plus income taxes and fixed charges (excluding capitalized interest). Fixed charges, excluding interest on deposits, represent interest (other than on deposits, but including capitalized interest), the estimated interest portion of rent expense and all amortization of debt issuance costs. Fixed charges, including interest on deposits, represent all interest, the estimated interest portion of rent expense and all amortization of debt issuance costs.

                          DESCRIPTION OF COMMON STOCK

     The following summary describes our common stock and the rights of the holders thereof. The prospectus supplement will describe the specific terms on which our common stock is being offered through that prospectus supplement, including whether our common stock is being offered directly or in connection with the conversion, exchange or exercise of junior subordinated debt securities, or trust preferred securities.

GENERAL

     Shares Outstanding. As of June 30, 2001, our authorized common stock was 200,000,000 shares. From these authorized shares, we had issued 82,831,828 shares, of which 60,447,916 shares were outstanding and 22,383,912 shares were held as treasury shares.

     Dividends. Holders of common stock may receive dividends if declared by our board of directors out of our funds that we may legally use to pay dividends. We may pay dividends in cash, stock or other property. In certain cases, holders of common stock may not receive dividends until we have satisfied our obligations to any holders of outstanding preferred stock. Other restrictions on our ability to pay dividends are described below under "-- Restrictions on Payment of Dividends."

     Voting Rights. Holders of common stock have the exclusive power to vote on all matters presented to our stockholders unless Delaware law or the certificate of designation for an outstanding series of preferred stock gives the holders of that preferred stock the right to vote on certain matters. Each holder of common stock is entitled to one vote per share. Holders of common stock have no cumulative voting rights for the election of directors. This means a holder of a single share of common stock cannot cast more than one vote for each position to be filled on our board of directors.

     Other Rights. If we voluntarily or involuntarily liquidate, dissolve or wind up our business, holders of common stock will be entitled to receive pro rata, according to shares held by them, any of our remaining assets available for distribution to stockholders after we have provided for payment of all debts and other liabilities, including any liquidation preference for outstanding shares of preferred stock. When we issue securities in the future, holders of common stock have no preemptive rights. This means the holders of common stock have no right, as holders of common stock, to buy any portion of those issued securities.

     Listing. Our outstanding shares of common stock are listed on the New York Stock Exchange under the symbol "NDE." The Bank of New York serves as the transfer agent and registrar for the common stock.

     Fully Paid. The outstanding shares of common stock are fully paid and nonassessable. This means the full required purchase price for the outstanding shares of common stock has been paid and that the holders of those shares will not be assessed any additional amounts therefor. Any additional common stock that we may issue in the future upon the conversion or exercise of other securities offered under this prospectus will also be fully paid and nonassessable.

RESTRICTIONS ON PAYMENT OF DIVIDENDS

     We are incorporated in Delaware and are governed by the Delaware General Corporation Law. Delaware law allows a corporation to pay dividends only out of surplus, as determined under Delaware law, or, if there is no surplus, out of net profits for the fiscal year in which the dividend was declared and for the preceding fiscal year. However, under Delaware law, we cannot pay dividends out of net profits if, after we pay the dividend, our capital would be less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of our assets.

NOMINATION PROCEDURES

     In addition to our board of directors, stockholders may nominate candidates for election to our board of directors. However, a stockholder must follow the advance notice procedures described in our bylaws. In general, a stockholder must submit a written notice of the nomination to our corporate secretary at least 90 but not more than 120 days before a scheduled meeting of our stockholders.

PROPOSAL PROCEDURES

     Stockholders can propose that business other than nominations to our board of directors be considered at an annual meeting of stockholders only if a stockholder follows the advance notice procedures described in our bylaws. In general, a stockholder must submit a written notice of the proposal and the stockholder's interest in the proposal to our corporate secretary at least 90 but not more than 120 days before the date set for the annual meeting of our stockholders.

AMENDMENT OF BYLAWS

     Under our bylaws, our board of directors can adopt, amend or repeal the bylaws, subject to limitations under the Delaware General Corporation Law. Our stockholders also have the power to change or repeal our bylaws.

SAVINGS AND LOAN HOLDING COMPANY REGULATION

     Under federal laws and regulations governing savings and loan holding companies, including IndyMac Bancorp, Inc., OTS approval must be obtained prior to any person or entity acquiring control of IndyMac Bancorp, Inc. or IndyMac Bank. Control is conclusively presumed to exist if, among other things, a person or entity acquires more than 25% of any class of voting stock of IndyMac Bancorp, Inc. (including the common stock) or IndyMac Bank or controls in any manner the election of a majority of the directors of IndyMac Bancorp, Inc. or IndyMac Bank.

SHAREHOLDER RIGHTS PLAN

     We have adopted a shareholder rights plan (the "Rights Plan") which provides that one right to purchase one one-hundredth of a share of Series A Junior Participating Preferred Stock, par value $0.01 per share (the "Rights"), is attached to each outstanding share of our common stock. The Rights have certain anti-takeover effects and are intended to discourage coercive or unfair takeover tactics and to encourage any potential acquiror to negotiate a price fair to all shareholders with our board of directors. The Rights are intended to cause substantial dilution to an acquiring party that attempts to acquire us on terms not approved by our board of directors, but the Rights will not interfere with any merger or other business combination that is approved by our board of directors.

     The Rights are attached to the shares of our common stock. The Rights are not presently exercisable. Ten business days after a party acquires beneficial ownership of 15% or more of our outstanding shares of common stock, 15 business days after a party commences or publicly announces an intention to commence a tender or exchange offer to do so, or ten business days after a party files an application, request or other document with a governmental agency seeking approval of, attempting to rebut any presumption of control upon, or indicating an intention to enter into a transaction or transactions, that would result in any party becoming the beneficial owner of 15% or more of our outstanding common stock, the Rights will separate from the common stock and will become exercisable (other than Rights held by the acquiring party).

     Each Right entitles the holder to purchase one one-hundredth of a Series A Junior Participating Preferred Share for an exercise price that is currently $100 per share. Once the Rights become exercisable, any Rights held be the acquiring party will be void, and all other holders of Rights will receive upon exercise of their Rights that number of shares of common stock having a market value of two times the exercise price of the Right. The Rights, which expire on October 17, 2011, may be redeemed at any time prior to the time a party becomes an acquiring person, for $0.01 per Right. Until a Right is exercised, the holder of that Right will have no rights as a shareholder of IndyMac Bancorp, Inc., including, without limitation, the right to vote or receive dividends.

                       DESCRIPTION OF SECURITIES WARRANTS

     The following summary describes the general terms and provisions of the securities warrants. The prospectus supplement will describe the specific terms of the securities warrants offered through that prospectus supplement and any general terms outlined in this section that will not apply to those securities warrants.

     We may issue warrants for the purchase of debt securities, preferred stock, depositary shares or common stock. Securities warrants may be issued alone or together with debt securities, preferred stock or depositary shares offered by any prospectus supplement and may be attached to or may be separate from those securities. Each series of securities warrants will be issued under a separate securities warrant agreement between us and a bank or trust company, as securities warrant agent, which will be described in the applicable prospectus supplement. The securities warrant agent will act solely as our agent in connection with the securities warrants and will not act as an agent or trustee for any holders of securities warrants.

     We have filed forms of securities warrant agreements and the certificates representing the securities warrants as exhibits to the registration statement that contains this prospectus. You should read the applicable forms of securities warrant agreement and securities warrant certificate for additional information before you buy any securities warrants.

GENERAL

     If securities warrants for the purchase of debt securities are offered, the applicable prospectus supplement will describe the terms of those securities warrants, including the following if applicable:

     - the offering price;

     - the currencies in which the securities warrants are being offered;

     - the designation, aggregate principal amount, currencies, denominations and terms of the series of the debt securities that may be purchased if a holder exercises the securities warrants;

     - the designation and terms of any series of debt securities, preferred stock or depositary shares with which the securities warrants are being offered and the number of securities warrants offered with each debt security, share of preferred stock or depositary share;

     - the date on and after which the holder of the securities warrants may transfer them separately from the related series of debt securities, preferred stock or depositary shares;

     - the principal amount of the series of debt securities that may be purchased if a holder exercises the securities warrant and the price at which and currencies in which the principal amount may be purchased upon exercise;

     - the date on which the right to exercise the securities warrants begins and the date on which the right expires;

     - whether the securities warrants will be in registered or bearer form;

     - United States federal income tax consequences; and

     - any other terms of the securities warrants.

Unless we state otherwise in the applicable prospectus supplement, securities warrants for the purchase of debt securities will be issued in registered form only.

     If securities warrants for the purchase of preferred stock, depositary shares or common stock are offered, the applicable prospectus supplement will describe the terms of those securities warrants, including the following if applicable:

     - the offering price;

     - the total number of shares that may be purchased if a holder of the securities warrants exercises them and, in the case of securities warrants for preferred stock or depositary shares, the designation, total number and terms of the series of preferred stock that can be purchased upon exercise or that are underlying the depositary shares that can be purchased upon exercise;

     - the designation and terms of the series of debt securities, preferred stock or depositary shares with which the securities warrants are being offered and the number of securities warrants being offered with each debt security, share of preferred stock or depositary share;

     - the date on and after which the holder of the securities warrants may transfer them separately from the related series of debt securities, preferred stock or depositary shares;

     - the number of shares of preferred stock, depositary shares or shares of common stock that may be purchased if a holder exercises the securities warrant and the price at which the preferred stock, depositary shares or common stock may be purchased upon each exercise;

     - the date on which the right to exercise the securities warrants begins and the date on which the right expires;

     - United States federal income tax consequences; and

     - any other terms of the securities warrants.

Securities warrants for the purchase of preferred stock, depositary shares or common stock will be issued in registered form only.

     A holder of securities warrant certificates may exchange them for new certificates of different denominations, present them for registration of transfer, and exercise them at the corporate trust office of the securities warrant agent or any other office indicated in the applicable prospectus supplement.

     Until any securities warrants to purchase debt securities are exercised, the holder of such securities warrants will not have any of the rights of holders of the debt securities that may be purchased upon exercise, including any right to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any securities warrants to purchase preferred stock, depositary shares or common stock are exercised, holders of those securities warrants will not have any rights of holders of the underlying preferred stock, depositary shares or common stock, including any right to receive dividends or to exercise any voting rights.

EXERCISE OF SECURITIES WARRANTS

     Each holder of a securities warrant will be entitled to purchase the principal amount of debt securities or number of shares of preferred stock, depositary shares or shares of common stock, as the case may be, at the exercise price described in the applicable prospectus supplement. After the close of business on the day when the right to exercise terminates, or a later date if we extend the time for exercise, unexercised securities warrants will become void.

     A holder of securities warrants may exercise them by following the general procedure outlined below:

     - delivering to the securities warrant agent the payment required by the applicable prospectus supplement to purchase the underlying security;

     - properly completing and signing the reverse side of the securities warrant certificate representing the securities warrants; and

     - delivering the securities warrant certificate representing the securities warrants to the securities warrant agent, or other office indicated in the applicable prospectus supplement, within five business days of the securities warrant agent receiving payment of the exercise price.

     If you comply with the procedures described above, your securities warrants will be considered to have been exercised when the securities warrant agent receives payment of the exercise price. After you have completed those procedures, we will, as soon as practicable, issue and deliver to you the debt securities, preferred stock, depositary shares or common stock that you purchased upon exercise. If you exercise fewer than all of the securities warrants represented by a securities warrant certificate, the securities warrant agent will issue to you a new securities warrant certificate for the unexercised amount of securities warrants. Holders of securities warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the securities warrants.

AMENDMENTS AND SUPPLEMENTS TO SECURITIES WARRANT AGREEMENTS

     We may amend or supplement a securities warrant agreement without the consent of the holders of the applicable securities warrants if the changes are not inconsistent with the provisions of the securities warrants and do not materially adversely affect the interests of the holders of the securities warrants. We, along with the securities warrant agent, may also modify or amend a securities warrant agreement and the terms of the securities warrants if a majority of the then outstanding unexercised securities warrants affected by the modification or amendment consent. However, no modification or amendment that accelerates the expiration date, increases the exercise price, reduces the majority consent requirement for any such modification or amendment, or otherwise materially adversely affects the rights of the holders of the securities warrants may be made without the consent of each holder affected by the modification or amendment.

COMMON STOCK WARRANT ADJUSTMENTS

     Unless the applicable prospectus supplement states otherwise, the exercise price of, and the number of shares of common stock covered by, a warrant for common stock may be adjusted in the manner set forth in the applicable prospectus supplement if certain events occur, including:

     - if we issue capital stock as a dividend or distribution on the common stock;

     - if we subdivide, reclassify or combine the common stock;

     - if we issue rights or warrants to all holders of common stock entitling them, for a period expiring not more than 45 days after the date fixed for determining the stockholders entitled to receive such rights or warrants, to purchase common stock at less than the current market price, as defined in the warrant agreement for such series of common stock warrants; or

     - if we distribute to all holders of common stock evidences of our indebtedness or our assets, excluding certain cash dividends and distributions, or if we distribute to all holders of common stock rights or warrants, excluding those referred to in the bullet point above.

     Except as stated above, the exercise price and number of shares of common stock covered by a common stock warrant will not be adjusted if we issue common stock or any securities convertible into or exchangeable for common stock, or securities carrying the right to purchase common stock or securities convertible into or exchangeable for common stock.

     Holders of common stock warrants may have additional rights under the following circumstances:

     - a reclassification or change of the common stock;

     - a consolidation or merger involving our company; or

     - a sale or conveyance to another corporation of all or substantially all of our property and assets.

     If one of the above transactions occurs and holders of our common stock are entitled to receive stock, securities, other property or assets, including cash, with respect to or in exchange for common stock, the holders of the common stock warrants then outstanding will be entitled to receive upon exercise of their common stock warrants the kind and amount of shares of stock and other securities or property that they would have received upon the reclassification, change, consolidation, merger, sale or conveyance if they had exercised their common stock warrants immediately before the transaction.

               DESCRIPTION OF JUNIOR SUBORDINATED DEBT SECURITIES

     The following paragraphs describe the general terms and provisions of our junior subordinated debt securities that we will issue to the trusts in exchange for the proceeds of their sales of trust securities. The applicable prospectus supplement will describe the specific terms of the junior subordinated debt securities, which are sometimes referred to in this prospectus as "debt securities", offered through that prospectus supplement and any general terms summarized below that will not apply to those debt securities. The junior subordinated debt securities will be issued pursuant to a junior subordinated indenture, which is sometimes referred to in this prospectus as an "indenture", between us and the junior subordinated trustee named in the applicable prospectus supplement.

     We have filed the form of the junior subordinated indenture as an exhibit to the registration statement. You should read the junior subordinated indenture for additional information before you purchase any trust preferred securities. The actual provisions of the subordinated debentures, and not the following summaries, will control your rights as a direct or indirect owner of the junior subordinated debt securities. The summary that follows includes references to section numbers of the junior subordinated indenture so that you can more easily locate these provisions.

GENERAL

     The junior subordinated debt securities will be our direct unsecured obligations. The junior subordinated indenture does not limit the principal amount of junior subordinated debt securities that we may issue. The junior subordinated indenture permits us to issue junior subordinated debt securities from time to time and junior subordinated debt securities issued under the indenture will be issued as part of a series that has been established by us under the indenture. (Section 301)

     The junior subordinated debt securities will be unsecured and will rank equally with all of our other junior subordinated debt and, together with such other junior subordinated debt, will be subordinated to all of our existing and future Senior Debt. See "-- Subordination" below.

     The junior subordinated debt securities are our unsecured junior subordinated debt securities, but our assets consist primarily of equity in our subsidiaries. As a result, our ability to make payments on our junior subordinated debt securities depends on our receipt of dividends, loan payments and other funds from our subsidiaries. In addition, if any of our subsidiaries becomes insolvent, the direct creditors of that subsidiary will have a prior claim on its assets. Our rights and the rights of our creditors will be subject to that prior claim, unless we are also a direct creditor of that subsidiary. This subordination of creditors of a parent company to prior claims of creditors of its subsidiaries is commonly referred to as "structural subordination."

     A prospectus supplement relating to a series of junior subordinated debt securities being offered will include specific terms relating to the offering. (Section 301) These terms will include some or all of the following:

     - the title and type of the debt securities;

     - any limit on the total principal amount of the debt securities of that series;

     - the price at which the debt securities will be issued;

     - the date or dates on which the principal of and any premium on the debt securities will be payable;

     - the maturity date or dates of the debt securities or the method by which those dates can be determined;

     - if the debt securities will bear interest:

      - the interest rate on the debt securities or the method by which the interest rate may be determined;

      - the date from which interest will accrue;

      - the record and interest payment dates for the debt securities;

      - the first interest payment date; and

      - any circumstances under which we may defer interest payments;

     - the place or places where:

      - we can make payments on the debt securities;

      - the debt securities can be surrendered for registration of transfer or exchange; and

      - notices and demands can be given to us relating to the debt securities and under the indenture;

     - any optional redemption provisions that would permit us or the holders of debt securities to elect redemption of the debt securities before their final maturity;

     - any sinking fund provisions that would obligate us to redeem the debt securities before their final maturity;

     - whether the debt securities will be convertible into shares of common stock, shares of preferred stock or depositary shares and, if so, the terms and conditions of any such conversion, and, if convertible into shares of preferred stock or depositary shares, the terms of such preferred stock or depositary shares;

     - if the debt securities will be issued in bearer form, the terms and provisions contained in the bearer securities and in the indenture specifically relating to the bearer securities;

     - the currency or currencies in which the debt securities will be denominated and payable, if other than U.S. dollars and, if a composite currency, any special provisions relating thereto;

     - any circumstances under which the debt securities may be paid in a currency other than the currency in which the debt securities are denominated and any provisions relating thereto;

     - whether the provisions described below under the heading "-- Defeasance" apply to the debt securities;

     - any events of default under the indenture which will apply to the debt securities in addition to those contained in such indenture;

     - any additions or changes to the covenants contained in the junior subordinated indenture and the ability, if any, of the holders to waive our compliance with those additional or changed covenants;

     - whether all or part of the debt securities will be issued in whole or in part as temporary or permanent global securities and, if so, the depositary for those global securities and a description of any book-entry procedures relating to the global securities -- a "global security" is a debt security that we issue in accordance with the junior subordinated indenture to represent all or part of a series of debt securities;

     - if we issue temporary global securities, any special provisions dealing with the payment of interest and any terms relating to the ability to exchange interests in a temporary global security for interests in a permanent global security or for definitive debt securities;

     - the identity of the security registrar and paying agent for the debt securities if other than the junior subordinated trustee;

     - any special tax implications of the debt securities;

     - any special provisions relating to the payment of any additional amounts on the debt securities;

     - the terms of any securities being offered together with or separately from the debt securities;

     - the terms and conditions of any obligation or right of IndyMac Bancorp, Inc. or a holder to convert or exchange the debt securities into trust preferred securities or other securities; and

     - any other terms of the debt securities.

     When we use the term "holder" in this prospectus with respect to a registered debt security, we mean the person in whose name such debt security is registered in the security register. (Section 101)

ADDITIONAL INTEREST

     If a trust is required to pay any taxes, duties, assessments or governmental charges of whatever nature, other than withholding taxes, imposed by the United States, or any other taxing authority, then we will be required to pay additional interest on the related junior subordinated debt securities. The amount of any additional interest will be an amount sufficient so that the net amounts received and retained by such trust after paying any such taxes, duties, assessments or other governmental charges will be not less than the amounts that such trust would have received had no such taxes, duties, assessments or other governmental charges been imposed. This means that the trust will be in the same position it would have been in if it did not have to pay such taxes, duties, assessments or other charges. (Section 1007)

PAYMENT; EXCHANGE; TRANSFER

     We will designate a place of payment where you can receive payment of the principal of and any premium and interest on the junior subordinated debt securities. Even though we will designate a place of payment, we may elect to pay any interest on the junior subordinated debt securities by mailing a check to the person listed as the owner of the junior subordinated debt securities in the security register or by wire transfer to an account designated by that person in writing not less than ten days before the date of the interest payment. Unless we state otherwise in the applicable prospectus supplement, we will pay interest on a junior subordinated debt security:

     - on an interest payment date, to the person in whose name that junior subordinated debt security is registered at the close of business on the record date relating to that interest payment date; and

     - on the date of maturity or earlier redemption or repayment, to the person who surrenders such debt security at the office of our appointed paying agent. (Sections 307, 1002)

     Any money that we pay to a paying agent for the purpose of making payments on the junior subordinated debt securities and that remains unclaimed two years after the payments were due will, at our request, be returned to us and after that time any holder of such debt security can only look to us for the payments on such debt security. (Section 1003)

     Any junior subordinated debt securities of a series can be exchanged for other junior subordinated debt securities of that series so long as the other debt securities are denominated in authorized denominations and have the same aggregate principal amount and same terms as the junior subordinated debt securities that were surrendered for exchange. The junior subordinated debt securities may be presented for registration of transfer, duly endorsed or accompanied by a satisfactory written instrument of transfer, at the office or agency maintained by us for that purpose in a place of payment. There will be no service charge for any registration of transfer or exchange of the junior subordinated debt securities, but we may require you to pay any tax or other governmental charge payable in connection with a transfer or exchange of the junior subordinated debt securities. (Sections 305, 1002) If the applicable prospectus supplement refers to any office or agency, in addition to the security registrar, initially designated by us where you can surrender the junior subordinated debt securities for registration of transfer or exchange, we may at any time rescind the designation of any such office or agency or approve a change in the location of that office. However, we will be required to maintain an office or agency in each place of payment for that series. (Section
1002)

     In the event of any redemption, neither we nor the junior subordinated trustee will be required to:

     - issue, register the transfer of, or exchange, junior subordinated debt securities of any series during a period beginning at the opening of business 15 days before the day of mailing of the notice of redemption and ending at the close of business on the day of mailing of the notice of redemption; or

     - transfer or exchange any junior subordinated debt securities so selected for redemption, except, in the case of any junior subordinated debt securities being redeemed in part, any portion thereof not to be redeemed. (Section 305)

DENOMINATIONS

     Unless we state otherwise in the applicable prospectus supplement, the junior subordinated debt securities will be issued only in registered form, without coupons, in denominations of $1,000 each or multiples of $1,000.

BEARER DEBT SECURITIES

     If we ever issue bearer debt securities, the applicable prospectus supplement will describe all of the special terms and provisions of junior subordinated debt securities in bearer form, and the extent to which those special terms and provisions are different from the terms and provisions which are described in this prospectus, which generally apply to junior subordinated debt securities in registered form, and will summarize provisions of the junior subordinated indenture that relate specifically to bearer debt securities.

ORIGINAL ISSUE DISCOUNT

     Junior subordinated debt securities may be issued under the junior subordinated indenture as original issue discount securities and sold at a substantial discount below their stated principal amount. If a junior subordinated debt security is an original issue discount security, that means that an amount less than the principal amount of the debt security will be due and payable upon a declaration of acceleration of the maturity of the debt security under the junior subordinated indenture. (Section 101) The applicable prospectus supplement will describe the federal income tax consequences and other special factors you should consider before purchasing any original issue discount securities.

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OPTION TO DEFER INTEREST PAYMENTS

     If provided in the applicable prospectus supplement, we will have the right from time to time to defer payment of interest on a series of junior subordinated debt securities for up to such number of consecutive interest payment periods as may be specified in the applicable prospectus supplement, subject to the terms, conditions and covenants, if any, specified in such prospectus supplement. Such deferral, however, may not extend beyond the stated maturity of such series of junior subordinated debt securities. Certain United States federal income tax consequences and special considerations applicable to any such debt securities will be described in the applicable prospectus supplement.

REDEMPTION

     Unless otherwise specified in the applicable prospectus supplement, the junior subordinated debt securities will not be subject to any sinking fund.

     Unless otherwise specified in the applicable prospectus supplement, we may, at our option, redeem the junior subordinated debt securities of any series in whole at any time or in part from time to time. If the junior subordinated debt securities of any series are redeemable only on or after a specified date or upon the satisfaction of additional conditions, the applicable prospectus supplement will specify such date or describe such conditions. Except as otherwise specified in the applicable prospectus supplement, the redemption price for any junior subordinated debt security so redeemed will equal 100% of the principal amount of such junior subordinated debt security plus accrued and unpaid interest to the redemption date.

     Except as otherwise specified in the applicable prospectus supplement, we may, at our option, redeem a series of junior subordinated debt securities in whole, but not in part, at any time within 90 days after the occurrence of a tax event or investment company event, each as defined below, at a redemption price equal to 100% of the principal amount of such junior subordinated debt securities then outstanding plus accrued and unpaid interest to the redemption date. (Section 1107)

     "Tax event" means the receipt by a trust of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change, including any announced proposed change, in the laws or regulations of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement or decision is announced on or after the date of issuance of a series of trust preferred securities, there is more than an insubstantial risk that:

     - the trust that issued the series of trust securities is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the corresponding series of junior subordinated debt securities;

     - interest payable by IndyMac Bancorp, Inc. on the series of corresponding junior subordinated debt securities is not, or within 90 days of the date of such opinion, will not be, deductible by IndyMac Bancorp, Inc., in whole or in part, for United States federal income tax purposes; or

     - the trust that issued the series of trust securities is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges. (Section 101)

     "Investment company event" means the receipt by a trust of an opinion of counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a written change, including any announced prospective change, in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, which change or prospective change becomes effective or would become effective, as the case may be, on or after the date of the issuance of the trust preferred securities. (Section 101)

     Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of junior subordinated debt securities to be redeemed at its registered address. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the junior subordinated debt securities or portions thereof called for redemption.

RESTRICTIONS ON CERTAIN PAYMENTS

     If junior subordinated debt securities are issued to a trust or the trustee of a trust in connection with the issuance of trust securities by the trust and:

     - there shall have occurred and be continuing an event of default with respect to the corresponding junior subordinated debt securities of which we have actual knowledge and which we have not taken reasonable steps to cure;

     - we shall be in default relating to our payment of any obligations under the corresponding guarantee; or

     - we shall have given notice of our election to defer payments of interest on the corresponding junior subordinated debt securities by extending the interest payment period and such period, or any extension of such period, shall be continuing;

then:

     - we will not be permitted to make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by us that rank equally with or junior to the junior subordinated debt securities or make any guarantee payment if such guarantee ranks equally with or junior to the junior subordinated debt securities; and

     - we will not be permitted to declare or pay any dividend on, make any distributions relating to, or redeem, purchase, acquire or make a liquidation payment relating to, any of our capital stock other than:

      - any repurchase, redemption or other acquisition of shares of our capital stock in connection with any employee benefit plan or any other contractual obligation, other than a contractual obligation ranking equally with or junior to the junior subordinated debt securities;

      - any exchange or conversion of any class or series of our capital stock for any other class or series of our capital stock;

      - any purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of the capital stock or the security being converted or exchanged;

      - any declaration of a dividend in connection with any rights plan, or the issuance of rights, stock or other property under any rights plan, or the redemption or repurchase of rights pursuant thereto; or

      - any dividend in the form of common stock on common stock; or

      - payments by us under any guarantee agreement executed for the benefit of the trust preferred securities.

LIMITATION ON MERGERS AND SALES OF ASSETS

     The junior subordinated indenture generally permits a consolidation or merger between us and another entity. It also permits the sale or transfer by us of all or substantially all of our property and assets. These transactions are permitted if:

     - the resulting or acquiring entity, if other than us, is organized and existing under the laws of a domestic jurisdiction and assumes all of our responsibilities and liabilities under the junior subordinated indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the junior subordinated indenture; and

     - immediately after the transaction, and giving effect to the transaction, no event of default under the junior subordinated indenture exists. (Section 801)

     If we consolidate or merge with or into any other entity or sell or lease all or substantially all of our assets according to the terms and conditions of the junior subordinated indenture, the resulting or acquiring entity will be substituted for us in such indenture with the same effect as if it had been an original party to the indenture. As a result, such successor entity may exercise our rights and powers under the junior subordinated indenture, in our name and, except in the case of a lease of all or substantially all of our properties, we will be released from all our liabilities and obligations under such indenture and under the junior subordinated debt securities. (Section 802)

EVENTS OF DEFAULT, WAIVER AND NOTICE

     The junior subordinated indenture provides that the following are events of default relating to the junior subordinated debt securities:

     - default in the payment of the principal of, or premium, if any, on, any junior subordinated debentures at maturity;

     - default for 30 days in the payment of any installment of interest on any junior subordinated debentures;

     - default for 30 days after written notice in the performance of any other covenant in respect of the junior subordinated debentures;

     - certain events in bankruptcy, insolvency or reorganization of IndyMac Bancorp, Inc.; and

     - any other event of default that may be specified for the junior subordinated debt securities of that series when that series is created. (Section 501)

     If an event of default under the junior subordinated indenture occurs and continues, the junior subordinated trustee or the holders of at least 25% in aggregate principal amount of the outstanding junior subordinated debt securities of that series may declare the entire principal and all accrued but unpaid interest of all debt securities of that series to be due and payable immediately. If the trustee or the holders of junior subordinated debt securities do not make such declaration, the holders of at least 25% in aggregate liquidation amount of the related trust preferred securities will have such right. If an event of default under the junior subordinated indenture occurs and continues, the property trustee may also declare the principal of and the interest on the corresponding junior subordinated debt security, and any other amounts payable under the junior subordinated indenture, to be due and payable and to enforce its other rights as a creditor with respect to the corresponding junior subordinated debt security.

     If such a declaration occurs, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series of subordinated debt securities can, subject to conditions, rescind the declaration. If the holders of such series of junior subordinated debt securities rescind such declaration, the holders of at least a majority in aggregate liquidation amount of the related trust preferred securities will have such right.

     The holders of a majority in aggregate principal amount of the outstanding junior subordinated debt securities of any series may, on behalf of all holders of that series, waive any past default, except:

     - a default in payment of principal of or any premium or interest; or

     - a default under any provision of the junior subordinated indenture which itself cannot be modified or amended without the consent of the holder of each outstanding junior subordinated debt security of that series. (Section 513)

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

If the holders of junior subordinated debt securities fail to waive a default, the holders of a majority in aggregate liquidation amount of the related trust preferred securities will have such right.

     The holders of a majority in aggregate principal amount of the junior subordinated debt securities of any series affected will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the junior subordinated trustee under the junior subordinated indenture.

     We are required to file an officers' certificate with the junior subordinated trustee each year that states, to the knowledge of the certifying officer, that no defaults exist under the terms of the junior subordinated indenture. (Section 1004)

     A holder of trust preferred securities may institute a direct action if we fail to make interest or other payments on the junior subordinated debt securities when due, taking account of any extension period. (Section 508) A direct action may be taken without first directing the property trustee to enforce the terms of the corresponding junior subordinated debt securities or suing IndyMac Bancorp, Inc. to enforce the property trustee's rights under such junior subordinated debt securities. This right of direct action cannot be amended in a manner that would impair the rights of the holders of trust preferred securities thereunder without the consent of all holders of affected trust preferred securities. (Section 902)

COVENANTS CONTAINED IN JUNIOR SUBORDINATED INDENTURE

     The junior subordinated indenture does not contain restrictions on our ability to:

     - incur, assume or become liable for any type of debt or other obligation;

     - create liens on our property for any purpose; or

     - pay dividends or make distributions on our capital stock or repurchase or redeem our capital stock, except as set forth under "-- Restrictions on Certain Payments" above.

The junior subordinated indenture does not require the maintenance of any financial ratios or specified levels of net worth or liquidity. In addition, the junior subordinated indenture does not contain any provisions which would require us to repurchase or redeem or modify the terms of any of the junior subordinated debt securities upon a change of control or other event involving us which may adversely affect the creditworthiness of such debt securities.

DISTRIBUTION OF THE JUNIOR SUBORDINATED DEBT SECURITIES

     Under circumstances involving the dissolution of a trust, which will be discussed more fully in the applicable prospectus supplement, the junior subordinated debt securities will be distributed to the holders of the trust securities in liquidation of that trust, provided that any required regulatory approval is obtained. See "Description of Trust Preferred
Securities -- Liquidation Distribution upon Dissolution."

     If the junior subordinated debt securities are distributed to the holders of the trust preferred securities, we will use our best efforts to have the junior subordinated debt securities listed on the New York Stock Exchange or on such other national securities exchange or similar organization on which the trust preferred securities are then listed or quoted.

MODIFICATION OF JUNIOR SUBORDINATED INDENTURE

     Under the junior subordinated indenture, certain of our rights and obligations and certain of the rights of holders of the junior subordinated debt securities may be modified or amended with the consent of the holders of at least a majority in aggregate principal amount of the outstanding junior subordinated debt securities of all series of such debt securities affected by the modification or amendment, acting as one class. However, the following modifications and amendments will not be effective against any holder without that holder's consent:

     - a change in the stated maturity date of any payment of principal or interest, including any additional interest (other than to the extent set forth in the applicable junior subordinated debt security);

     - a reduction in payments due on the junior subordinated debt securities;

     - a change in the place of payment or currency in which any payment on the junior subordinated debt securities is payable;

     - a limitation of a holder's right to sue us for the enforcement of payments due on the junior subordinated debt securities;

     - a reduction in the percentage of outstanding junior subordinated debt securities required to consent to a modification or amendment of the junior subordinated indenture or required to consent to a waiver of compliance with certain provisions of such indenture or certain defaults under such indenture;

     - a reduction in the requirements contained in the junior subordinated indenture for quorum or voting;

     - a limitation of a holder's right, if any, to repayment of junior subordinated debt securities at the holder's option;

     - in the case of junior subordinated debt securities convertible into common stock, a limitation of any right to convert such debt securities; and

     - a modification of any of the foregoing requirements contained in the junior subordinated indenture. (Section 902)

     Under the junior subordinated indenture, the holders of at least a majority in aggregate principal amount of the outstanding junior subordinated debt securities of all series affected by a particular covenant or condition, acting as one class, may, on behalf of all holders of such series of debt securities, waive compliance by us with any covenant or condition contained in the junior subordinated indenture unless we specify that such covenant or condition cannot be so waived at the time we establish the series. (Section 1005)

     If the junior subordinated debt securities are held by a trust or the trustee of a trust, no modification may be made that adversely affects the holders of the related trust preferred securities, and no termination of the junior subordinated indenture may occur, and no waiver of any event of default or compliance with any covenant will be effective, without the prior consent of a majority in liquidation preference of trust securities of such trust. If the consent of the holder of each outstanding junior subordinated debt security is required, no modification will be effective without the prior consent of each holder of related trust preferred securities. (Section 902)

     We and the junior subordinated trustee may execute, without the consent of any holder of junior subordinated debt securities, any supplemental junior subordinated indenture for the purpose of creating any new series of junior subordinated debt securities.

DEFEASANCE AND DISCHARGE

     Defeasance and Discharge. At the time that we establish a series of junior subordinated debt securities under the junior subordinated indenture, we can provide that the debt securities of that series will be subject to the defeasance and discharge provisions of that indenture. If we so provide, we will be discharged from our obligations on the debt securities of that series if:

     - we deposit with the junior subordinated trustee, in trust, sufficient money or, if the junior subordinated debt securities of that series are denominated and payable in U.S. dollars only,

       Eligible Instruments, to pay the principal, any interest, any premium and any other sums due on the debt securities of that series, such as sinking fund payments, on the dates payments are due under the junior subordinated indenture and the terms of such debt securities;

     - we deliver to the junior subordinated trustee an opinion of counsel that states that the holders of the junior subordinated debt securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of the deposit and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if no deposit had been made; and

     - if the junior subordinated debt securities of that series are listed on any domestic or foreign securities exchange, the debt securities will not be delisted as a result of the deposit. (Section 403)

     When we use the term "Eligible Instruments" in this section, we mean monetary assets, money market instruments and securities that are payable in dollars only and are essentially risk free as to collection of principal and interest, including:

     - direct obligations of the United States backed by the full faith and credit of the United States; or

     - any obligation of a person controlled or supervised by and acting as an agency or instrumentality of the United States if the timely payment of the obligation is unconditionally guaranteed as a full faith and credit obligation by the United States. (Section 101)

     In the event that we deposit money and/or Eligible Instruments in trust and discharge our obligations under a series of junior subordinated debt securities as described above, then:

     - the junior subordinated indenture, including the subordination provisions contained in the junior subordinated indenture, will no longer apply to the junior subordinated debt securities of that series; however, certain obligations to compensate, reimburse and indemnify the junior subordinated trustee, to register the transfer and exchange of junior subordinated debt securities, to replace lost, stolen or mutilated junior subordinated debt securities, to maintain paying agencies and the trust funds and to pay additional amounts, if any, required as a result of U.S. withholding taxes imposed on payments to non-U.S. persons will continue to apply; and

     - holders of junior subordinated debt securities of that series may only look to the trust fund for payment of principal, any premium and any interest on the debt securities of that series. (Section 403)

     Defeasance of Certain Covenants and Certain Events of Default. At the time that we establish a series of junior subordinated debt securities under the junior subordinated indenture, we can provide that the debt securities of that series are subject to the covenant defeasance provisions of the indenture. If we so provide and we make the deposit and deliver the opinion of counsel described above in this section under the heading "-- Defeasance and Discharge" we will not have to comply with any covenant we designate when we establish the series of debt securities. In the event of a covenant defeasance, our obligations under the junior subordinated indenture and the junior subordinated debt securities, other than with respect to the covenants specifically referred to above, will remain in effect. (Section 1701)

     If we exercise our option not to comply with the covenants listed above and the junior subordinated debt securities of the series become immediately due and payable because an event of default under the junior subordinated indenture has occurred, other than as a result of an event of default specifically referred to above, the amount of money and/or Eligible Instruments on deposit with the junior subordinated trustee will be sufficient to pay the principal, any interest, any premium and any other sums, due on the debt securities of that series, such as sinking fund payments, on the date the payments are due under the junior subordinated indenture and the terms of the junior subordinated debt securities, but may not be sufficient to pay amounts due at the time of acceleration. However, we would remain liable for the balance of the payments. (Section 1701)

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

CONVERSION OR EXCHANGE

     The junior subordinated debt securities may be convertible or exchangeable into shares of our common stock, into junior subordinated debt securities of another series or into trust preferred securities of another series, on the terms provided in the applicable prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at our option, in which case the number of shares of trust preferred securities or other securities to be received by the holders of junior subordinated debt securities would be calculated as of a time and in the manner stated in the applicable prospectus supplement.

SUBORDINATION

     The junior subordinated debt securities will be subordinate to all of our existing and future Senior Debt, as defined below. For purposes of this prospectus, our Senior Debt includes the senior debt securities and our subordinated debt securities other than the junior subordinated debt securities and means

     - any of our indebtedness for borrowed or purchased money, whether or not evidenced by bonds, debt securities, notes or other written instruments,

     - our obligations under letters of credit,

     - any of our indebtedness or other obligations with respect to commodity contracts, interest rate and currency swap agreements, cap, floor and collar agreements, currency spot and forward contracts, and other similar agreements or arrangements designed to protect against fluctuations in currency exchange or interest rates, and

     - any guarantees, endorsements (other than by endorsement of negotiable instruments for collection in the ordinary course of business) or other similar contingent obligations in respect of obligations of others of a type described above, whether or not such obligation is classified as a liability on a balance sheet prepared in accordance with generally accepted accounting principles, whether outstanding on the date of execution of the junior subordinated indenture or thereafter incurred, other than obligations expressly on a parity with or junior to the junior subordinated debt securities. The junior subordinated debt securities will rank on a parity with obligations evidenced by debt securities, and guarantees in respect of those debt securities, initially issued to any trust, partnership or other entity affiliated with us, that is, directly or indirectly, our financing vehicle in connection with the issuance by such entity of capital securities or other similar securities.

     If certain events in bankruptcy, insolvency or reorganization occur, we will first pay all Senior Debt, including any interest accrued after the events occur, in full before we make any payment or distribution, whether in cash, securities or other property, on account of the principal of or interest on the junior subordinated debt securities. In such an event, we will pay or deliver directly to the holders of Senior Debt any payment or distribution otherwise payable or deliverable to holders of the junior subordinated debt securities. We will make the payments to the holders of Senior Debt according to priorities existing among those holders until we have paid all Senior Debt, including accrued interest, in full. Notwithstanding the subordination provisions discussed in this paragraph, we may make payments or distributions on the junior subordinated debt securities so long as:

     - the payments or distributions consist of securities issued by us or another company in connection with a plan or reorganization or readjustment; and

     - payment on those securities is subordinate to outstanding Senior Debt and any securities issued with respect to Senior Debt under such plan of reorganization or readjustment at least to the same extent provided in the subordination provisions of the junior subordinated debt securities. (Section 1801)

     If such events in bankruptcy, insolvency or reorganization occur after we have paid in full all amounts owed on Senior Debt:

     - the holders of junior subordinated debt securities,

     - together with the holders of any of our other obligations ranking equal with those junior subordinated debt securities,

will be entitled to receive from our remaining assets any principal, premium or interest due at that time on the junior subordinated debt securities and such other obligations before we make any payment or other distribution on account of any of our capital stock or obligations ranking junior to those junior subordinated debt securities.

     If we violate the junior subordinated indenture by making a payment or distribution to holders of the junior subordinated debt securities before we have paid all the Senior Debt in full, then the holders of the junior subordinated debt securities will be deemed to have received the payments or distributions in trust for the benefit of, and will have to pay or transfer the payments or distributions to, the holders of the Senior Debt outstanding at the time. The payment or transfer to the holders of the Senior Debt will be made according to the priorities existing among those holders. Notwithstanding the subordination provisions discussed in this paragraph, holders of junior subordinated debt securities will not be required to pay, or transfer payments or distributions to, holders of Senior Debt so long as:

     - the payments or distributions consist of securities issued by us or another company in connection with a plan of reorganization or readjustment; and

     - payment on those securities is subordinate to outstanding Senior Debt and any securities issued with respect to Senior Debt under such plan of reorganization or readjustment at least to the same extent as provided in the subordination provisions of those junior subordinated debt securities. (Section 1801)

     Because of the subordination provisions described above, if we become insolvent, holders of Senior Debt may receive more, ratably, and holders of the junior subordinated debt securities having a claim pursuant to those securities may receive less, ratably, than our other creditors. This type of subordination will not prevent an event of default from occurring under the junior subordinated indenture in connection with the junior subordinated debt securities.

     We may modify or amend the junior subordinated indenture as provided under "-- Modification and Waiver" above. However, the modification or amendment may not, without the consent of the holders of all Senior Debt outstanding, modify any of the provisions of the junior subordinated indenture relating to the subordination of the junior subordinated debt securities in a manner that would adversely affect the holders of Senior Debt. (Section 902)

     The junior subordinated indenture places no limitation on the amount of Senior Debt that we may incur. We expect from time to time to incur additional indebtedness and other obligations constituting Senior Debt.

GOVERNING LAW

     The junior subordinated indenture and the junior subordinated debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

THE TRUSTEE

     The junior subordinated trustee will have all of the duties and responsibilities specified under the Trust Indenture Act. Other than its duties in a case of default, the trustee is under no obligation to exercise any of the powers under the junior subordinated indenture at the request, order or direction of any holders of junior subordinated debt securities unless offered reasonable indemnification. (Sections 601, 603)

CORRESPONDENCE BETWEEN JUNIOR SUBORDINATED DEBT SECURITIES AND TRUST PREFERRED SECURITIES

     IndyMac Bancorp, Inc. may issue one or more series of junior subordinated debt securities under the junior subordinated indenture with terms corresponding to the terms of a series of related trust preferred securities. In each such instance, concurrently with the issuance of a trust's preferred securities, the trust will invest the proceeds from that issuance and the consideration paid by IndyMac Bancorp, Inc. for the common securities in the series of corresponding junior subordinated debt securities issued by IndyMac Bancorp, Inc. to the trust. Each series of corresponding junior subordinated debt securities will be in the principal amount equal to the aggregate stated liquidation amount of the related trust preferred securities and the common securities of such trust and will rank equally with all other series of junior subordinated debt securities. Holders of the related trust preferred securities for a series of corresponding junior subordinated debt securities will have the rights, in connection with modifications to the junior subordinated indenture or upon occurrence of an event of default described under "-- Modification of Junior Subordinated Indenture," "-- Events of Default, Waiver and Notice" and "-- Enforcement of Certain Rights by Holders of Trust Preferred Securities."

     Unless otherwise specified in the applicable prospectus supplement, if a tax event relating to a trust occurs and continues, we may, at our option, redeem the corresponding junior subordinated debt securities at any time within 90 days of the occurrence of such tax event, in whole but not in part, subject to the provisions of the junior subordinated indenture and whether or not such corresponding junior subordinated debt securities are then redeemable at our option.

     The redemption price for any corresponding junior subordinated debt security will be equal to 100% of the principal amount of the corresponding junior subordinated debt securities then outstanding plus accrued and unpaid interest to the redemption date. As long as a trust is the holder of all the outstanding corresponding junior subordinated debt securities of a series, the proceeds of any redemption will be used by the trust to redeem the related trust securities in accordance with their terms. We may not redeem a series of corresponding junior subordinated debt securities in part unless all accrued and unpaid interest has been paid in full on all outstanding corresponding junior subordinated debt securities of such series for all interest proceeds terminating on or before the date of redemption.

     We will covenant, as to each series of corresponding junior subordinated debt securities:

     - directly or indirectly, to maintain 100% ownership of the common securities of the applicable trust unless a permitted successor succeeds to ownership of the common securities;

     - not to voluntarily terminate, wind up or liquidate any trust, except,

      - if so specified in the applicable prospectus supplement,

      - in connection with a distribution of corresponding junior subordinated debt securities to the holders of trust preferred securities in exchange therefor upon liquidation of such trust, or

      - in connection with certain mergers, consolidations or amalgamations permitted by the applicable trust agreement, in either such case, if so specified in the applicable prospectus supplement; and

     - to use our reasonable efforts, consistent with the terms and provisions of the applicable trust agreement, to cause such trust to remain classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes.

                   DESCRIPTION OF TRUST PREFERRED SECURITIES

     The trust preferred securities will be issued by a trust pursuant to the terms of an amended and restated trust agreement. Each trust agreement will be qualified as an indenture under the Trust Indenture Act. Each trust may issue only one series of trust preferred securities. The property trustee, Wilmington Trust Company, will act as trustee for each series of trust preferred securities under the applicable trust agreement for purposes of compliance with the provisions of the Trust Indenture Act. The terms of each series of trust preferred securities will include those stated in the applicable trust agreement and those made part of such trust agreement by the Trust Indenture Act.

     We have summarized material terms and provisions of the trust preferred securities in this section. This summary is not intended to be complete and is qualified by the trust agreement, the form of which we filed as an exhibit to the registration statement, the Delaware Business Trust Act and the Trust Indenture Act.

     Each trust agreement authorizes the trustees of a trust to issue trust securities on behalf of such trust. The trust securities represent undivided beneficial interests in the assets of such trust. We will own, directly or indirectly, all of a trust's common securities. The common securities rank equally, and payments will be made on a pro rata basis, with the trust preferred securities, except in certain events of default as described below.

     The trust agreement does not permit a trust to issue any securities other than the trust securities or to incur any indebtedness. Under each trust agreement, the property trustee will own the junior subordinated debt securities purchased by such trust for the benefit of the holders of the trust securities.

     The guarantee agreement we execute for the benefit of the holders of trust preferred securities will be a guarantee on a subordinated basis with respect to the related trust securities but will not guarantee payment of distributions or amounts payable on redemption or liquidation of such trust securities when a trust does not have funds on hand available to make such payments. See "Description of Guarantees."

DISTRIBUTIONS

     Distributions on each series of trust preferred securities:

     - will be cumulative;

     - will accumulate from the date of original issuance; and

     - will be payable on the dates specified in the applicable prospectus supplement.

     If any date on which distributions are payable on the trust preferred securities is not a business day, then, except as set forth in the next sentence, payment of the distribution will be made on the next succeeding business day, and without any interest or other payment in respect to any such delay. If such next succeeding business day is in the next calendar year, payment of the distribution will be made on the immediately preceding business day. Each date on which distributions are payable in accordance with the foregoing is referred to as a "distribution date." The term "distribution" includes any interest payable on unpaid distributions unless otherwise stated. Unless otherwise specified in the applicable prospectus supplement, a "business day" is a day other than a Saturday, a Sunday, or any other day on which banking institutions in New York, New York or Wilmington, Delaware are authorized or required by law or executive order to remain closed.

     The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. The amount of distributions payable for any period shorter than a full quarterly period will be computed on the basis of the actual number of days elapsed in a 360-day year of twelve 30-day months. Distributions to which holders of trust preferred securities are entitled but are not paid will accumulate additional distributions at the annual rate, if any, specified in the applicable prospectus supplement.

     If provided in the applicable prospectus supplement, we will have the right under the junior subordinated indenture and the corresponding junior subordinated debt securities to defer the payment of interest on any series of the corresponding junior subordinated debt securities for up to a number of consecutive interest payment periods that will be specified in the prospectus supplement relating to such series. We refer to this period as an "extension period." No extension period may extend beyond the stated maturity of the corresponding junior subordinated debt securities.

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

     As a consequence of any such deferral, distributions on the related trust preferred securities would be deferred by the applicable trust during any extension period, but would continue to accumulate additional distributions at the annual rate set forth in the prospectus supplement for such trust preferred securities. If we exercise our deferral right, then during any extension period, we may not:

     - make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities that rank on a parity in all respects with or junior to the junior subordinated debt securities of such series or make any guarantee payment if such guarantee ranks equally with or junior to the junior subordinated debt securities; or

     - declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of our capital stock other than:

     - any repurchase, redemption or other acquisition of shares of our capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of our capital stock, or securities convertible into or exercisable for our capital stock, as consideration in an acquisition transaction entered into before the applicable extension period,

     - any exchange or conversion of any class or series of our capital stock or any capital stock of our subsidiaries, for any class or series of our capital stock, or of any class or series of our indebtedness for any class or series of our capital stock,

     - any purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the securities being converted or exchanged,

     - any declaration of a dividend in connection with any rights plan, or the issuance of rights, stock or other property under any rights plan, or the redemption or repurchase of rights pursuant thereto,

     - any dividend in the form of common stock on common stock, or

     - payments by us under any guarantee agreement executed for the benefit of the trust preferred securities.

     The funds available of each trust available for distribution to holders of its trust preferred securities will be limited to payments under the corresponding junior subordinated debt securities in which such trust invests the proceeds from the issuance and sale of its trust securities. See "Description of Junior Subordinated Debt Securities -- Correspondence Between Junior Subordinated Debt Securities and Trust Preferred Securities." If we do not make interest payments on the corresponding junior subordinated debt securities, the property trustee will not have funds available to pay distributions on the related trust preferred securities. To the extent each trust has funds legally available for the payment of such distributions and cash sufficient to make such payments, the payment of distributions is guaranteed by us on the basis set forth under "Description of Guarantees."

     Distributions on applicable trust preferred securities will be payable to the holders of the securities as they appear on the register of the applicable trust on the relevant record dates. As long as the applicable trust preferred securities remain in book-entry form, the record date will be one business day before the relevant date of distribution. If any trust preferred securities are not in book-entry form, the relevant record date for such trust preferred securities will be at least 15 days before to the relevant date of distribution.

REDEMPTION OR EXCHANGE

  MANDATORY REDEMPTION

     Upon the repayment or redemption, in whole or in part, of any corresponding junior subordinated debt securities, whether at stated maturity or upon earlier redemption as provided in the junior subordinated indenture, the property trustee will apply the proceeds from such repayment or redemption to redeem a like amount, as defined below, of the related trust securities, upon not less than 30 nor more than 60 days' notice. The redemption price will equal the aggregate liquidation amount of such trust securities, as defined below, plus accumulated but unpaid distributions to the date of redemption and the related amount of the premium, if any, paid by us upon the concurrent redemption of such corresponding junior subordinated debt securities. See "Description of Junior Subordinated Debt Securities -- Redemption." If less than all of any series of corresponding junior subordinated debt securities are to be repaid or redeemed on a redemption date, then the proceeds from such repayment or redemption will be allocated pro rata to the redemption of the related trust preferred securities and the common securities, except as set forth under "-- Ranking of Common Securities." The amount of premium, if any, paid by us upon the redemption of all or any part of any series of any corresponding junior subordinated debt securities to be repaid or redeemed on a redemption date will be allocated pro rata to the redemption of the related trust preferred securities and common securities, except as set forth under "-- Ranking of Common Securities."

     We will have the right to redeem any series of corresponding junior subordinated debt securities:

     - on or after such date as may be specified in the applicable prospectus supplement, in whole at any time or in part from time to time; or

     - at any time, in whole, but not in part, upon the occurrence of a tax event or investment company event. See "Description of Junior Subordinated Debt Securities -- Redemption."

     Within 90 days after any tax event or investment company event in respect of a series of trust preferred securities and common securities that occurs and continues, we will have the right to redeem the corresponding junior subordinated debt securities in whole, but not in part, and thereby cause a mandatory redemption of the related trust preferred securities and common securities in whole, but not in part, at the redemption price. In the event,

     - a tax event or investment company event in respect of a series of trust preferred securities and common securities occurs continues, and

     - we do not elect to redeem the corresponding junior subordinated debt securities and thereby cause a mandatory redemption of the related trust preferred securities and common securities or to dissolve the related trust and cause the corresponding junior subordinated debt securities to be distributed to holders of such trust preferred securities and common securities in exchange therefor upon liquidation of the trust as described below, the related trust preferred securities will remain outstanding.

     "Like amount" means:

     - with respect to a redemption of any series of trust securities, trust securities of such series having a liquidation amount equal to that portion of the principal amount of corresponding junior subordinated debt securities to be contemporaneously redeemed in accordance with the junior subordinated indenture, the proceeds of which will be used to pay the redemption price of such trust securities; and

     - with respect to a distribution of corresponding junior subordinated debt securities to holders of any series of trust securities in exchange therefor in connection with a dissolution of a trust, corresponding junior subordinated debt securities having a principal amount equal to the liquidation amount of the trust securities of the holder to whom such corresponding junior subordinated debt securities would be distributed.

     "Liquidation amount" means the stated amount per trust security as set forth in the applicable prospectus supplement.

  DISTRIBUTION OF CORRESPONDING JUNIOR SUBORDINATED DEBT SECURITIES

     We will have the right at any time to dissolve a trust and cause the junior subordinated debt securities to be distributed to the holders of the related trust securities. Upon dissolution of the trust and after satisfaction of the liabilities of creditors of such trust as provided by applicable law, the corresponding junior subordinated debt securities in respect of the related trust preferred securities and common securities issued by such trust will be distributed to the holders of such related trust preferred securities and common securities in exchange therefor.

     After the liquidation date fixed for any distribution of corresponding junior subordinated debt securities for any series of related trust preferred securities:

     - the series of trust preferred securities will no longer be deemed to be outstanding;

     - the depositary or its nominee, as the record holder of the series of trust preferred securities, will receive a registered global certificate or certificates representing the corresponding junior subordinated debt securities to be delivered upon such distribution; and

     - any certificates representing the series of trust preferred securities not held by The Depository Trust Company, or "DTC", or its nominee will be deemed to represent the corresponding junior subordinated debt securities having a principal amount equal to the stated liquidation amount of the series of trust preferred securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid distributions on the series of trust preferred securities until the certificates are presented to the administrative trustees or their agent for transfer or reissuance.

     We cannot assure you as to the market prices for the trust preferred securities or the corresponding junior subordinated debt securities that may be distributed in exchange for trust preferred securities if a dissolution and liquidation of a trust were to occur. Accordingly, the trust preferred securities that an investor may purchase, or the corresponding junior subordinated debt securities that the investor may receive on dissolution and liquidation of such trust, may trade at a discount to the price that the investor paid to purchase the trust preferred securities.

  REDEMPTION PROCEDURES

     Trust preferred securities redeemed on each redemption date will be redeemed at the redemption price with the applicable proceeds from the contemporaneous redemption of the corresponding junior subordinated debt securities.

     Redemptions of trust preferred securities will be made and the redemption price will be payable on each redemption date only to the extent that the applicable trust has funds on hand available for the payment of such redemption price. See also "-- Subordination of Common Securities."

     If a trust gives a notice of redemption of its trust preferred securities, then, by 12:00 noon, New York City time, on the redemption date, to the extent funds are available, the property trustee will deposit irrevocably with DTC funds sufficient to pay the applicable redemption price and will give DTC irrevocable instructions and authority to pay the redemption price to the holders of the trust preferred securities that are to be redeemed. If the trust preferred securities are no longer in book-entry form, the property trustee, to the extent funds are available, will irrevocably deposit with the paying agent for the trust preferred securities funds sufficient to pay the applicable redemption price and will give the paying agent irrevocable instructions and authority to pay the redemption price to the holders thereof upon surrender of their certificates evidencing the trust preferred securities.

     Notwithstanding the foregoing, distributions payable on or before the redemption date for any trust preferred securities called for redemption will be payable to the holders of the trust preferred securities on the relevant record dates for the related distribution dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit:

     - all rights of the holders of the trust preferred securities that are to be redeemed will cease, except the right of the holders of such trust preferred securities to receive the redemption price on the redemption date, but without interest on such redemption price; and

     - such trust preferred securities will cease to be outstanding.

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

     If any date fixed for redemption of trust preferred securities is not a business day, then payment of the redemption price will be made on the next succeeding business day, without any interest or any other payment in respect of any such delay, except that, if such business day falls in the next calendar year, such payment will be made on the immediately preceding business day. If payment of the redemption price in respect of trust preferred securities called for redemption is improperly withheld or refused and not paid either by the applicable trust or by us pursuant to the guarantee described under "Description of Guarantees," distributions on the trust preferred securities will continue to accrue at the then-applicable rate, from the redemption date originally established by such trust for such trust preferred securities to the date such redemption price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price.

     Payment of the redemption price on trust preferred securities and any distribution of corresponding junior subordinated debt securities to holders of the related trust preferred securities will be made to the applicable record holders as they appear on the register for the trust preferred securities on the relevant record date, which will be one business day before the relevant redemption date or liquidation date, as applicable. However, if any trust preferred securities are not in book-entry form, the relevant record date for such trust preferred securities will be a date at least one day before the redemption date or liquidation date, as applicable.

     If less than all of the trust preferred securities and common securities issued by a trust are to be redeemed on a redemption date, then the aggregate liquidation amount of the trust preferred securities and common securities to be redeemed will be allocated pro rata to the trust preferred securities and the common securities based upon the relative liquidation amounts of such classes. The property trustee will select the particular trust preferred securities to be redeemed on a pro rata basis not more than 60 days before the redemption date from the outstanding trust preferred securities not previously called for redemption, using any method that the property trustee deems fair and appropriate, including the selection for redemption of portions of the liquidation amount of trust preferred securities in the minimum amounts that are specified in the applicable prospectus supplement. The property trustee shall promptly notify the trust registrar in writing of the trust preferred securities selected for redemption and the liquidation amount to be redeemed. For all purposes of the applicable trust agreement, unless the context otherwise requires, all provisions relating to the redemption of trust preferred securities will relate, in the case of any trust preferred securities redeemed or to be redeemed only in part, to the portion of the aggregate liquidation amount of trust preferred securities which has been or is to be redeemed.

     Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to the registered address of each holder of trust securities to be redeemed.

     Subject to applicable law, including, without limitation, United States federal securities law, we or our subsidiaries may at any time and from time to time purchase outstanding trust preferred securities by tender, in the open market or by private agreement.

RANKING OF COMMON SECURITIES

     Payment of distributions on, and the redemption price of, a trust's trust preferred securities and common securities, as applicable, will be made pro rata based on the liquidation amount of such trust preferred securities and common securities, except that upon certain events of default under the applicable trust agreement relating to payment defaults on the corresponding junior subordinated debt securities, the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the trust preferred securities.

     In the case of any event of default under a trust agreement resulting from an event of default under the junior subordinated indenture, we, as holder of a trust's common securities, will be deemed to have waived any right to act with respect to any such event of default under such trust agreement until the effect of all such events of default with respect to such trust preferred securities have been cured, waived or otherwise eliminated. Until all events of default under such trust agreement with respect to such trust preferred securities have been so cured, waived or otherwise eliminated, the property trustee will act solely on behalf of the holders of such trust preferred securities and not on our behalf, and only the holders of such trust preferred securities will have the right to direct the property trustee to act on their behalf.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

     Pursuant to a trust agreement, a trust will automatically dissolve upon the expiration of its term and will dissolve on the first to occur of:

     - certain events of bankruptcy, dissolution or liquidation of IndyMac Bancorp, Inc.;

     - the distribution of a like amount of the corresponding junior subordinated debt securities to the holders of its trust securities, if we, as holder of common securities, have given written direction to the property trustee to dissolve the trust;

     - redemption of all of its trust preferred securities as described under "-- Redemption or Exchange -- Mandatory Redemption;" and

     - the entry of an order for the dissolution of the trust by a court of competent jurisdiction.

     Except as set forth in the next sentence, if an early dissolution occurs as described above, the trustees will liquidate the trust as expeditiously as possible by distributing, after satisfaction of liabilities to creditors of the trust as provided by applicable law, to the holders of the trust securities a like amount of the corresponding junior subordinated debt securities. If the property trustee determines that such distribution is not practical or if the early dissolution occurs as a result of the redemption of the trust preferred securities, then the holders will be entitled to receive out of the assets of such trust available for distribution to holders and after satisfaction of liabilities to creditors of the trust as provided by applicable law, an amount equal to the aggregate liquidation amount plus accrued and unpaid distributions to the date of payment. If the trust has insufficient assets available to pay in full such aggregate liquidation distribution, then the amounts payable directly by the trust on its trust preferred securities will be paid on a pro rata basis. The holder(s) of the trust's common securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of its trust preferred securities, except as set forth under "-- Ranking of Common Securities."

EVENTS OF DEFAULT; NOTICE

     Unless specified otherwise in the applicable prospectus supplement, any one of the following events will constitute an event of default under the applicable trust agreement, or a "trust event of default", regardless of the reason for such event of default and of whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

     - the occurrence of an event of default under the junior subordinated indenture with respect to the corresponding junior subordinated debt securities held by the trust (see "Description of Junior Subordinated Debt Securities -- Events of Default"); or

     - the default by the property trustee in the payment of any distribution on any trust security of the related trust when the distribution becomes due and payable, and continuation of such default for a period of 30 days; or

     - the default by the property trustee in the payment of any redemption price of any trust security of the trust when the redemption price becomes due and payable; or

     - the failure to perform or the breach, in any material respect, of any other covenant or warranty of the trustees in the applicable trust agreement for 30 days after the defaulting trustee or trustees have received written notice of the failure to perform or breach of warranty in the manner specified in the trust agreement; or

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

     - the occurrence of certain events of bankruptcy or insolvency with respect to the property trustee and our failure to appoint a successor property trustee within 90 days.

     Within 90 days after the occurrence of any event of default actually known to the property trustee, the property trustee will transmit notice of such event of default to the holders of the trust preferred securities, the administrative trustees and to us, as depositor, unless such event of default shall have been cured or waived. We, as depositor, and the administrative trustees are required to file annually with the property trustee a certificate as to whether or not we or they are in compliance with all the conditions and covenants applicable to us and to them under the trust agreement.

     The existence of an event of default under the junior subordinated indenture with respect to the corresponding junior subordinated debt securities does not entitle the holders of the related trust preferred securities to accelerate the maturity of such debt securities.

REMOVAL OF TRUSTEES

     Unless an event of default under the junior subordinated indenture shall have occurred and be continuing, the property trustee and/or the Delaware trustee may be removed at any time by the holder of the common securities.

     The property trustee and the Delaware trustee may be removed by the holders of a majority in liquidation amount of the outstanding related trust preferred securities for cause or if an event of default under the junior subordinated indenture has occurred and is continuing. In no event will the holders of such trust preferred securities have the right to vote to appoint, remove or replace the administrative trustees, which voting rights are vested exclusively in us, as the holder of the common securities. No resignation or removal of a trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the trust agreement.

MERGER OR CONSOLIDATION OF TRUSTEES

     Any person into which the property trustee, the Delaware trustee or any administrative trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any person resulting from any merger, conversion or consolidation to which such trustee shall be a party, or any person succeeding to all or substantially all the corporate trust business of such trustee, shall be the successor of such trustee under the trust agreement, provided such person shall be otherwise qualified and eligible.

MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE TRUSTS

     A trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to us or any other person, except as described below, as described in "Liquidation Distribution Upon Dissolution" or as otherwise described in the applicable trust agreement. Such trust may, at our request, with the consent of the administrative trustees but without the consent of the holders of the applicable trust preferred securities, the property trustee or the Delaware trustee, merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, a trust organized as such under the laws of any state if:

     - the successor entity either:

      - expressly assumes all of the obligations of the trust with respect to the trust preferred securities, or

      - substitutes for the trust preferred securities other securities having substantially the same terms as the trust preferred securities, or the successor securities, so long as the successor securities rank the same as the trust preferred securities in priority with respect to distributions and payments upon liquidation, redemption and otherwise;

     - we expressly appoint a trustee of the successor entity possessing the same powers and duties as the property trustee as the holder of the corresponding junior subordinated debt securities;

     - the successor securities are listed or will be listed upon notification of issuance on any national securities exchange or other organization on which the trust preferred securities are then listed, if any;

     - the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the trust preferred securities to be downgraded by any nationally recognized statistical rating organization;

     - the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the trust preferred securities, including any successor securities, in any material respect;

     - the successor entity has a purpose substantially identical to that of the trust;

     - prior to the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, we have received an opinion from independent counsel to such trust experienced in such matters to the effect that:

      - the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the trust preferred securities, including any successor securities, in any material respect, and

      - following the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the trust nor the successor entity will be required to register as an investment company under the Investment Company Act; and

     - we or any permitted successor or assignee owns all of the common securities of the successor entity and guarantees the obligations of the successor entity under the successor securities at least to the extent provided by the guarantee.

     Notwithstanding the foregoing, a trust may not, except with the consent of holders of 100% in liquidation amount of its trust preferred securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if the consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.

VOTING RIGHTS; AMENDMENT OF THE TRUST AGREEMENT

     Except as provided below and under "Description of Guarantees -- Amendments and Assignment" and as otherwise required by law and the applicable trust agreement, the holders of trust preferred securities will have no voting rights.

     We and the administrative trustees may amend a trust agreement without the consent of the holders of its trust preferred securities, unless the amendment will materially and adversely affect the interests of any holder of trust preferred securities, to:

     - cure any ambiguity, correct or supplement any provisions in such trust agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under such trust agreement, which may not be inconsistent with the other provisions of the trust agreement; or

     - modify, eliminate or add to any provisions of the trust agreement to such extent as shall be necessary to ensure that such trust will be classified for United States federal income tax purposes as a grantor trust at all times that any trust securities are outstanding or to ensure that such trust will not be required to register as an "investment company" under the Investment Company Act.

Any such amendments will become effective when notice thereof is given to the holders of trust securities.

     We, and the administrative trustees may amend a trust agreement with:

     - an officer's certificate from each of the trust and us that such amendment is permitted and conforms to the terms of the trust agreement; and

     - receipt by the trustees of an opinion of counsel to the effect that the amendment or the exercise of any power granted to the trustees in accordance with such amendment will not affect the trust's status as a grantor trust for United States federal income tax purposes or the trust's exemption from status as an "investment company" under the Investment Company Act.

     Without the consent of each holder of trust securities, a trust agreement may not be amended to:

     - change the amount or timing of any distribution required to be made in respect of the trust securities held by such holder as of a specified date;

     - restrict the right of a holder of trust securities to institute a suit for the enforcement of any such payment on or after such date; or

     - change the repurchase right, if any, of any holder of a trust security.

     So long as the property trustee holds any corresponding junior subordinated debt securities, the trustees may not, without obtaining the prior approval of the holders of a majority in aggregate liquidation amount of all outstanding trust preferred securities:

     - direct the time, method and place of conducting any proceeding for any remedy available to the junior subordinated trustee, or executing any trust or power conferred on the property trustee with respect to the corresponding junior subordinated debt securities;

     - waive any past default that is waivable under the junior subordinated indenture;

     - exercise any right to rescind or annul a declaration that the principal of all the corresponding junior subordinated debt securities is due and payable; or

     - consent to any amendment, modification or termination of the junior subordinated indenture or such corresponding junior subordinated debt securities, where such consent shall be required.

     If a consent under the junior subordinated indenture would require the consent of each holder of corresponding junior subordinated debt securities affected thereby, no such consent may be given by the property trustee without the prior consent of each holder of the corresponding trust preferred securities. The trustees may not revoke any action previously authorized or approved by a vote of the holders of the trust preferred securities except by subsequent vote of the holders of the trust preferred securities. The property trustee will notify each holder of the trust preferred securities of any notice of default with respect to the corresponding junior subordinated debt securities. In addition to obtaining the foregoing approvals of the holders of the trust preferred securities, before taking any of the foregoing actions, the trustees will obtain an opinion of counsel experienced in such matters to the effect that such action would not cause the related trust to be classified as other than a grantor trust for United States federal income tax purposes.

     Any required approval of holders of trust preferred securities may be given at a meeting of holders of trust preferred securities convened for such purpose or pursuant to written consent. The administrative trustee will cause a notice of any meeting at which holders of trust preferred securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of trust preferred securities in the manner set forth in the applicable trust agreement.

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

     No vote or consent of the holders of trust preferred securities will be required for a trust to redeem and cancel its trust preferred securities in accordance with the applicable trust agreement.

     Notwithstanding that holders of trust preferred securities are entitled to vote or consent under any of the circumstances described above, any of the trust preferred securities that are owned by us or our affiliates or the trustees or any of their affiliates, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

PAYMENT AND PAYING AGENT

     Payments on the trust preferred securities shall be made to the depositary, which shall credit the relevant accounts at the depositary on the applicable distribution dates. If any trust preferred securities are not held by the depositary, such payments shall be made by check mailed to the address of the holder as such address shall appear on the register.

     Unless otherwise specified in the applicable prospectus supplement, the paying agent shall initially be Wilmington Trust Company, and any co-paying agent chosen by the property trustee and acceptable to us and to the administrative trustees. The paying agent shall be permitted to resign as paying agent upon 30 days' written notice to us and to the property trustee. In the event that Wilmington Trust Company shall no longer be the paying agent, the administrative trustees will appoint a successor to act as paying agent, which will be a bank or trust company acceptable to the administrative trustees and to us.

REGISTRAR AND TRANSFER AGENT

     Unless otherwise specified in the applicable prospectus supplement, Wilmington Trust Company will act as registrar and transfer agent for the trust preferred securities.

     Registration of transfers of trust preferred securities will be effected without charge by or on behalf of the applicable trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. A trust will not be required to register or cause to be registered the transfer of its trust preferred securities after such trust preferred securities have been called for redemption.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

     Other than during the occurrence and continuance of an event of default, the property trustee undertakes to perform only the duties that are specifically set forth in the applicable trust agreement. After an event of default, the property trustee must exercise the same degree of care and skill as a prudent individual would exercise or use in the conduct of his or her own affairs. Subject to this provision, the property trustee is under no obligation to exercise any of the powers vested in it by the applicable trust agreement at the request of any holder of trust preferred securities unless it is offered indemnity satisfactory to it by such holder against the costs, expenses and liabilities that might be incurred. If no event of default has occurred and is continuing and the property trustee is required to decide between alternative causes of action, construe ambiguous provisions in such trust agreement or is unsure of the application of any provision of such trust agreement, and the matter is not one upon which holders of trust preferred securities are entitled under the applicable trust agreement to vote, then the property trustee will take any action that we direct. If we do not provide direction, the property trustee may take any action that it deems advisable and in the best interests of the holders of the trust securities and will have no liability except for its own bad faith, negligence or willful misconduct.

     We and our affiliates maintain certain accounts and other banking relationships with the property trustee and its affiliates in the ordinary course of business.

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

TRUST EXPENSES

     Pursuant to the applicable trust agreement, we, as depositor, agree to pay

     - all debts and other obligations of the applicable trust (other than with respect to the trust preferred securities);

     - all costs and expenses of the trust, including costs and expenses relating to the organization of the trust, the fees and expenses of the trustees and the cost and expenses relating to the operation of the trust; and

     - any and all taxes and costs and expenses with respect thereto, other than United States withholding taxes, to which the trust might become subject.

GOVERNING LAW

     The trust agreements will be governed by and construed in accordance with the laws of Delaware.

MISCELLANEOUS

     The administrative trustees are authorized and directed to conduct the affairs of and to operate the applicable trust in such a way that it will not be required to register as an "investment company" under the Investment Company Act or characterized as other than a grantor trust for United States federal income tax purposes. The administrative trustees are authorized and directed to conduct their affairs so that the corresponding junior subordinated debt securities will be treated as indebtedness of IndyMac Bancorp, Inc. for United States federal income tax purposes.

     In this connection, we and the administrative trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the applicable trust or the applicable trust agreement, that we and the administrative trustees determine to be necessary or desirable to achieve such end, as long as such action does not materially and adversely affect the interests of the holders of the applicable trust preferred securities.

     Holders of the trust preferred securities have no preemptive or similar rights.

     No trust may borrow money or issue debt or mortgage or pledge any of its assets.

                               COMMON SECURITIES

     In connection with the issuance of trust preferred securities, the applicable trust will issue one series of common securities. The prospectus supplement relating to an issuance of trust preferred securities will specify the terms of the related common securities, including distribution, redemption, voting and liquidation rights. Except for voting rights, the terms of the common securities will be substantially identical to the terms of the trust preferred securities, except in certain events of default as described above. The common securities will rank equally, and payments will be made on the common securities pro rata, with the trust preferred securities, except as set forth under "Description of Trust Preferred Securities -- Ranking of Common Securities." Except in limited circumstances, the common securities of a trust carry the right to vote to appoint, remove or replace any of the trustees of that trust. We will own, directly or indirectly, all of the common securities of the trusts.

                           DESCRIPTION OF GUARANTEES

     Set forth below is a summary of information concerning the guarantee that we will execute and deliver for the benefit of the holders of trust preferred securities when a trust issues trust securities. Each trust preferred securities guarantee will be qualified as an indenture under the Trust Indenture Act. Bank of New York will act as the guarantee trustee for purposes of the Trust Indenture Act. The guarantee

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

trustee will hold the trust preferred securities guarantee for the benefit of the holders of the trust preferred securities.

GENERAL

     Under the trust preferred securities guarantee, we will irrevocably and unconditionally agree to pay in full to the holders of the trust securities, except to the extent paid by the applicable trust, as and when due, regardless of any defense, right of set-off or counterclaim which such trust may have or assert, the following payments, which are referred to as "guarantee payments", without duplication:

     - any accrued and unpaid distributions that are required to be paid on trust preferred securities, to the extent the related trust has funds available for distributions;

     - the redemption price, plus all accrued and unpaid distributions relating to any trust preferred securities called for redemption by the trust, to the extent the trust has funds available for redemptions; and

     - upon a voluntary or involuntary dissolution, winding-up or termination of the trust, other than in connection with the distribution of junior subordinated debt securities to the holders of trust preferred securities or the redemption of all of the trust preferred securities, the lesser of:

      - the aggregate of the liquidation amount and all accrued and unpaid distributions on the trust preferred securities to the date of payment; and

      - the amount of assets of the trust remaining for distribution to holders of the trust preferred securities in liquidation of the trust.

The redemption price and liquidation amount will be fixed at the time the trust preferred securities are issued.

     Our obligation to make a guarantee payment may be satisfied by direct payment of the required amounts to the holders of trust preferred securities or by causing the applicable trust to pay such amounts to such holders.

     The trust preferred securities guarantee will not apply to any payment of distributions except to the extent a trust shall have funds available for such payments. If we do not make interest payments on the junior subordinated debt securities purchased by a trust, the trust will not pay distributions on the trust preferred securities and will not have funds available for such payments. See "-- Status of the Guarantees." Because we are a holding company, our rights to participate in the assets of any of our subsidiaries upon the subsidiary's liquidation or reorganization will be subject to the prior claims of the subsidiary's creditors except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary. Except as otherwise described in the applicable prospectus supplement, the trust preferred securities guarantees do not limit the incurrence or issuance by us of other secured or unsecured debt.

     The trust preferred securities guarantee, when taken together with our obligations under the junior subordinated debt securities, the junior subordinated indenture and the applicable trust agreement, including our obligations to pay costs, expenses, debts and liabilities of the applicable trust, other than those relating to trust securities, will provide a full and unconditional guarantee on a subordinated basis of payments due on the trust preferred securities.

     We have also agreed separately to irrevocably and unconditionally guarantee the obligations of each trust with respect to the common securities to the same extent as the trust preferred securities guarantees.

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

STATUS OF THE GUARANTEES

     The guarantee will be unsecured and will rank:

     - subordinate and junior in right of payment to all of our other liabilities in the same manner as the junior subordinated debt securities as set forth in the junior subordinated indenture; and

     - equally with all other trust preferred security guarantees that we issue.

     The guarantee will constitute a guarantee of payment and not of collection, which means that the guaranteed party may sue the guarantor to enforce its rights under the guarantee without suing any other person or entity. The guarantee will be held for the benefit of the holders of the related trust securities. The guarantee will be discharged only by payment of the guarantee payments in full to the extent not paid by the trust or upon the junior subordinated debt securities.

AMENDMENTS AND ASSIGNMENT

     The trust preferred securities guarantee may be amended only with the prior approval of the holders of not less than a majority in aggregate liquidation amount of the outstanding relevant trust preferred securities. No vote will be required, however, for any changes that do not adversely affect the rights of holders of such preferred securities in any material respect. All guarantees and agreements contained in the trust preferred securities guarantee will bind our successors, assignees, receivers, trustees and representatives and will be for the benefit of the holders of the trust preferred securities then outstanding.

TERMINATION OF THE GUARANTEES

     A trust preferred securities guarantee will terminate upon full payment of the redemption price of all related trust preferred securities, upon distribution of the corresponding junior subordinated debt securities to the holders of the related trust securities or upon full payment of the amounts payable in accordance with the applicable trust agreement upon liquidation of the trust. A trust preferred securities guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of related trust preferred securities must restore payment of any sums paid under the related trust preferred securities or the trust preferred securities guarantee.

EVENTS OF DEFAULT

     An event of default under the trust preferred securities guarantee will occur if we fail to perform any payment or other obligation under the guarantee.

     The holders of a majority in liquidation amount of the related trust preferred securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the applicable trust preferred securities guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the guarantee. Any holder of related trust preferred securities may institute a legal proceeding directly against us to enforce the guarantee trustee's rights and our obligations under the applicable trust preferred securities guarantee, without first instituting a legal proceeding against such trust, the guarantee trustee or any other person or entity.

     As guarantor, we are required to file annually with the guarantee trustee a certificate as to whether or not we are in compliance with all applicable conditions and covenants under the trust preferred securities guarantee.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

     Prior to the occurrence of a default relating to a trust preferred securities guarantee, the guarantee trustee is required to perform only the duties that are specifically set forth in such trust preferred securities guarantee. Following the occurrence of a default, the guarantee trustee will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Provided that the foregoing requirements have been met, the guarantee trustee is under no obligation to exercise any of the

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

powers vested in it by the trust preferred securities guarantee at the request of any holder of trust preferred securities, unless offered indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred thereby.

     We and our affiliates maintain certain accounts and other banking relationships with the guarantee trustee and its affiliates in the ordinary course of business.

GOVERNING LAW

     The trust preferred securities guarantees will be governed by and construed in accordance with the internal laws of the state of New York.

      RELATIONSHIP AMONG TRUST PREFERRED SECURITIES, CORRESPONDING JUNIOR
                  SUBORDINATED DEBT SECURITIES AND GUARANTEES

     As set forth in the applicable trust agreement, the sole purpose of a trust is to issue the trust securities and to invest the proceeds in the corresponding junior subordinated debt securities.

     As long as payments of interest and other payments are made when due on the applicable series of junior subordinated debt securities, those payments will be sufficient to cover the distributions and payments due on the related trust securities. This is due to the following factors:

     - the aggregate principal amount of the junior subordinated debt securities will be equal to the sum of the aggregate stated liquidation amount of the trust securities;

     - the interest rate and the interest and other payment dates on the junior subordinated debt securities will match the distribution rate and distribution and other payment dates for the trust securities;

     - under the junior subordinated indenture, we will pay, and the applicable trust will not be obligated to pay, directly or indirectly, all costs, expenses, debts and obligations of the trust, other than those relating to the trust securities; and

     - the applicable trust agreement further provides that the trustees may not cause or permit the trust to engage in any activity that is not consistent with the purposes of the trust.

     To the extent that funds are available, we guarantee payments of distributions and other payments due on trust preferred securities to the extent described in this prospectus. If we do not make interest payments on the applicable series of junior subordinated debt securities, the related trust will not have sufficient funds to pay distributions on the trust preferred securities. The trust preferred securities guarantee is a subordinated guarantee in relation to the trust preferred securities. The trust preferred securities guarantee does not apply to any payment of distributions unless and until such trust has sufficient funds for the payment of such distributions. See "Description of Guarantees."

     We have the right to set off any payment that we are otherwise required to make under the junior subordinated indenture with any payment that we have previously made or are concurrently on the date of such payment making under a related guarantee.

     A trust preferred securities guarantee covers the payment of distributions and other payments on the trust preferred securities only if and to the extent that we have made a payment of interest or principal or other payments on the corresponding junior subordinated debt securities. A trust preferred securities guarantee, when taken together with our obligations under the corresponding junior subordinated debt securities and the junior subordinated indenture and our obligations under the applicable trust agreement, will provide a full and unconditional guarantee of distributions, redemption payments and liquidation payments on the related trust preferred securities.

     If we fail to make interest or other payments on the junior subordinated debt securities when due, taking account of any extension period, the applicable trust agreement allows the holders of the related trust preferred securities to direct the property trustee to enforce its rights under the junior subordinated debt securities. If the property trustee fails to enforce these rights, any holder of such trust preferred securities may directly sue us to enforce such rights without first suing the property trustee or any other person or entity. See "Description of Trust Preferred Securities -- Book Entry Issuance" and
"-- Voting Rights."

     A holder of trust preferred securities may institute a direct action if an event of default under the applicable trust agreement has occurred and is continuing and such event is attributable to our failure to pay interest or principal on the junior subordinated debt securities when due. A direct action may be brought without first:

     - directing the property trustee to enforce the terms of the corresponding junior subordinated debt securities, or

     - suing us to enforce the property trustee's rights under such junior subordinated debt securities.

In connection with such direct action, we will be subrogated to the rights of such holder of trust preferred securities under the applicable trust agreement to the extent of any payment made by us to such holder of trust preferred securities. Consequently, we will be entitled to payment of amounts that a holder of trust preferred securities receives in respect of an unpaid distribution to the extent that such holder receives or has already received full payment relating to such unpaid distribution from such trust.

     We acknowledge that the guarantee trustee will enforce the trust preferred securities guarantees on behalf of the holders of the trust preferred securities. If we fail to make payments under the trust preferred securities guarantee, the holders of the related trust preferred securities may direct the guarantee trustee to enforce its rights such guarantee. If the guarantee trustee fails to enforce the trust preferred securities guarantee, any holder of trust preferred securities may directly sue us to enforce the guarantee trustee's rights under the trust preferred securities guarantee. Such holder need not first sue the applicable trust, the guarantee trustee, or any other person or entity. A holder of trust preferred securities may also directly sue us to enforce such holder's right to receive payment under the trust preferred securities guarantees. Such holder need not first direct the guarantee trustee to enforce the terms of the trust preferred securities guarantee or sue such trust or any other person or entity.

     A default or event of default under any of our Senior Debt would not constitute a default or event of default under the junior subordinated indenture. However, in the event of payment defaults under, or acceleration of, our Senior Debt, the subordination provisions of the junior subordinated indenture provide that no payments may be made in respect of the corresponding junior subordinated debt securities until such Senior Debt has been paid in full or any payment default thereunder has been cured or waived.

     We and each trust believe that the above mechanisms and obligations, taken together, are equivalent to a full and unconditional guarantee by us of payments due on the trust preferred securities. See "Description of Guarantees -- General."

LIMITED PURPOSE OF TRUST

     Each trust's preferred securities evidence a beneficial interest in the trust, and the trust exists for the sole purpose of issuing its trust preferred securities and common securities and investing the proceeds in corresponding junior subordinated debt securities issued by IndyMac Bancorp, Inc. A principal difference between the rights of a holder of a trust preferred security and a holder of a corresponding junior subordinated debt security is that a holder of a corresponding junior subordinated debt security is entitled to receive from us the principal amount of and interest accrued on such corresponding junior subordinated debt securities held, while a holder of trust preferred securities is entitled to receive distributions from the trust, or from us under the related guarantee, if and to the extent the trust has funds available for the payment of such distributions.

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

RIGHTS UPON DISSOLUTION

     Upon any voluntary or involuntary dissolution of a trust involving the liquidation of the corresponding junior subordinated debt securities, after satisfaction of liabilities to creditors of such trust, the holders of the related trust preferred securities will be entitled to receive, out of the assets held by such trust, the liquidation distribution in cash. See "Description of Trust Preferred Securities -- Liquidation Distribution Upon Termination." Upon any voluntary or involuntary liquidation or bankruptcy of IndyMac Bancorp, Inc., the property trustee, as holder of the corresponding junior subordinated debt securities, would be a subordinated creditor of IndyMac Bancorp, Inc., subordinated in right of payment to all Senior Debt as set forth in the junior subordinated indenture, but entitled to receive payment in full of principal and interest before any of our stockholders receive distributions. Since we are the guarantor under the guarantee and have agreed to pay for all costs, expenses and liabilities of each trust, other than such trust's obligations to the holders of its trust preferred securities, the positions of a holder of such trust preferred securities and a holder of such corresponding junior subordinated debt securities relative to other creditors and to our stockholders in the event of liquidation or bankruptcy are expected to be substantially the same.

                               GLOBAL SECURITIES

BOOK-ENTRY, DELIVERY AND FORM

     We have obtained the information in this section concerning DTC, Clearstream, Euroclear and the book-entry system and procedures from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.

     Unless otherwise mentioned in the relevant prospectus supplement, we and the trusts anticipate that trust preferred securities will be issued in the form of one or more global certificates, or "global securities," registered in the name of a depositary or its nominee. Unless otherwise mentioned in the relevant prospectus supplement, the depositary will be The Depository Trust Company, commonly referred to as DTC, and global securities will be registered, at the request of DTC, in the name of Cede & Co. Beneficial interests in the global securities will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as participants in DTC. Unless otherwise mentioned in the relevant prospectus supplement, investors may elect to hold their interests in the global securities through either DTC (in the United States) or (in Europe) through Clearstream Banking S.A., or "Clearstream," formerly Cedelbank, or through Euroclear Bank S.A.IN.V., as operator of the Euroclear System, or "Euroclear." Investors may hold their interests in the securities directly if they are participants in such systems, or indirectly through organizations that are participants in these systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries, which in turn will hold these interests in customers' securities accounts in the depositaries' names on the books of DTC. Unless otherwise mentioned in the relevant prospectus supplement, Citibank, N.A. will act as depositary for Clearstream and J.P. Morgan Chase & Co. will act as depositary for Euroclear. We refer to Citibank and J.P. Morgan Chase in these capacities as the "U.S. Depositaries." Beneficial interests in the global securities will be held in authorized denominations of such securities. Except as set forth below, the global securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

     Securities represented by a global security can be exchanged for definitive securities in registered form only if:

     - DTC notifies us that it is unwilling or unable to continue as depositary for that global security and we do not appoint a successor depositary within 90 days after receiving that notice;

     - at any time DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934 and we do not appoint a successor depositary within 90 days after becoming aware that DTC has ceased to be registered as a clearing agency;

     - we in our sole discretion determine that that global security will be exchangeable for definitive securities in registered form and notify the trustee of our decision;

     - or an event of default with respect to the securities represented by that global security has occurred and is continuing.

     A global security that can be exchanged as described in the preceding sentence will be exchanged for definitive securities issued in authorized denominations of such securities in registered form for the same aggregate amount. The definitive securities will be registered in the names of the owners of the beneficial interests in the global security as directed by DTC.

     If applicable, we will make payments with respect to all securities represented by a global security to the paying agent which in turn will make payment to DTC or its nominee, as the case may be, as the sole registered owner and the sole holder of the securities represented by global securities. Accordingly, we, the trustee and any paying agent will have no responsibility or liability for:

     - any aspect of DTC's records relating to, or payments made on account of, beneficial ownership interests in a note represented by a global security;

     - any other aspect of the relationship between DTC and its participants or the relationship between those participants and the owners of beneficial interests in a global security held through those participants; or

     - the maintenance, supervision or review of any of DTC's records relating to those beneficial ownership interests.

     DTC has advised us that its current practice is to credit participants' accounts on each payment date with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security as shown on DTC's records, upon DTC's receipt of funds and corresponding detail information. The underwriter will initially designate the accounts to be credited. Payments by participants to owners of beneficial interests in a global security will be governed by standing instructions and customary practices, as is the case with securities held for customer accounts registered in "street name," and will be the sole responsibility of those participants.

DTC

     So long as DTC or its nominee is the registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the securities represented by that global security for all purposes of the securities. Owners of beneficial interests in the securities will not be entitled to have securities registered in their names. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of DTC and, if that person is not a DTC participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder of securities. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of the securities in certificated form. These laws may impair the ability to transfer beneficial interests in a global security.

     We understand that, under existing industry practices, if we request holders to take any action, or if an owner of a beneficial interest in a global security desires to take any action which a holder is entitled to take, then DTC would authorize the participants holding the relevant beneficial interests to take that action and those participants would authorize the beneficial owners owning through such participants to take that action or would otherwise act upon the instructions of beneficial owners owning through them.

     Beneficial interests in a global security will be shown on, and transfers of those ownership interests will be effected only through, records maintained by DTC and its participants for that global security. The conveyance of notices and other communications by DTC to its participants and by its participants to owners of beneficial interests in the securities will be governed by arrangements among them, subject to any statutory or regulatory requirements in effect.

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

     DTC has advised us that it is a limited-purpose trust company organized under the New York banking law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the Securities Exchange Act of 1934.

     DTC holds the securities of its participants and facilitates the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of its participants. The electronic book-entry system eliminates the need for physical certificates. DTC's participants include securities brokers and dealers, including the underwriter, banks, trust companies, clearing corporations and certain other organizations, some of which, and/or their representatives, own DTC. Banks, brokers, dealers, trust companies and others that clear through or maintain a custodial relationship with a participant, either directly or indirectly, also have access to DTC's book-entry system. The rules applicable to DTC and its participants are on file with the SEC.

     DTC has advised us that the above information with respect to DTC has been provided to its participants and other members of the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

CLEARSTREAM

     Clearstream has advised us that it is incorporated under the laws of Luxembourg as a bank. Clearstream holds securities for its participating organizations, or "Clearstream Participants," and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interacts with domestic securities markets in over 30 countries through established depository and custodial relationships. As a bank, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriter. Clearstream's U.S. Participants are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.

     Distributions with respect to securities held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream.

EUROCLEAR

     Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear, or "Euroclear Participants," and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear performs various other services, including securities lending and borrowing and interacts with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V., or the "Euroclear Operator," under contract with Euroclear Clearance Systems plc, a Belgian corporation. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear Clearance Systems. Euroclear Clearance Systems establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriter. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

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

     The Euroclear Operator is a Belgian bank. As such it is regulated by the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law, which we refer to in this prospectus as the "Terms and Conditions." The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions with respect to securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. Depositary for Euroclear.

     Euroclear has further advised us that investors that acquire, hold and transfer interests in the securities by book-entry through accounts with the Euroclear Operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between such an intermediary and each other intermediary, if any, standing between themselves and the global securities.

     The Euroclear Operator has advised us that under Belgian law, investors which are credited with securities on the records of the Euroclear Operator have a co-proprietary right in the fungible pool of interests in securities on deposit with the Euroclear Operator in an amount equal to the amount of interests in securities credited to their accounts. In the event of the insolvency of the Euroclear Operator, Euroclear Participants would have a right under Belgian law to the return of the amount and type of interests in securities credited to their accounts with the Euroclear Operator. If the Euroclear Operator did not have a sufficient amount of interests in securities on deposit of a particular type to cover the claims of all Euroclear Participants credited with such interests in securities on the Euroclear Operator's records, all Euroclear Participants having an amount of interests in securities of such type credited to their accounts with the Euroclear Operator would then have the right under Belgian law only to the return of their pro rata share of the amount of interests in securities actually on deposit. Under Belgian law, the Euroclear Operator is required to pass on the benefits of ownership in any interests in securities on deposit with it (such as dividends, voting rights and other entitlements) to any person credited with such interest in securities on its records.

GLOBAL CLEARANCE AND SETTLEMENT PROCEDURES

     Initial settlement for the securities will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC's Same-Day Funds Settlement System. Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving securities through DTC, and making or receiving payment in accordance with

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normal procedures for same-day funds settlement applicable to DTC. Clearstream
Participants and Euroclear Participants may not deliver instructions directly to their respective U.S. Depositaries.

     Because of time-zone differences, credits of securities received through Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear Participants or Clearstream Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

     Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be modified or discontinued at any time. Neither we nor the paying agent will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect participants of their obligations under the rules and procedures governing their operations.

                              PLAN OF DISTRIBUTION

     We and the trusts may sell the securities offered under this prospectus through agents, through underwriters or dealers or directly to one or more purchasers. We may also offer the securities in exchange for our outstanding indebtedness.

     Underwriters, dealers and agents that participate in the distribution of the securities offered under this prospectus may be underwriters as defined in the Securities Act of 1933, and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation, including underwriting discount, will be described in the applicable prospectus supplement. The prospectus supplement will also describe other terms of the offering, including the initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the offered securities may be listed.

     The distribution of the securities offered under this prospectus may occur from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

     We may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We will describe in the applicable prospectus supplement how any auction will be conducted to determine the price or any other terms of the securities, how potential investors may participate in the auction and, where applicable, the nature of the underwriters' obligations with respect to the auction.

     If the securities offered under this prospectus are issued in exchange for outstanding securities issued by us, the applicable prospectus supplement will set forth the terms of the exchange, the identity of and the terms of sale of the securities offered under this prospectus by the selling security holders.

     If the applicable prospectus supplement so indicates, we or a trust will authorize dealers or agents to solicit offers by institutions to purchase offered securities under contracts that provide for payment and delivery on a future date. We or a trust must approve all institutions, but they may include, among others:

     - commercial and savings banks;

     - insurance companies;

     - pension funds;

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     - investment companies; and

     - educational and charitable institutions.

The institutional purchaser's obligations under the contract will only be subject to the condition that the purchase of the offered securities at the time of delivery is allowed by the laws that govern the purchaser. The dealers and agents will not be responsible for the validity or performance of the contracts.

     We and the trusts may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make as a result of those certain civil liabilities.

     If we offer bearer debt securities under this prospectus, each underwriter, dealer and agent that participates in the distribution of any original issuance of bearer debt securities will agree not to offer, sell or deliver bearer debt securities to a United States citizen or to any person within the United States, unless permitted by federal law.

     When we or a trust issue trust preferred securities, they may be new securities with no established trading market. If we or a trust sell a security offered by this prospectus to an underwriter for public offering and sale, the underwriter may make a market for that security, but the underwriter will not be obligated to do so and could discontinue any market making without notice at any time. Therefore, we cannot give any assurances to you concerning the liquidity of any security offered by this prospectus.

     Underwriters and agents and their affiliates may be customers of, engage in transactions with, or perform services for us or our subsidiaries in the ordinary course of their businesses.

                                 LEGAL MATTERS

     Unless the applicable prospectus supplement indicates otherwise, certain matters of Delaware law relating to the validity of the trust preferred securities, the enforceability of the trust agreements and the creation of the trusts will be passed upon for us and the trusts by Richards, Layton & Finger, P.A., special Delaware counsel to us and the trusts. Certain legal matters will be passed upon for us by Mayer, Brown & Platt, Los Angeles, California, and for any underwriters or agents by counsel for such underwriters. Mayer, Brown & Platt and such counsel will rely upon Richards, Layton & Finger, P.A., as to matters of Delaware law.

                                    EXPERTS

     The consolidated financial statements of IndyMac Bancorp, Inc. for the years ended December 31, 2000, December 31, 1999 and December 31, 1998 incorporated by reference from IndyMac Bancorp's Annual Report on Form 10-K for the year ended December 31, 2000, have been audited by Grant Thornton LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

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